                                                                   EXHIBIT 99.1

                                                                [Execution Copy]
                                                            File No. 28692-00300
================================================================================

                                CREDIT AGREEMENT

                                   dated as of

                               September 27, 1996

                                      among

                          NEXTEL COMMUNICATIONS, INC.,

                             NEXTEL FINANCE COMPANY

                                       and

                 THE OTHER "RESTRICTED COMPANIES" PARTY HERETO,

                            THE LENDERS PARTY HERETO,

                                       and

           THE ADMINISTRATIVE AGENT and COLLATERAL AGENT PARTY HERETO

                                 --------------


                            THE CHASE MANHATTAN BANK,

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,

                            THE TORONTO-DOMINION BANK

                                  as Arrangers
================================================================================



                                TABLE OF CONTENTS

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         ARTICLE I
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Definitions.....................................................................................................  1

         SECTION 1.01.  Defined Terms...........................................................................  1
         SECTION 1.02.  Classification of Loans and Borrowings.................................................. 33
         SECTION 1.03.  Terms Generally......................................................................... 33
         SECTION 1.04.  Accounting Terms; GAAP.................................................................. 34
         SECTION 1.05.  Tax Sharing Agreement................................................................... 34

         ARTICLE II

The Credits..................................................................................................... 35

         SECTION 2.01.  Commitments............................................................................. 35
         SECTION 2.02.  Loans and Borrowings.................................................................... 36
         SECTION 2.03.  Requests for Borrowings................................................................. 37
         SECTION 2.04.  Letters of Credit....................................................................... 38
         SECTION 2.05.  Funding of Borrowings................................................................... 43
         SECTION 2.06.  Interest Elections...................................................................... 44
         SECTION 2.07.  Termination and Reduction of
                  Commitments................................................................................... 45
         SECTION 2.08.  Repayment of Loans; Evidence of Debt.................................................... 47
         SECTION 2.09.  Prepayment of Loans..................................................................... 49
         SECTION 2.10.  Fees.................................................................................... 55
         SECTION 2.11.  Interest................................................................................ 56
         SECTION 2.12.  Alternate Rate of Interest.............................................................. 57
         SECTION 2.13.  Increased Costs......................................................................... 58
         SECTION 2.14.  Break Funding Payments.................................................................. 59
         SECTION 2.15.  Taxes................................................................................... 60

         SECTION 2.16.  Payments Generally; Pro Rata Treatment;
                  Sharing of Set-Offs........................................................................... 61
         SECTION 2.17.  Mitigation Obligations; Replacement of
                  Lenders....................................................................................... 64

         ARTICLE III

Guarantee by NCI................................................................................................ 66

         Section 3.01.  The Guarantee........................................................................... 66
         Section 3.02.  Obligations Unconditional............................................................... 66
         Section 3.03.  Reinstatement........................................................................... 67
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                                       (i)

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         Section 3.04.  Subrogation............................................................................. 68
         Section 3.05.  Remedies................................................................................ 68
         Section 3.06.  Instrument for the Payment of Money..................................................... 68
         Section 3.07.  Continuing Guarantee.................................................................... 68

         ARTICLE IV

Representations and Warranties.................................................................................. 69

         SECTION 4.01.  Organization; Powers.................................................................... 69
         SECTION 4.02.  Authorization; Enforceability........................................................... 69
         SECTION 4.03.  Governmental Approvals; No Conflicts.................................................... 69
         SECTION 4.04.  Financial Condition; No Material Adverse
                  Change........................................................................................ 70
         SECTION 4.05.  Properties.............................................................................. 71
         SECTION 4.06.  Litigation and Environmental Matters.................................................... 71
         SECTION 4.07.  Compliance with Laws and Agreements..................................................... 72
         SECTION 4.08.  Investment and Holding Company Status................................................... 72
         SECTION 4.09.  Taxes................................................................................... 72
         SECTION 4.10.  ERISA................................................................................... 72
         SECTION 4.11.  Disclosure.............................................................................. 73
         SECTION 4.12.  Material Agreements and Liens........................................................... 73
         SECTION 4.13.  Regulatory Matters...................................................................... 74
         SECTION 4.14.  Subsidiaries............................................................................ 76
         SECTION 4.15.  Capitalization of NCI................................................................... 77
         SECTION 4.16.  Vendor Equipment Agreements............................................................. 77
         SECTION 4.17.  Public Note Indentures.................................................................. 78

         ARTICLE V

Conditions...................................................................................................... 78
         SECTION 5.01.  Effective Date.......................................................................... 78
         SECTION 5.02.  Each Extension of Credit................................................................ 82

         ARTICLE VI

Affirmative Covenants........................................................................................... 84

         SECTION 6.01.  Financial Statements and Other

          Information................................................................................... ....... 84
         SECTION 6.02.  Notices of Material Events.............................................................. 87
         SECTION 6.03.  Existence; Conduct of Business.......................................................... 87
         SECTION 6.04.  Payment of Obligations.................................................................. 89
         SECTION 6.05.  Maintenance of Properties; Insurance.................................................... 89
         SECTION 6.06.  Books and Records; Inspection Rights.................................................... 89
         SECTION 6.07.  Fiscal Year............................................................................. 89
         SECTION 6.08.  Compliance with Laws.................................................................... 90
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                                      (ii)

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         SECTION 6.09.  Use of Proceeds.........................................................................   90
         SECTION 6.10.  Hedging Agreements......................................................................   90
         SECTION 6.11.  Certain Obligations Respecting
                  Subsidiaries and Collateral Security..........................................................   91
         SECTION 6.12.  Planned Option Issuances................................................................   93

         ARTICLE VII

Negative Covenants..............................................................................................   93

         SECTION 7.01.  Indebtedness............................................................................   94
         SECTION 7.02.  Liens...................................................................................   96
         SECTION 7.03.  Fundamental Changes.....................................................................   97
         SECTION 7.04.  Investments, Loans, Advances, Guarantees
                  and Acquisitions; Hedging Agreements..........................................................   99
         SECTION 7.05.  Restricted Payments.....................................................................  104
         SECTION 7.06.  Transactions with Affiliates............................................................  105
         SECTION 7.07.  Restrictive Agreements..................................................................  105
         SECTION 7.08.  Certain Financial and Other Covenants...................................................  106
         SECTION 7.09.  Lines of Business, Etc..................................................................  109

         SECTION 7.10.  Modifications to Certain Agreements;
                  Prepayments of Vendor Facilities..............................................................  110

         ARTICLE VIII

Events of Default...............................................................................................  111

         ARTICLE IX

The Agents......................................................................................................  115

         ARTICLE X

Miscellaneous...................................................................................................  118

         SECTION 10.01.  Notices................................................................................  118
         SECTION 10.02.  Waivers; Amendments....................................................................  119
         SECTION 10.03.  Expenses; Indemnity; Damage Waiver.....................................................  121
         SECTION 10.04.  Successors and Assigns.................................................................  123
         SECTION 10.05.  Survival...............................................................................  127
         SECTION 10.06.  Counterparts; Integration;
                  Effectiveness.................................................................................  127
         SECTION 10.07.  Severability...........................................................................  128
         SECTION 10.08.  Right of Setoff........................................................................  128
         SECTION 10.09.  Governing Law; Jurisdiction; Consent to
                  Service of Process............................................................................  128
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                                     (iii)

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         SECTION 10.10.  WAIVER OF JURY TRIAL...................................................................  129
         SECTION 10.11.  Headings...............................................................................  129
         SECTION 10.12.  Confidentiality........................................................................  130
         SECTION 10.13.  Designation of Tranche A Revolving
                  Credit Commitments............................................................................  130


SCHEDULES:

Schedule 1.01 -- Reorganization
Schedule 2.01 -- Commitments
Schedule 4.06 -- Disclosed Matters
Schedule 4.12 -- Material Agreements and Liens
Schedule 4.13 -- License Compliance
Schedule 4.14 -- Subsidiaries
Schedule 4.15 -- Equity Rights
Schedule 7.01 -- Existing Indebtedness
Schedule 7.07 -- Existing Restrictions

EXHIBITS:

Exhibit A   -- Form of Assignment and Acceptance
Exhibit B   -- Form of Opinion of Special Counsel
Exhibit C   -- Form of Restricted Company Guarantee and
                Security Agreement
Exhibit D   -- Form of Intercreditor and Collateral Agency
                Agreement
Exhibit E   -- Form of Joinder Agreement


                                      (iv)

                  CREDIT AGREEMENT dated as of September 27, 1996 among NEXTEL COMMUNICATIONS, INC., NEXTEL FINANCE COMPANY and the other RESTRICTED COMPANIES party hereto, the LENDERS party hereto, TORONTO DOMINION (TEXAS) INC., as Administrative Agent, and THE CHASE MANHATTAN BANK, as Collateral Agent.

                  The parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "Adjusted Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Adjusted Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Administrative Agent" means Toronto Dominion (Texas) Inc., in its capacity as administrative agent for the Lenders hereunder.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Agents" means the Administrative Agent and the Collateral Agent.

                  "Annualized Operating Cash Flow" means, as at any day, Operating Cash Flow for the fiscal quarter ending on or most recently ended prior to such day multiplied by 4.

                  "Annualized Revenue" means, as at any day, gross revenues of the Restricted Companies (determined on a combined


                                Credit Agreement
basis without duplication in accordance with GAAP) for the period of three complete calendar months ending on, or most recently ended prior to, such day multiplied by 4.

                  "Applicable Percentage" means (a) with respect to any Revolving Credit Lender for purposes of Section 2.04, the percentage of the total Tranche A Revolving Credit Commitments represented by such Lender's Tranche A Revolving Credit Commitment, (b) with respect to any Lender in respect of any indemnity claim under Section 10.03(b) arising out of an action or omission of an Agent under this Agreement, the percentage of the total Commitments of all Classes hereunder represented by the aggregate amount of such Lender's Commitment of all Classes hereunder and (c) with respect to any Lender in respect of any indemnity claim under Section 10.03(b) arising out of an action or omission of an Agent under any other Loan Document, the percentage of the total Commitments of all Classes hereunder and under the Vendor Financing Agreement represented by the aggregate amount of such Lender's Commitment of all Classes hereunder. If the Commitments hereunder or under the Vendor Financing Agreement have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

                  "Applicable Rate" means (a) in the case of Tranche D Term Loans, for any day, 2% with respect to any Base Rate Loan and 3% with respect to any Eurodollar Loan and (b) in the case of Revolving Credit Loans, Tranche C Term Loans or commitment fees, for any day, with respect to any Base Rate Loan or Eurodollar Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "Base Rate Spread", "Eurodollar Spread" or "Commitment Fee Rate", as the case may be, based upon the Total Indebtedness to Cash Flow Ratio as at the last day of the fiscal quarter most recently ended as to which NCI has delivered financial statements pursuant to Section 6.01:


                                Credit Agreement

                                      - 3 -

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

     Total Indebtedness               Base Rate Spread               Eurodollar Spread                Commitment Fee
     to Cash Flow Ratio                                                                                    Rate

---------------------------------------------------------------------------------------------------------------------
        Greater than                       1.000%                         2.000%                          0.500%
         10.00 to 1
---------------------------------------------------------------------------------------------------------------------
        Greater than
        9.00 to 1 and
        less than or                       0.875%                         1.875%                          0.500%
          equal to
         10.00 to 1

---------------------------------------------------------------------------------------------------------------------
        Greater than
        8.00 to 1 and
        less than or                       0.750%                         1.750%                          0.500%
          equal to
          9.00 to 1

---------------------------------------------------------------------------------------------------------------------
        Greater than
        7.00 to 1 and
        less than or                       0.500%                         1.500%                          0.500%
          equal to
          8.00 to 1

---------------------------------------------------------------------------------------------------------------------
        Greater than
        6.00 to 1 and
        less than or                       0.375%                         1.375%                          0.375%
          equal to
          7.00 to 1

---------------------------------------------------------------------------------------------------------------------
        Greater than
        5.00 to 1 and
        less than or                       0.125%                         1.125%                          0.375%
          equal to
          6.00 to 1

---------------------------------------------------------------------------------------------------------------------
        Greater than
        4.00 to 1 and
        less than or                       0.000%                         0.875%                          0.375%
          equal to
          5.00 to 1

---------------------------------------------------------------------------------------------------------------------
        Less than or
          equal to                         0.000%                         0.750%                          0.375%
          4.00 to 1
=====================================================================================================================

provided that if, for any fiscal quarter, Cash Flow as used in determining the Total Indebtedness to Cash Flow Ratio shall be negative, then if (a) the combined gross revenue of the Restricted Companies for the fiscal quarter most recently ended as to which the Borrower has delivered

                               Credit Agreement
financial statements pursuant to Section 6.01(c) multiplied by 4 is less than or equal to $475,000,000, the Applicable Rate for Revolving Credit Loans and Tranche C Term Loans shall be 1.500% with respect to any Base Rate Loan and 2.500% with respect to any Eurodollar Loan. Notwithstanding the foregoing, until the delivery of the financial statements of NCI and its subsidiaries (and of the Restricted Companies) for the fiscal quarter ending September 30, 1996, the Applicable Rate for Revolving Credit Loans and Tranche C Term Loans shall be the rates referred to in the foregoing clause (b).

                  Each change in the "Applicable Rate" based upon any change in the Total Indebtedness to Cash Flow Ratio (or, if applicable, upon any change in the combined gross revenue of the Restricted Companies), shall become effective for purposes of the accrual of interest and commitment fees hereunder on the date three Business Days after the delivery to the Administrative Agent and each Lender of the financial statements of NCI and its subsidiaries (and of the Restricted Companies) for the most recently ended fiscal quarter pursuant to
Section 6.01(c), and shall remain effective for such purpose until three Business Days after the next delivery of such financial statements to the Administrative Agent and each Lender hereunder, provided that, notwithstanding the foregoing, the Applicable Rate for Revolving Credit Loans, Tranche C Term Loans and commitment fees shall be the highest rates provided for in the above schedule for any period during which either (i) an Event of Default under paragraph (a) or (b) of Article VIII in respect of principal of or interest on any Loans, or any other amounts, payable hereunder shall have occurred and be continuing or (ii) either NCI or the Borrower shall be in default of its obligation to deliver financial statements for any fiscal quarter by the times specified in Section 6.01(c).

                  "April 1994 Indenture" means the Indenture referred to in clause (e) of the definition of the term "Public Note Indentures" in this
Section 1.01.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

                  "Authorizations" means all validations, exemptions, franchises, waivers, approvals, orders or authorizations, consents, licenses, certificates and permits from, the FCC, any PUC and any other Federal, state or local regulatory or





                                Credit Agreement
governmental bodies and authorities, including any subdivision thereof.

                  "Average Life to Maturity" means, as at any day with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the day to the date or dates of each successive principal payment of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

                  "Base Rate", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Base Rate.

                  "Basic Documents" means the Loan Documents, the Vendor Financing Agreement and the Vendor Equipment Agreements.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrower" means Nextel Finance Company, a Delaware corporation.

                  "Borrowing" means Loans of a particular Class of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

                  "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in U.S. dollar deposits in the London interbank market.

                  "Capital Expenditures" means, for any period, the sum for the Restricted Companies (or, as the case may be, for NCI and the Restricted Companies) of the aggregate amount of expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) made to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP. "Capital Expenditures" for the Restricted Companies shall be determined on a combined basis, and



                                Credit Agreement
for NCI and the Restricted Companies shall be determined on a consolidated basis (excluding the Unrestricted Companies), in each case without duplication in accordance with GAAP.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

Restricted Companies for the fiscal quarter most recently ended as to which the Borrower has delivered financial statements pursuant to Section 6.01(c) multiplied by 4 exceeds $475,000,000, the Applicable Rate for Revolving Credit Loans and Tranche C Term Loans shall be 1.250% with respect to any Base Rate Loan and 2.250% with respect to any Eurodollar Loan and (b) the combined gross revenue of the "Change in Control" means either (a) a "Change of Control" under and as defined in the Public Note Indentures, or any other similar event (howsoever defined) requiring the prepayment, redemption or offer to repurchase of the respective Indebtedness under any agreement providing for the issuance of Indebtedness of NCI after the date hereof pursuant to Section 7.01(c)(i) or 7.01(d), or (b) the termination or material modification of the authority of the Operations Committee of NCI (including through the occurrence of a "Trigger Event" as defined in NCI's Certificate of Incorporation as in effect on the date hereof) or the inability of Craig O. McCaw (whether acting directly or through any Person controlled by him) for any reason (other than by reason of his death, disability or incompetence) to designate a majority of the members of said Operations Committee.

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's or Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Class", when used in reference to any Loan, Borrowing or Commitment, refers to whether such Loan, the Loans comprising such Borrowing or the Loans that a Lender holding such Commitment is obligated to make, are Tranche A Revolving Credit Loans, Tranche B Revolving Credit Loans, Tranche C Term Loans or Tranche D Term Loans.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                                Credit Agreement

                  "Collateral" means all cash and other property in which the Collateral Agent has a Lien (whether or not perfected under applicable law) under any of the Security Documents, including all "Collateral" under and as defined in the Restricted Company Guarantee and Security Agreement.

                  "Collateral Agent" means The Chase Manhattan Bank, in its capacity as collateral agent for the Lenders and the Vendors under the Security Documents.

                  "Commitments" means the Tranche A Revolving Credit Commitments, the Tranche B Revolving Credit Commitments, the Tranche C Term Loan Commitments and the Tranche D Term Loan Commitments, provided that for purposes of Section 2.09(b) and the definition of "Applicable Percentage" in this
Section 1.01, such term shall also include the "Commitments" of the Vendors under the Vendor Facilities.

                  "Contributed Capital" means, as at any time, the net aggregate amount of equity capital received after the Effective Date by the Restricted Companies in respect of shares of common stock to the extent such amount does not exceed the aggregate proceeds of Qualifying Debt or Equity Issuances by NCI after the Effective Date.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Credit Parties" means NCI and the Restricted
Companies.

                  "Debt Service" means, for any period, the sum for the Restricted Companies (or, as the case may be, for NCI and the Restricted Companies) of the following: (a) the amount, if any, by which the aggregate principal amount of Revolving Credit Loans outstanding hereunder at the beginning of such period shall exceed the aggregate amount of the Revolving Credit Commitments scheduled to be in effect at the end of such period after giving effect to any reductions of such Commitments scheduled to occur during such period pursuant to Section 2.07 plus (b) the amount, if any, by which the aggregate principal amount of "Tranche B Loans" outstanding under the Vendor Financing Agreement at the beginning of such period shall exceed the aggregate amount of the "Tranche B Commitment" thereunder scheduled to be in effect at the end of such period after giving effect to any reductions of such Commitment scheduled to occur during such period pursuant to


                                Credit Agreement

Section 2.07 of the Vendor Financing Agreement plus (c) all regularly scheduled payments or regularly scheduled mandatory prepayments of principal of any other Indebtedness (including the Tranche C Term Loans and Tranche D Term Loans hereunder, the "Tranche A Loans" and "Tranche C Loans" under the Vendor Financing Agreement, and the principal component of any payments in respect of Capital Lease Obligations, but excluding any prepayments made pursuant to
Section 2.09) made during such period plus (d) all Interest Expense for such period. "Debt Service" for the Restricted Companies shall be determined on a combined basis, and for NCI and the Restricted Companies shall be determined on a consolidated basis (excluding the Unrestricted Companies), in each case without duplication in accordance with GAAP.

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 4.06.

                  "Disposition" means any sale, assignment, transfer or other disposition of any property (whether now owned or hereafter acquired) by any Restricted Company to any other Person excluding any sale, assignment, transfer or other disposition of any property sold or disposed of in the ordinary course of business and on ordinary business terms.

                  "Disposition Investment" means, with respect to any Disposition, any promissory notes or other evidences of indebtedness or Investments received by the Restricted Companies in connection with such Disposition.

                  "Effective Date" means the date on which the conditions specified in Section 5.01 are satisfied (or waived in accordance with Section 10.02).

                  "Enhanced SMR System" means a wide-area network of specialized mobile radio base stations that employs digital and other advanced, spectrally efficient communications technologies to provide a full range of communications services including voice, dispatch, interconnected telephone and data services.

                  "Environmental Laws" means all laws, rules, regulations, policies, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued,


                                Credit Agreement
promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters, including FCC rules and policies concerning RF Emissions.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Restricted Company directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials or RF Emissions, (c) exposure to any Hazardous Materials or RF Emissions, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "Equity Rights" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance or sale of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the



                                Credit Agreement
termination of any Plan, (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "Event of Default" has the meaning assigned to such term in Article VIII.

                  "Excess Cash Flow" means, for any fiscal year of the Restricted Companies, the excess of (a) Operating Cash Flow for such fiscal year over (b) the sum of (i) Debt Service for the Restricted Companies for such fiscal year plus (ii) the aggregate amount of all Capital Expenditures for the Restricted Companies made during such fiscal year, except for any such Capital Expenditures to the extent financed with the proceeds of Indebtedness incurred pursuant to Section 7.01(g) during such fiscal year and that is secured by Liens permitted under Section 7.02(f) plus (iii) the aggregate amount paid, or required to be paid, in cash in respect of income taxes during such fiscal year plus (iv) $5,000,000.

                  "Excluded Taxes" means, with respect to either Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income, net worth or franchise taxes imposed on (or measured by) its net income or net worth by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17(b)), any withholding tax that is imposed on amounts payable


                                Credit Agreement
to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability to comply with Section 2.15(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to
Section 2.15(a).

                  "Existing Vendor Indebtedness" means the Indebtedness outstanding under the "Motorola Agreements" and "Northern Telecom Agreements" under and as defined in the Public Note Indentures.

                  "FCC" means the Federal Communications Commission or any Governmental Authority substituted therefor.

                  "FCC License" means any paging, mobile telephone, specialized mobile radio, microwave or other license, permit, consent, certificate of compliance, franchise, approval, waiver or authorization granted or issued by the FCC, including any of the foregoing authorizing or permitting the acquisition, construction or operation of an SMR System, radio paging system, mobile telephone system or other radio communications system.

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of l%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Final Order" means an action by any Governmental Authority that has not been reversed, stayed, enjoined, set aside, annulled, or suspended, and with respect to which no requests are pending for administrative or judicial review, reconsideration, appeal, or stay, and the time for filing any such requests and the time for such Governmental Authority to set aside the action on its own motion have expired.

                  "Financial Officer" means, with respect to NCI or the Borrower, the chief financial officer, principal accounting officer, treasurer or controller of NCI or the Borrower, as the case may be.

                                Credit Agreement

                  "First Tier Restricted Company" means any Restricted Company that is not a Wholly Owned Subsidiary of one or more other Restricted Companies.

                  "Fixed Charges Ratio" means, as at the last day of any fiscal quarter, the ratio of (a) the sum of (i) Annualized Operating Cash Flow as at such day plus (ii) the aggregate unutilized amount of the Commitments hereunder, and the unutilized amount of the "Commitments" under the Vendor Financing Agreement, as at such day plus (iii) the amount of cash and cash equivalents held by NCI and the Restricted Companies on such day to (b) the sum of (i) Debt Service for NCI and the Restricted Companies for the period of four fiscal quarters ending on such day plus (ii) the aggregate amount of Capital Expenditures for NCI and the Restricted Companies made during such period, except for any such Capital Expenditures to the extent financed with the proceeds of Indebtedness incurred pursuant to Section 7.01(g) during such fiscal year and that is secured by Liens permitted under Section 7.02(f) plus
(iii) the aggregate amount of Federal, state and local income taxes paid by NCI and its subsidiaries in respect of such period.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or


                                Credit Agreement
lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the


                                Credit Agreement
extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "Indemnified Taxes" means all Taxes other than (a) Excluded Taxes and Other Taxes and (b) amounts constituting penalties or interest imposed with respect to Excluded Taxes or Other Taxes.

                  "Information Memorandum" means the Information Memorandum dated August 1996 prepared by NCI in connection with the syndication of the Commitments hereunder.

                  "Intercreditor and Collateral Agency Agreement" means an Intercreditor and Collateral Agency Agreement substantially in the form of Exhibit D between the Restricted Companies, the Vendors, the Administrative Agent and the Collateral Agent.

                  "Interest Coverage Ratio" means, as at any day, the ratio of
(a) Annualized Operating Cash Flow as at such day to (b) Interest Expense for NCI and the Restricted Companies for the period of four fiscal quarters ending on or most recently ended prior to such day.

                  "Interest Expense" means, for any period, the following:

                  (a) in the case of the Restricted Companies, the sum of (i) all interest and fees in respect of Indebtedness accrued or capitalized during such period, including the interest component of any payments in respect of Capital Lease Obligations, but excluding any interest not required to be paid in cash during such period, plus (ii) all Restricted Payments made by any Restricted Company to NCI during such period to enable NCI to pay interest in respect of Indebtedness of NCI, as permitted by Section 7.05, plus (iii) the net amount payable (or minus the net amount receivable) under Hedging Agreements during such period (whether or not actually paid or received during such period); and

                  (b) in the case of NCI and the Restricted Companies, the sum of (i) all interest and fees in respect of Indebtedness accrued or capitalized during such period, including the interest component of any payments in respect of Capital Lease Obligations, but excluding any interest not required to be paid in cash during such period, plus (ii) the net amount payable (or minus the net amount receivable)



                                Credit Agreement
         under Hedging Agreements during such period (whether or not actually paid or received during such period).

"Interest Expense" for the Restricted Companies shall be determined on a combined basis, and for NCI and the Restricted Companies shall be determined on a consolidated basis (excluding the Unrestricted Companies), in each case without duplication in accordance with GAAP.

                  "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06.

                  "Interest Payment Date" means (a) with respect to any Base Rate Loan, each Quarterly Date and (b) with respect to any Eurodollar Loan, the last Business Day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each Business Day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

                  "Interest Period" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender of the relevant Class, twelve months) thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. Notwithstanding the foregoing,

                  (v) if any Interest Period for any Revolving Credit Borrowing would otherwise end after the Revolving Credit Maturity Date, such Interest Period shall end on the Revolving Credit Maturity Date,

                                Credit Agreement

                  (w) no Interest Period for any Revolving Credit Borrowing may commence before and end after any Revolving Credit Commitment Reduction Date unless, after giving effect thereto, the aggregate principal amount of Revolving Credit Loans having Interest Periods that end after such Revolving Credit Commitment Reduction Date shall be equal to or less than the aggregate principal amount of Revolving Credit Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Revolving Credit Commitment Reduction Date,

                  (x) no Interest Period for any Tranche C Term Loan Borrowing may commence before and end after any Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Tranche C Term Loans having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Tranche C Term Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date,

                  (y) no Interest Period for any Tranche D Term Loan Borrowing may commence before and end after any Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Tranche D Term Loans having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Tranche D Term Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date and

                  (z) notwithstanding the foregoing clauses (v), (w), (x) and
         (y), no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder as a Eurodollar Loan for such period.

                  "Issuing Banks" mean The Chase Manhattan Bank, Morgan Guaranty Trust Company of New York and The Toronto-Dominion Bank, in their capacity as the issuers of Letters of Credit hereunder.

                  "January 1994 Indenture" means the Indenture referred to in clause (c) of the definition of the term "Public Note Indentures" in this
Section 1.01.

                  "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit E.



                                Credit Agreement

                  "LC Disbursement" means a payment made by an Issuing Bank pursuant to a Letter of Credit.

                  "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Credit Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

                  "Lenders" means (a) the Persons listed on Schedule 2.01, (b) any Person that shall agree to become a party hereto as a "Lender" hereunder with a commitment to make Tranche E Loans hereunder pursuant to an amendment to this Agreement as contemplated by Section 7.01(f) and (c) any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

                  "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

                  "Letter of Credit Account" has the meaning assigned to such term in the Restricted Company Guarantee and Security Agreement.

                  "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to U.S. dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for U.S. dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which U.S. dollar deposits of $5,000,000, and for a maturity comparable to such Interest Period, are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.



                                Credit Agreement

                  "License Company" means any Restricted Company that holds any FCC Licenses or PUC Authorizations.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party (other than a Restricted Company) with respect to such securities.

                  "loaded" means, with respect to any SMR License, that the number of units (described as mobile stations within the meaning of Part 90) receiving communications services pursuant to such SMR License is sufficient to satisfy, with respect to each channel authorized by such SMR License, any applicable loading requirements contained in Part 90 after giving effect to any valid repeal, waiver, exemption, extension or similar action or relief taken or granted by the FCC and applicable to such SMR License but only to the extent such repeal, waiver, exemption, extension or similar action or relief is and remains in full force and effect. The term "loading" used as an adjective shall have a correlative meaning.

                  "Loan Documents" means this Agreement, any promissory notes evidencing Loans hereunder and the Security Documents.

                  "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement and, for purposes of Sections 2.09(b) and 2.16(d), such term shall also include the "Loans" of the Vendors made under the Vendor Facilities.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, assets, operations, prospects or condition, financial or otherwise, of NCI and its subsidiaries, or of the Restricted Companies, in each case taken as a whole, (b) the ability of any of NCI and the Restricted Companies to perform any of their respective obligations under this Agreement or the other Loan Documents or (c) the rights of or benefits available to the Lenders under this Agreement and the other Loan Documents.

                  "Material Indebtedness" means Indebtedness (other than the Loans or Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Credit Parties in an aggregate principal amount exceeding $10,000,000.



                                Credit Agreement

For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any Credit Party in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Credit Party would be required to pay if such Hedging Agreement were terminated at such time.

                  "Mobile Communications Business" means the business consisting of (a) owning, operating or managing one or more SMR Systems and (b) to the extent ancillary thereto and not constituting a material part of the operations as a whole, other communications businesses related thereto which utilize the training or resources appurtenant to the operation of an SMR System, including radio paging services or sales or servicing of radio equipment or mechanical parts and mobile telephone services, provided that such term shall not include the ownership, operation or management of licenses for 1.8 GHz "personal communications services" pursuant to Part 24.

                  "Mortgages" means, collectively, one or more assignments of lease, mortgages, deeds of trust, deeds to secure debt and similar instruments executed by a Restricted Company in favor of the Collateral Agent (or a trustee for the benefit of the Collateral Agent), and covering interests in real property held by such Restricted Company as collateral security for the "Secured Obligation" under and as defined in the Intercompany and Collateral Agency Agreement, in each case in such form as shall be satisfactory to the Collateral Agent.

                  "Motorola" means Motorola, Inc., a Delaware corporation.

                  "Motorola Tranche B" means the "Tranche B Commitment" of Motorola under the Vendor Financing Agreement, providing for loans to be made by Motorola to the Borrower in an aggregate principal amount equal to $195,000,000.

                  "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "NCI" means Nextel Communications, Inc., a Delaware corporation.

                  "Net Cash Payments" means, with respect to any Disposition, the aggregate amount of all cash payments received by the Restricted Companies directly or indirectly in connection with such Disposition, whether at the time of such Disposition or after such Disposition under deferred payment arrangements or



                                Credit Agreement

Investments entered into or received in connection with such Disposition (including Disposition Investments); provided that

                  (a) Net Cash Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses payable by the Restricted Companies in connection with such Disposition and (ii) any Federal, state and local income or other taxes estimated to be payable by the Restricted Companies as a result of such Disposition, but only to the extent that on the date of such Disposition the Borrower delivers a certificate of a Financial Officer setting forth a calculation of the amount of such estimated taxes and delivers an amount of such Net Cash Payments equal to such estimated taxes to the Collateral Agent to be held in the Tax Proceeds Account until such payment of taxes is in fact made, it being understood that to the extent the amount so deposited is not applied to such payment of taxes by the March 15 of the year immediately following the fiscal year in which such Disposition shall have occurred, the remaining balance shall be treated as "Net Cash Payments" for purposes of this Agreement and shall be applied in accordance with the provisions of Section 2.09(b)(ii) (and, in the event the Borrower shall elect, pursuant to Section 2.09(b)(ii)(y) to reinvest such remaining balance into replacement assets, the twelve-month period provided for in Section 2.09(b)(ii)(z) shall be measured from such March 15), and

                  (b) Net Cash Payments shall be net of any repayments by the Restricted Companies of Indebtedness or other obligations to the extent that (i) such Indebtedness or other obligations is secured by a Lien on the property that is the subject of such Disposition and the transferee of (or holder of a Lien on) such property requires that such Indebtedness or other obligations be repaid as a condition to the purchase of such property or (ii) such Indebtedness or other obligations requires that it be repaid as a condition to such Disposition.

                  "Net Income" means, for any period, the net income of the Restricted Companies (determined on a combined basis without duplication in accordance with GAAP) and treating as operating expenses all amounts paid by the Restricted Companies to NCI pursuant to the Overhead Services Agreement.

                  "Network Subscriber Units" means, as at any date, the number of units (described as mobile stations within the meaning of Part 90), employing analog or digital technology, subscribing to, and paying for, communications services provided by the



                                Credit Agreement

Restricted Companies for a period of not less than 30 days as of such date, excluding any such unit to the extent the accounts receivable generated by operation of such unit are more than 90 days past due as of such date.

                  "NTFC Capital" means NTFC Capital Corporation, a Delaware corporation.

                  "Operating Cash Flow" means, for any period, the sum, for the Restricted Companies (determined on a combined basis without duplication in accordance with GAAP), of the following (in each case adjusted to exclude all extraordinary and unusual items, income or loss attributable to equity in affiliates and non-cash minority interest payments and receipts): (a) Net Income for such period plus (b) income tax expense and Interest Expense (to the extent deducted in determining Net Income) for such period plus (c) depreciation, amortization and other non-cash charges (to the extent deducted in determining Net Income) for such period.

                  "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement and the other Loan Documents, provided that there shall be excluded from "Other Taxes" all Excluded Taxes.

                  "Overhead Services Agreement" means the Overhead Services Agreement dated as of the date hereof between the Restricted Companies and NCI.

                  "Part 24" means 47 CFR Part 24 of the Rules and Regulations of the FCC in effect from time to time or such other parts or subparts that may be substituted for or combined with said Part 24.

                  "Part 90" means 47 CFR Part 90 of the Rules and Regulations of the FCC in effect from time to time or such other parts or subparts that may be substituted for or combined with said Part 90.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Permitted Debt Limitation" means, at any date, the amount of Indebtedness permitted to be incurred on such date (a) pursuant to clause (iii) of the definition of "Permitted Debt"



                                Credit Agreement
under each of the Public Note Indentures (other than the April 1994 Indenture) and (b) pursuant to clause (iv) of the definition of "Permitted Debt" under the April 1994 Indenture.

                  "Permitted Encumbrances" means:

                  (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 6.04;

                  (b) carriers', warehousemen's, mechanics', landlord's, lessor's, materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 6.04;

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers compensation, unemployment insurance and other social security laws or regulations;

                  (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Restricted Company;

                  (f) subleases of property with respect to which a Restricted Company is the primary lessee, to the extent such subleases arise in the ordinary course of business and do not interfere in any material respect with the business of any Restricted Company; and

                  (g) precautionary Uniform Commercial Code filings made with respect to office and similar equipment (but excluding equipment used in the operation of the Mobile Communications Business of the Restricted Companies), or vehicles, leased to the Restricted Companies in the ordinary course of business under operating leases (i.e. leases not giving rise to Capital Lease Obligations);



                                Credit Agreement
provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                 "Permitted Investments" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard and Poor's Ratings Service or from Moody's Investors Service, Inc.;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000; and

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Planned Option Issuances" means the warrants, options and other rights to acquire shares of stock of NCI set forth in Part A of Schedule 4.15.



                                Credit Agreement

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Toronto-Dominion Bank, as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Principal Payment Dates" means the Quarterly Dates falling on or nearest to March 31, June 30, September 30 and December 31 of each year, commencing with March 31, 2001 through and including June 30, 2003.

                  "Pro-Forma Debt Service" means, as at the last day of any fiscal quarter, the sum, for NCI and the Restricted Companies (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) the amount, if any, by which the aggregate principal amount of Revolving Credit Loans outstanding hereunder on such day exceeds the aggregate amount of the Revolving Credit Commitments scheduled pursuant to Section 2.07 to be in effect at the last day of the immediately succeeding four fiscal quarters plus (b) the amount, if any, by which the aggregate principal amount of "Tranche B Loans" outstanding under the Vendor Financing Agreement on such day exceeds the aggregate amount of the "Tranche B Commitment" thereunder scheduled pursuant to Section 2.07 of the Vendor Financing Agreement to be in effect at the last day of the immediately succeeding four fiscal quarters plus (c) all regularly scheduled payments or regularly scheduled mandatory prepayments of principal of any other Indebtedness (including the Tranche C Term Loans and Tranche D Term Loans hereunder, the "Tranche A Loans" and "Tranche C Loans" under the Vendor Financing Agreement, and the principal component of any payments in respect of Capital Lease Obligations, but excluding any prepayments made pursuant to
Section 2.09) required to be made during the immediately succeeding four fiscal quarters plus (d) all Interest Expense for NCI and the Restricted Companies projected to be incurred during the immediately succeeding four fiscal quarters. In determining Interest Expense for purposes of this definition, interest on a floating rate basis for any current or future period shall be deemed to accrue at a rate per annum equal to the higher of (i) the weighted average rate of interest with respect to all Indebtedness of NCI and the Restricted Companies in effect on the last day of the fiscal quarter as of which "Pro-Forma Debt Service" is being determined and (ii) the weighted average rate of interest with respect to such Indebtedness in effect during such fiscal quarter.

                  "Pro-Forma Debt Service Ratio" means, as at the last day of any fiscal quarter, the ratio of (a) Annualized Operating



                                Credit Agreement

Cash Flow as at such day to (b) Pro-Forma Debt Service as at such day.

                  "Public Note Indentures" means (a) the Indenture dated as of August 15, 1993 between NCI and The Bank of New York, as Trustee, (b) the Indenture dated as of December 22, 1993 between NCI (as successor to Dial Call Communications, Inc.) and The Bank of New York, as Trustee, (c) the Indenture dated as of January 13, 1994 between NCI (as successor to CenCall Communications Corp.) and The Bank of New York, as Trustee, (d) the Indenture dated as of February 15, 1994 between NCI and The Bank of New York, as Trustee and (e) the Indenture dated as of April 24, 1994 between NCI (as successor to Dial Call Communications, Inc.) and The Bank of New York, as Trustee.

                  "Public Notes" means, collectively, the respective Notes issued pursuant to the Public Note Indentures.

                  "PUC" means any state regulatory agency or body that exercises jurisdiction over the rates or services or the ownership, construction or operation of any SMR System, cellular radio telecommunications system or conventional mobile telephone system or over Persons who own, construct or operate SMR Systems, cellular radio telecommunications systems or conventional mobile telephone systems, in each case by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in said state.

                  "PUC Authorization" means any Authorization issued by a PUC.

                  "Purchase Price" means with respect to any acquisition under
Section 7.04(a)(vii) or 7.04(a)(viii), an amount equal to the sum of (i) the aggregate consideration, whether cash, property or securities (including any Indebtedness incurred pursuant to Section 7.01(g) hereof), paid or delivered by the Restricted Companies in connection with such acquisition plus (ii) the aggregate amount of liabilities of the acquired business (net of current assets of the acquired business) that would be reflected on a balance sheet (if such were to be prepared) of the Restricted Companies after giving effect to such acquisition.

                  "Qualifying Debt or Equity Issuance" means (a) the issuance or incurrence by NCI after the date hereof of Indebtedness permitted under Section
7.01 and (b) the issuance or sale by NCI of (i) any shares of capital stock (including any such shares issued upon the exercise or conversion of any existing warrants, options or other rights to acquire shares of


                                Credit Agreement
capital stock), (ii) any warrants or options exercisable in respect of capital stock or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in NCI.

                  "Quarterly Dates" means the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date of this Agreement.

                  "Register" has the meaning assigned to such term in
Section 10.04.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Reorganization" means the series of transactions pursuant to which various of the existing subsidiaries of NCI (each of which constitutes a "Restricted Subsidiary" under and as defined in the Public Note Indentures) are to be transferred to, and become Subsidiaries of, the Borrower, all as more particularly described in Schedule 1.01.

                  "Required Lenders" means, at any time, Lenders having Loans, LC Exposure and unused Commitments representing at least 51% of the sum of the total Loans, LC Exposure and unused Commitments at such time.

                  "Required Revolving Credit Lenders" means, at any time, Lenders having Revolving Credit Loans, LC Exposure and unused Revolving Credit Commitments representing at least 51% of the sum of the total Revolving Credit Loans, LC Exposure and unused Revolving Credit Commitments at such time.

                  "Required Tranche C Term Loan Lenders" means, at any time, Lenders having Tranche C Term Loans and unused Tranche C Term Loan Commitments representing at least 51% of the sum of the total Tranche C Term Loans and unused Tranche C Term Loan Commitments at such time.

                  "Required Tranche D Term Loan Lenders" means, at any time, Lenders having Tranche D Term Loans and unused Tranche D Term Loan Commitments representing at least 51% of the sum of the total Tranche D Term Loans and unused Tranche D Term Loan Commitments at such time.

                  "Reserved Commitment Amount" has the meaning assigned to such term in Section 2.01(a).

                                Credit Agreement

                  "Restricted Company" means the Borrower, the other Persons listed on the signature pages hereto under the caption "RESTRICTED COMPANIES" and each Person that becomes a Restricted Company after the date hereof pursuant to Section 6.11.

                  "Restricted Company Guarantee and Security Agreement" means a Guarantee and Security Agreement substantially in the form of Exhibit C between the Restricted Companies and the Collateral Agent.

                  "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of any Restricted Company, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of any Restricted Company or any option, warrant or other right to acquire any such shares of capital stock of any Restricted Company, but excluding any such dividend, distribution or payment either (i) made solely in shares of its common stock or (ii) made to any other Restricted Company.

                  "Revolving Credit Availability Period" means the period from and including the Effective Date to but excluding the earlier of (a) the Revolving Credit Maturity Date and (b) in the case of Tranche A Revolving Credit Loans, the date of termination of the Tranche A Revolving Credit Commitments or, in the case of the Tranche B Revolving Credit Loans, the date of termination of the Tranche B Revolving Credit Commitments.

                  "Revolving Credit Commitment Reduction Dates" means the Quarterly Dates falling on or nearest to March 31, June 30, September 30 and December 31 of each year, commencing with March 31, 2001, through and including March 31, 2003.

                  "Revolving Credit Lender" means (a) a Lender that has a Tranche A Revolving Credit Commitment or Tranche B Revolving Credit Commitment set forth opposite its name on Schedule 2.01 and (b) thereafter, the Lenders from time to time holding Tranche A Revolving Credit Loans and Tranche A Revolving Credit Commitments, or Tranche B Revolving Credit Loans and Tranche B Revolving Credit Commitments, after giving effect to any assignments thereof permitted by Section 10.04.

                  "Revolving Credit Loans" means Tranche A Revolving Credit Loans and Tranche B Revolving Credit Loans.

                                Credit Agreement

                  "Revolving Credit Maturity Date" means the last
Business Day in March, 2003.

                  "RF Emissions" means radio frequency emissions governed by FCC rules and policies.

                  "Sale Proceeds Reinvestment Account" has the meaning assigned to such term in the Restricted Company Guarantee and Security Agreement.

                  "Secured Indebtedness" means, as at any day, all Indebtedness of the Restricted Companies hereunder and under the Vendor Facilities, and all other Indebtedness that is secured by any Lien upon property of any of the Restricted Companies, including all Capital Lease Obligations.

                  "Secured Indebtedness to Cash Flow Ratio" means, as at the last day of any fiscal quarter, the ratio of (a) Secured Indebtedness as at such day to (b) Annualized Operating Cash Flow as at such day.

                  "Secured Indebtedness to Revenue Ratio" means, as at any day, the ratio of (a) Secured Indebtedness as at such day to (b) Annualized Revenue as at such day.

                  "Security Documents" means the Restricted Company Guarantee and Security Agreement, the Intercreditor and Collateral Agency Agreement, the Mortgages and all Uniform Commercial Code financing statements required by any of such instruments to be filed with respect to the security interests in personal property and fixtures created pursuant thereto.

                  "SMR License" means an FCC License authorizing the construction, ownership and operation of an SMR System in the 800 or 900 MHz band.

                  "SMR System" means a specialized mobile radio system licensed under Part 90, together with such other facilities from time to time licensed or otherwise authorized by the FCC as shall be necessary to provide the communications services to be offered by the Restricted Companies. The term "SMR System" shall include an Enhanced SMR System using FCC Licenses in the 800 MHz or 900 MHz band.

                  "Special Counsel" means Milbank, Tweed, Hadley & McCloy, in its capacity as special counsel to The Chase Manhattan Bank, Morgan Guaranty Trust Company of New York and The Toronto- Dominion Bank, as arrangers of the credit facilities contemplated hereby.


                                Credit Agreement

                  "Specified Default" means any Event of Default under paragraph
(a), (b), (d), (f), (g), (h) or (i) of Article VIII.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" means any subsidiary of the Borrower.

                  "Tax Proceeds Account" has the meaning assigned to such term in the Restricted Company Guarantee and Security Agreement.

                  "Tax Sharing Agreement" means the Tax Sharing Agreement dated as of the date hereof by and among NCI and the "Affiliated Corporations" (including the Restricted Companies) therein referred to.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.


                                Credit Agreement

                  "Total Indebtedness" means, as at any day, all Indebtedness of NCI and the Restricted Companies, determined on a consolidated basis (excluding the Unrestricted Companies) without duplication in accordance with GAAP.

                  "Total Indebtedness to Cash Flow Ratio" means, as at the last day of any fiscal quarter, the ratio of (a) Total Indebtedness as at such day to
(b) Annualized Operating Cash Flow as at such day.

                  "Tranche A Revolving Credit Commitment" means, with respect to each Lender, the commitment of such Lender to make Tranche A Revolving Credit Loans and to acquire participations in Letters of Credit hereunder, as such commitment may be (a) reduced from time to time pursuant to Sections 2.07 and
2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Tranche A Revolving Credit Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche A Revolving Credit Commitment, as applicable. The aggregate original amount of the Tranche A Revolving Credit Commitments is $260,000,000.

                  "Tranche A Revolving Credit Exposure" means, with respect to any Revolving Credit Lender at any time, the sum of the outstanding principal amount of such Lender's Tranche A Loans and its LC Exposure at such time.

                  "Tranche A Revolving Credit Loan" means a Loan made pursuant to Section 2.01(a) that utilizes the Tranche A Revolving Credit Commitment.

                  "Tranche B Revolving Credit Commitment" means, with respect to each Lender, the commitment of such Lender to make Tranche B Revolving Credit Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Sections 2.07 and 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Tranche B Revolving Credit Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche B Revolving Credit Commitment, as applicable. The aggregate original amount of the Tranche B Revolving Credit Commitments is $825,000,000.

                  "Tranche B Revolving Credit Loan" means a Loan made pursuant to Section 2.01(a) that utilizes the Tranche B Revolving Credit Commitment.


                                Credit Agreement

                "Tranche C Term Loan Availability Period" means the period from and including the Effective Date to and including the earlier of December 31, 1996 and the date of termination of the Tranche C Term Loan Commitments.

                  "Tranche C Term Loan Commitment" means, with respect to each Lender, the commitment of such Lender to make Tranche C Term Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Tranche C Term Loan Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche C Term Loan Commitment, as applicable. The aggregate original amount of the Tranche C Term Loan Commitments is $250,000,000.

                  "Tranche C Term Loan Lender" means (a) a Lender that has a Tranche C Term Loan Commitment set forth opposite its name on Schedule 2.01 and
(b) thereafter, the Lenders from time to time holding Tranche C Term Loans and Tranche C Term Loan Commitments after giving effect to any assignments thereof permitted by Section 10.04.

                  "Tranche C Term Loan" means a Loan made pursuant to Section 2.01(b).

                  "Tranche D Term Loan Commitment" means, with respect to each Lender, the commitment of such Lender to make a Tranche D Term Loan hereunder. The amount of each Lender's Tranche D Term Loan Commitment is set forth on
Schedule 2.01. The aggregate original amount of the Tranche D Term Loan Commitments is $320,000,000.

                  "Tranche D Term Loan Lender" means (a) a Lender that has a Tranche D Term Loan Commitment set forth opposite its name on Schedule 2.01 and
(b) thereafter, the Lenders from time to time holding Tranche D Term Loans after giving effect to any assignments thereof permitted by Section 10.04.

                  "Tranche D Term Loan" means a Loan made pursuant to Section 2.01(c).

                  "Tranche E Loan" has the meaning assigned to such term in Section 7.01(f).

                  "Transactions" means (a) with respect to the Borrower, the execution, delivery and performance by the Borrower of the Loan Documents to which it is a party, the borrowing of Loans and

                                Credit Agreement
the use of the proceeds thereof, and the issuance of Letters of Credit hereunder, (b) with respect to any Credit Party (other than the Borrower), the execution, delivery and performance by such Credit Party of the Loan Documents to which it is a party and (c) with respect to each applicable Credit Party, the Reorganization.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Adjusted Base Rate.

                  "Unrestricted Companies" means each subsidiary of NCI other than the Restricted Companies.

                  "U.S. dollars" or "$" refers to lawful money of the United States of America.

                  "Vendor Equipment Agreements" means the following agreements
(i) the Enhanced Specialized Mobile Radio System Equipment Purchase Agreement dated as of November 1, 1991 between Motorola and NCI; (ii) the letter agreement dated as of November 4, 1991 between Motorola and NCI; (iii) Amendment to Purchase Agreements dated as of August 4, 1994 between Motorola and NCI; (iv) Second Amendment to Purchase Agreements dated as of April 5, 1995 between Motorola and NCI; (v) Amendment 003 to Enhanced Specialized Mobile Radio System Purchase Agreement dated as of March 25, 1995 between Motorola and NCI; and (vi) Amendment 004 to Enhanced Specialized Mobile Radio System Purchase Agreement dated as of April 28, 1996 between Motorola and NCI; each of which agreements and Amendments is, pursuant to the assignment referred to in Section 5.01(m), being assigned to the Borrower on the Effective Date.

                  "Vendor Facilities" means credit facilities made available to the Borrower pursuant to the Vendor Financing Agreement.

                  "Vendor Financing Agreement" means the Amended, Restated and Consolidated Credit Agreement dated as of the date hereof among NCI, the Restricted Companies and the Vendors.

                  "Vendors" means Motorola and NTFC Capital.

                  "Wholly Owned Subsidiary" means, with respect to any Person at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing 100% of the equity or ordinary voting power (other than directors' qualifying shares)


                                Credit Agreement
or, in the case of a partnership, 100% of the general partnership interests are, as of such date, directly or indirectly owned, controlled or held by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Tranche A Revolving Credit Loan", "Tranche B Revolving Credit Loan", "Tranche C Term Loan" or "Tranche D Term Loan") or by Type (e.g., an "Base Rate Loan" or a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Tranche A Revolving Credit Loan" or a "Base Rate Tranche A Revolving Credit Loan"). In similar fashion, (i) Borrowings may be classified and referred to by Class, by Type and by Class and Type, and (ii) Commitments may be classified and referred to by Class.

                  SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections , Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.


                                Credit Agreement

                 SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower and NCI notify the Administrative Agent that the Borrower and NCI request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower and NCI that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                  SECTION 1.05. Tax Sharing Agreement. Pursuant to the Tax Sharing Agreement, the Restricted Companies have agreed to join the affiliated group headed by NCI as "common parent" (within the meaning of Section 1504 of the Code) in filing consolidated Federal, and (in certain circumstances) state and local, income tax returns and have also agreed as to the amounts, if any, that the Restricted Companies shall be obligated to pay to NCI in respect of Federal, state and local income taxes (or the amounts that the Restricted Companies shall be entitled to receive as refunds in respect of such taxes). So long as the Restricted Companies shall be included in consolidated Federal, state and local income tax returns filed by NCI pursuant to the Tax Sharing Agreement, whenever making determinations under this Agreement of the amount of such taxes payable during any period (or the amount of refunds in respect of such taxes receivable during any period) by the Restricted Companies, the amount of such taxes payable or receivable shall be deemed to be equal to the amounts payable or receivable, as the case may be, in respect of such taxes under the Tax Sharing Agreement without reference to whether NCI and its subsidiaries as an affiliated group shall in fact pay any amounts in respect of Federal, state and local income taxes (or receive any amounts in respect of refunds of such taxes) during the relevant period.

                                Credit Agreement

                                   ARTICLE II

                                   The Credits

                  SECTION 2.01.  Commitments.

                  (a) Revolving Credit Loans. Subject to the terms and conditions set forth herein, each Revolving Credit Lender agrees to make Tranche A Revolving Credit Loans and Tranche B Revolving Credit Loans to the Borrower from time to time during the Revolving Credit Availability Period in an aggregate principal amount that will not result in such Lender's Tranche A Revolving Credit Loans exceeding such Lender's Tranche A Revolving Credit Commitment and such Lender's Tranche B Revolving Credit Loans exceeding such Lender's Tranche B Revolving Credit Commitment, provided that (i) the total Tranche A Revolving Credit Exposure shall not at any time exceed the total Tranche A Revolving Credit Commitments and (ii) no Revolving Credit Loans shall be made hereunder unless the Tranche D Term Loan Commitments are borrowed in full on the Effective Date. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Tranche A Revolving Credit Loans and Tranche B Revolving Credit Loans.

                  Proceeds of Revolving Credit Loans shall be available for any use permitted under the applicable provisions of Section 6.09, provided that, in the event that as contemplated by Section 2.09(b)(ii), the Borrower shall prepay Revolving Credit Loans from the proceeds of a Disposition hereunder, then an amount of Tranche A or Tranche B Revolving Credit Commitments, as specified by the Borrower pursuant to the next sentence, equal to the amount of such prepayment (herein the "Reserved Commitment Amount") shall be reserved and shall not be available for borrowings hereunder except and to the extent that the proceeds of such borrowings are to be applied to make acquisitions permitted under Section 7.04(a)(vii) or 7.04(a)(viii) or to make prepayments of Loans under Section 2.09(b)(ii)(z)(B). The Borrower agrees, upon the occasion of any Borrowing of Revolving Credit Loans hereunder that is to constitute a utilization of any Reserved Commitment Amount, to advise the Administrative Agent in writing of such fact at the time of such borrowing, identifying the amount of such Borrowing that is to constitute such utilization, the acquisition in respect of which the proceeds of such Borrowing are to be applied and the reduced Reserved Commitment Amount to be in effect for each Class of Revolving Credit Commitment after giving effect to such Borrowing.

                  (b) Tranche C Term Loans. Subject to the terms and conditions set forth herein, each Tranche C Term Loan Lender


                                Credit Agreement
agrees to make Tranche C Term Loans to the Borrower from time to time during the Tranche C Term Loan Availability Period in an aggregate principal amount that will not result in such Lender's Tranche C Term Loans exceeding such Lender's Tranche C Term Loan Commitment, provided that no Tranche C Term Loans shall be made hereunder unless the Tranche D Term Loan Commitments are borrowed in full on the Effective Date. Proceeds of Tranche C Term Loans shall be available for any use permitted under Section 6.09.

                  (c) Tranche D Term Loans. Subject to the terms and conditions set forth herein, each Tranche D Term Loan Lender agrees to make a single Tranche D Term Loan to the Borrower on the Effective Date in a principal amount equal to such Lender's Tranche D Term Loan Commitment. Proceeds of Tranche D Term Loans shall be available for any use permitted under Section 6.09.

                  SECTION 2.02.  Loans and Borrowings.

                  (a) Each Loan of a particular Class shall be made as part of a Borrowing consisting of Loans of such Class made by the Lenders ratably in accordance with their respective Commitments of such Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Subject to Section 2.12, each Borrowing shall be comprised entirely of Base Rate Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) At the commencement of each Interest Period for a Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each Base Rate Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that (i) a Base Rate Borrowing of Loans of any Class may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of such Class and (ii) a Tranche A Revolving Credit Base Rate Borrowing may be in an amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that

                                Credit Agreement
there shall not at any time be more than a total of 15 Eurodollar Borrowings outstanding.

                  SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone
(a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of a Base Rate Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of a Tranche A Revolving Credit Base Rate Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                         (i) whether the requested Borrowing is to be a Tranche A Revolving Credit Borrowing, Tranche B Revolving Credit Borrowing, Tranche C Term Loan Borrowing or Tranche D Term Loan Borrowing;

                        (ii)  the aggregate amount of such Borrowing;

                       (iii) the date of such Borrowing, which shall be a Business Day;

                        (iv) whether such Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing;

                         (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                        (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly


                                Credit Agreement
following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  Anything herein to the contrary notwithstanding, the initial Borrowing hereunder shall be a Base Rate Borrowing.

                       SECTION 2.04.  Letters of Credit.

                  (a) General. Subject to the terms and conditions set forth herein, in addition to the Tranche A Revolving Credit Loans provided for in
Section 2.01(a), the Borrower may request the issuance of Letters of Credit for its own account by any Issuing Bank, in a form reasonably acceptable to such Issuing Bank, at any time and from time to time during the Revolving Credit Availability Period. Letters of Credit Issued hereunder shall constitute utilization of the Tranche A Revolving Credit Commitments. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                  (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the respective Issuing Bank) to an Issuing Bank selected by it and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.04), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the respective Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate


                                Credit Agreement

LC Exposure of any Issuing Bank (determined for these purposes without giving effect to the participations therein of the Revolving Credit Lenders pursuant to paragraph (d) of this Section 2.04) shall not exceed $30,000,000, (ii) the aggregate LC Exposure of all of the Issuing Banks (so determined) shall not exceed $50,000,000 and (iii) the total Tranche A Revolving Credit Exposure shall not exceed the total Tranche A Revolving Credit Commitments.

                  (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date 18 months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, 18 months after such renewal or extension) and
(ii) the date that is five Business Days prior to the Revolving Credit Maturity Date.

                  (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by any Issuing Bank, and without any further action on the part of such Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Revolving Credit Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Credit Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Revolving Credit Lender's Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section 2.04, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such Issuing Bank in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives


                                Credit Agreement
notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, provided that, if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with a Tranche A Revolving Credit Base Rate Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting Tranche A Revolving Credit Base Rate Borrowing.

                  If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Credit Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Credit Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Credit Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Revolving Credit Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders), and the Administrative Agent shall promptly pay to the respective Issuing Bank the amounts so received by it from the Revolving Credit Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the respective Issuing Bank or, to the extent that the Revolving Credit Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Credit Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

                  (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.04 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the respective Issuing Bank


                                Credit Agreement
under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.04, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

                  Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by such Issuing Bank or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the respective Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank's gross negligence or wilful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

                         (i) such Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

                        (ii) such Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

                       (iii) this sentence shall establish the standard of care to be exercised by an Issuing Bank when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties


                                Credit Agreement
         hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

                  (g) Disbursement Procedures. The Issuing Bank for any Letter of Credit shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Credit Lenders with respect to any such LC Disbursement.

                  (h) Interim Interest. If the Issuing Bank for any Letter of Credit shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Tranche A Revolving Credit Base Rate Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this
Section 2.04, then Section 2.11(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Credit Lender pursuant to paragraph (e) of this Section 2.04 to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

                  (i) Cash Collateralization. If either (i) an Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Required Revolving Credit Lenders demanding the deposit of cash collateral pursuant to this paragraph, or (ii) the Borrower shall be required to provide cover for LC Exposure pursuant to Section 2.09(b), the Borrower shall immediately deposit into the Letter of Credit Account an amount in cash equal to, in the case of an Event of Default, the LC Exposure as of such date plus any accrued and unpaid interest thereon and, in the case of cover pursuant to Section 2.09(b), the amount required under Section 2.09(b); provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Credit Party described in clause (h) or (i) of


                                Credit Agreement

Article VIII. Such deposit shall be held by the Collateral Agent as collateral in the first instance for the LC Exposure under this Agreement and thereafter for the payment of the "Secured Obligations" under and as defined in the Restricted Company Guarantee and Security Agreement.

                  (j) Existing Letters of Credit. There is outstanding on the date hereof letters of credit in an aggregate face amount of $382,480 that have previously been issued by The Chase Manhattan Bank for the account of NCI. Upon the Effective Date, (i) NCI hereby assigns to the Borrower all of its obligations in respect of such letters of credit, (ii) the Borrower hereby assumes all of the obligations of NCI as the account party in respect of such letters of credit and (iii) each of such letters of credit is hereby designated a "Letter of Credit" under and for all purposes of this Agreement. In that connection, the Borrower hereby represents and warrants to each Issuing Bank, each Revolving Credit Lender and the Administrative Agent that each such letter of credit satisfies the requirements of this Section 2.04 (including paragraph
(c) above).

                  SECTION 2.05.  Funding of Borrowings.

                  (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that Tranche A Revolving Credit Base Rate Loans made to finance the reimbursement of an LC Disbursement under any Letter of Credit as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the respective Issuing Bank for such Letter of Credit.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section
2.05 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the


                                Credit Agreement
applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                  SECTION 2.06.  Interest Elections.

                  (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.06. The Borrower may elect different options for continuations and conversions with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

                  (b) To make an election pursuant to this Section 2.06, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                         (i) the Borrowing to which such Interest Election Request applies and, if different options for continuations or conversions are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);


                                Credit Agreement

                        (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                       (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; and

                        (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Base Rate Borrowing. Notwithstanding any contrary provision hereof, if a Specified Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as a Specified Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.

                  SECTION 2.07.  Termination and Reduction of Commitments.

                  (a) Unless previously terminated, (i) the Tranche A Revolving Credit Commitments and the Tranche B Revolving Credit Commitments shall terminate at the close of business on the Revolving Credit Maturity Date, (ii) the Tranche C Term Loan Commitments shall terminate at the close of business on the last day of the Tranche C Term Loan Availability Period and (iii) the Tranche D Term Loan Commitments shall terminate after the Borrowing of Tranche D Term Loans on the Effective Date.


                                Credit Agreement

                  (b) The aggregate amount of the Tranche A Revolving Credit Commitments and Tranche B Revolving Credit Commitments shall be automatically reduced at the close of business on each Revolving Credit Commitment Reduction Date set forth in column (A) below to the amount (subject to reduction pursuant to paragraph (c) below) set forth in column (B) or column (C) below, as applicable, opposite such Revolving Credit Commitment Reduction Date:

              (A)                      (B)                       (C)
                                    Tranche A                 Tranche B
    Revolving Credit             Revolving Credit          Revolving Credit
  Commitment Reduction          Commitments Reduced       Commitments Reduced
   Date Falling on or            to the Following           to the Following
      Nearest to:                   Amounts                     Amounts
  --------------------         ---------------------        ----------------
    March 31, 2001                 $240,500,000               $763,125,000
    June 30, 2001                  $221,000,000               $701,250,000
    September 30, 2001             $201,500,000               $639,375,000
    December 31, 2001              $182,000,000               $577,500,000

    March 31, 2002                 $156,000,000               $495,000,000
    June 30, 2002                  $130,000,000               $412,500,000
    September 30, 2002             $104,000,000               $330,000,000
    December 31, 2002              $ 78,000,000               $247,500,000


                  (c) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of such Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000, (ii) the Borrower shall not terminate or reduce the Commitments of such Class if, after giving effect to any concurrent prepayment of Loans in accordance with Section 2.09, the outstanding Loans of such Class would exceed the total Commitments of such Class and (iii) the Borrower shall not terminate or reduce the Tranche A Revolving Credit Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.09, the total Tranche A Revolving Credit Exposures would exceed the total Tranche A Revolving Credit Commitments.

                  (d) The Borrower shall notify the Administrative Agent of any election to terminate or reduce Commitments under paragraph (c) of this Section
2.07 at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.07


                                Credit Agreement
shall be irrevocable; provided that a notice of termination of Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of Commitments shall be permanent. Each reduction of Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

                  SECTION 2.08.  Repayment of Loans; Evidence of Debt.

                  (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Credit Lender the then unpaid principal amount of such Lender's Revolving Credit Loans on the Revolving Credit Maturity Date. In addition, if following any Revolving Credit Commitment Reduction Date the aggregate principal amount of the Tranche A Revolving Credit Loans shall exceed the Tranche A Revolving Credit Commitments, or the aggregate principal amount of the Tranche B Revolving Credit Loans shall exceed the Tranche B Revolving Credit Commitments, the Borrower shall pay Tranche A Revolving Credit Loans or Tranche B Revolving Credit Loans, as the case may be, in an aggregate amount equal to such excess.

                  (b) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Tranche C Term Loan Lenders the principal of the Tranche C Term Loans in nine installments payable on the Principal Payment Dates as follows:

           Principal Payment Date
          Falling on or Nearest to:          Amount of Installment
          ------------------------           ---------------------
             March 31, 2001                          $18,750,000
             June 30, 2001                           $18,750,000
             September 30, 2001                      $18,750,000
             December 31, 2001                       $18,750,000

             March 31, 2002                          $25,000,000
             June 30, 2002                           $25,000,000
             September 30, 2002                      $25,000,000
             December 31, 2002                       $25,000,000

             March 31, 2003                          $75,000,000


If on the close of business on December 31, 1996 the aggregate outstanding principal amount of the Tranche C Term Loans shall be


                                Credit Agreement
less than the aggregate original principal amount of the Tranche C Term Loan Commitments, the shortfall shall be applied to reduce the foregoing installments ratably.

                  (c) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Tranche D Term Loan Lenders the principal of the Tranche D Term Loans in ten installments payable on the Principal Payment Dates as follows:

           Principal Payment Date
          Falling on or Nearest to:       Amount of Installment
          ------------------------        ---------------------
             March 31, 2001                      $    800,000
             June 30, 2001                       $    800,000
             September 30, 2001                  $    800,000
             December 31, 2001                   $    800,000

             March 31, 2002                      $    800,000
             June 30, 2002                       $    800,000
             September 30, 2002                  $    800,000
             December 31, 2002                   $    800,000

             March 31, 2003                      $    800,000
             June 30, 2003                       $312,800,000


                  (d) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (e) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (f) The entries made in the accounts maintained pursuant to paragraph (e) or (f) of this Section 2.08 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.


                                Credit Agreement

                  (g) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  SECTION 2.09.  Prepayment of Loans.

                  (a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section 2.09. Prepayments of Tranche C Term Loan Borrowings or Tranche D Term Loan Borrowings under this Section 2.09(a) shall be applied to each of such Classes of Borrowings (i) as between such Classes of Borrowings, pro rata in accordance with the respective aggregate principal amounts of the Loans of such Classes outstanding on the date of prepayment and (ii) as within such Classes of Loans, to the respective installments thereof in the direct order of their maturities.

                  (b) Mandatory Prepayments -- all Loans and Vendor Facilities. The Borrower shall make prepayments of the Loans hereunder and under the Vendor Facilities (and reduce the Commitments hereunder and under the Vendor Facilities) as follows:

                        (i) Excess Cash Flow. Not later than the date 135 days after the end of each fiscal year of the Borrower (commencing with Excess Cash Flow for the fiscal year ending on December 31, 1999), the Borrower shall prepay the Loans hereunder and under the Vendor Facilities (and provide cover for LC Exposure as specified in clause
         (iv) of this Section 2.09), and the Commitments hereunder and under the Vendor Facilities shall be subject to automatic reduction, in an aggregate amount equal to 50% of Excess Cash Flow for such fiscal year, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (iv) of this Section 2.09(b).

                        (ii) Sale of Assets. Without limiting the obligation of the Restricted Companies to obtain the consent of the Required Lenders to any Disposition not otherwise



                                Credit Agreement
         permitted hereunder, the Borrower agrees, on or prior to the occurrence of any Disposition (herein, the "Current Disposition"), to deliver to the Administrative Agent a statement certified by a Financial Officer, in form and detail reasonably satisfactory to the Administrative Agent, of the estimated amount of the Net Cash Payments of the Current Disposition that will (on the date of the Current Disposition) be received in cash and, to the extent that the Net Cash Payments of the Current Disposition, and of all prior Dispositions as to which a prepayment has not yet been made under this Section 2.09(b)(ii), shall exceed $5,000,000, the Borrower will prepay the Loans hereunder and under the Vendor Facilities (and provide cover for LC Exposure as specified in clause (iv) of this Section 2.09), and the Commitments hereunder and under the Vendor Facilities shall be subject to automatic reduction, as follows:

                           (w) upon the date of the Current Disposition, in an
                  aggregate amount equal to 100% of such estimated amount of the Net Cash Payments of the Current Disposition, to the extent received in cash on the date of the Current Disposition, together with 100% of the Net Cash Payments of all such prior Dispositions; and

                           (x) thereafter, quarterly, on the date of the
                  delivery by the Borrower to the Administrative Agent pursuant to Section 6.01(c) of the financial statements for each quarterly fiscal period or (if earlier) the date 60 days after the end of such quarterly fiscal period, to the extent the Restricted Companies shall receive Net Cash Payments during such quarterly fiscal period in cash under deferred payment arrangements or Disposition Investments entered into or received in connection with any Disposition, an amount equal to (A) 100% of the aggregate amount of such Net Cash Payments minus (B) any transaction expenses associated with Dispositions and not previously deducted in the determination of Net Cash Payments plus (or minus, as the case may be) (C) any other adjustment received or paid by the Restricted Companies pursuant to the respective agreements giving rise to Dispositions and not previously taken into account in the determination of the Net Cash Payments of Dispositions, provided that if prior to the date upon which the Borrower would otherwise be required to make a prepayment under this clause (x) with respect to any quarterly fiscal period the aggregate amount of such Net Cash Payments (after giving effect to the adjustments provided for in this

                                Credit Agreement
                  clause (x)) shall exceed $5,000,000, then the Borrower shall within three Business Days make a prepayment under this clause
                  (x) in an amount equal to such required prepayment.

         Prepayments of Loans (and cover for LC Exposure) and reductions of Commitments shall be effected in each case in the manner and to the extent specified in clause (iv) of this Section 2.09(b).

                  Notwithstanding the foregoing, the Borrower shall not be required to make a prepayment (or provide cover) pursuant to this
         Section 2.09(b)(ii) with respect to the Net Cash Payments from any Disposition in the event that the Borrower advises the Administrative Agent at the time a prepayment is required to be made under the foregoing clauses (w) or (x) that it intends to reinvest such Net Cash Payments into replacement assets pursuant to an acquisition permitted under Section 7.04(a)(vii) or 7.04(a)(viii), so long as:

                           (y) such Net Cash Payments are either (A) delivered
                  to the Collateral Agent to be held in the Sale Proceeds Reinvestment Account pending such reinvestment, in which event the Collateral Agent need not release such Net Cash Payments except upon presentation of evidence reasonably satisfactory to it that such Net Cash Payments are to be so reinvested in compliance with the provisions of this Agreement or (B) applied by the Borrower to the prepayment of Revolving Credit Loans hereunder (in which event the Borrower agrees to advise the Administrative Agent in writing at the time of such prepayment of Revolving Credit Loans that such prepayment is being made from the proceeds of a Disposition and that, as contemplated by the second paragraph of Section 2.01(a), a portion of the Revolving Credit Commitments equal to the amount of such prepayment gives rise to a Reserved
                  Commitment Amount that shall be available hereunder only for purposes of making acquisitions under Section 7.04(a)(vii) or 7.04(a)(viii) or to make prepayments of Loans under clause
                  (z)(b) below), and

                           (z) the Net Cash Payments from any Disposition are in
                  fact so reinvested within twelve months of such Disposition (it being understood that, in the event Net Cash Payments from more than one Disposition are delivered to the Collateral Agent or applied to the prepayment of Revolving Credit Loans as provided in clause (y) above, such Net Cash Payments shall be



                                Credit Agreement
                  deemed to be released (or, as the case may be, Revolving Credit Loans utilizing the Reserved Commitment Amount shall be deemed to be made) in the same order in which such Dispositions occurred and, accordingly, (A) any such Net Cash Payments so held for more than twelve months shall be forthwith applied to the prepayment of Loans (and cover for LC Exposure) and reductions of Commitments as provided in clause
                  (iv) of this Section 2.09(b) and (B) any Reserved Commitment Amount that remains so unutilized for twelve months shall be utilized through the borrowing by the Borrower of Revolving Credit Loans the proceeds of which shall be applied to the prepayment of Loans (and cover for LC Exposure) and reductions of Commitments as provided in clause (iv) of this Section 2.09(b)).

         As contemplated by Article V of the Restricted Company Guarantee and Security Agreement, nothing in this Section 2.09(b)(ii) shall be deemed to obligate the Collateral Agent to release any of such proceeds from the Sale Proceeds Reinvestment Account to the Restricted Companies for purposes of reinvestment as aforesaid upon the occurrence and during the continuance of any Event of Default.

                  In the event that any Reserved Commitment Amount with respect to any Disposition shall remain unutilized for twelve months and the Borrower shall for any reason not borrow Revolving Credit Loans the proceeds of which applied to the prepayment of Loans (and cover for LC Exposure) and reductions of Commitments as provided above in this clause (iv), the Revolving Credit Lenders agree (which agreement shall be absolute and unconditional, regardless of whether or not the conditions to a borrowing of Revolving Credit Loans hereunder shall have been satisfied and regardless of the occurrence or continuance of any Event of Default, including any Event of Default described in paragraphs (h) or (i) of Article VIII) to purchase participations in the Loans of the Tranche C Term Loan Lenders, the Tranche D Term Loan Lenders and the Vendors in amounts equivalent to the amount of the respective prepayments that each of such Lenders and Vendors would have received had such borrowing of Revolving Credit Loans occurred as provided above.

                       (iii) Change in Control. Upon the occurrence of any Change in Control, the Borrower shall prepay the Loans hereunder and under the Vendor Facilities in full (and provide cover for LC Exposure as specified in clause (iv) of this Section 2.09), and the Commitments hereunder and under the Vendor Facilities shall be automatically terminated.


                                Credit Agreement

                        (iv) Application. Upon each required reduction of Commitments and prepayment of Loans (and cover for LC Exposure) pursuant to this Section 2.09(b), the respective Commitments of each Class or Vendor Facility shall be reduced, and (if the Commitments of such Class or Vendor Facility have terminated) the respective Loans of each Class or Vendor Facility shall be prepaid, ratably in accordance with the respective then-outstanding aggregate amounts of such Commitments or Loans (whichever, as to any particular Class or Vendor Facility, is greater). If after giving effect to any such reduction of the Commitments of any Class the aggregate principal amount of the Loans of such Class (or, in the case of Tranche A Revolving Credit Commitments, the aggregate Tranche A Revolving Credit Exposure) shall exceed the amount of such Commitments, the Borrower will prepay the Loans of such Class (and, to the extent necessary, in the case of the Tranche A Revolving Credit Commitments, provide cover for LC Exposure pursuant to Section 2.04(i)) in an amount equal to such excess. Notwithstanding the foregoing, no reduction of Tranche A Revolving Credit Commitments shall be effected hereunder until the Tranche B Revolving Credit Commitments shall have been reduced to zero, and any reduction that would otherwise, under this clause (iv), be applied to the Tranche A Revolving Credit Commitments shall instead be applied to the Tranche B Revolving Credit Commitments. Prepayments of the Loans of any Class shall be applied to the installments thereof in the direct order of maturity.

                  Subject to the requirements of this clause (iv), in making prepayments of the Loans of any particular Class, the Borrower may elect to prepay Base Rate Loans of such Class (or Eurodollar Loans of such Class having Interest Periods that are the earliest scheduled to expire) in order to minimize amounts that it would otherwise be required to pay under Section 2.14 in connection with such prepayment.

                         (v) Vendor Facilities. The Borrower will cause the Vendor Financing Agreement to contain provisions with respect to the prepayment of Loans, and reduction of Commitments, under the Vendor Facilities identical to the provisions of this Section 2.09(b), with such changes in references as shall be appropriate in the circumstances.

                  (c)  Mandatory Prepayments -- Revolving Credit Loans.

                  (i) Motorola Tranche B. In the event that the
         Borrower shall prepay any "Loans" outstanding under Motorola Tranche B at a time when the aggregate principal amount of


                                Credit Agreement
         the Loans and LC Exposure hereunder shall be equal to or greater than an amount (the "Threshold Amount") equal to 50% of the sum of (i) the then outstanding Commitments hereunder of any Class that have not terminated plus (ii) the then outstanding principal amount of Loans hereunder of any Class with respect to which the Commitments have terminated, then, concurrently with such prepayment, the Borrower shall prepay an amount of the Revolving Credit Loans hereunder in an amount so that the amount of Revolving Credit Loans prepaid hereunder, as a percentage of the sum of the Revolving Credit Loans and Tranche C and Tranche D Term Loans hereunder in excess of the Threshold Amount shall be at least equal to the percentage of the outstanding "Loans" under Motorola Tranche B being prepaid.

                        (ii) Excess Operating Cash. In the event that, at any time, the aggregate amount of cash and cash equivalents of the Restricted Companies in bank deposit accounts or otherwise not held in the possession, or under the control, of the Collateral Agent shall exceed $5,000,000, the Borrower will forthwith deliver an amount of such cash and cash equivalents equal to such excess to the Collateral Agent for deposit into the Concentration Account under and as defined in the Restricted Company Guarantee and Security Agreement.

                  (d) Notification of Prepayments. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of a Base Rate Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice relating to a Borrowing of a particular Class, the Administrative Agent shall advise the Lenders holding Loans of such Class of the contents thereof. Each partial prepayment of any Borrowing under paragraph (a) of this Section 2.09 shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02.


                                Credit Agreement

                  (e) Prepayments Accompanied by Interest. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11.

                  SECTION 2.10.  Fees.

                  (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at a rate per annum equal to the Applicable Rate on the daily average unused amount of the respective Commitments of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on each Quarterly Date and, in respect of any Commitments, on the date such Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (b) The Borrower agrees to pay with respect to Letters of Credit outstanding hereunder the following fees:

                         (i) to the Administrative Agent for the account of each Revolving Credit Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Rate used in determining interest on Tranche A Revolving Credit Eurodollar Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Tranche A Revolving Credit Commitment terminates and the date on which there shall no longer be any Letters of Credit outstanding hereunder, and

         (ii) to each Issuing Bank (x) a fronting fee, which shall accrue at the rate of 1/4 of 1% per annum on the average daily amount of the LC Exposure of such Issuing Bank (determined for these purposes without giving effect to the participations therein of the Revolving Credit Lenders pursuant to paragraph (d) of Section 2.04, and excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Tranche A Revolving Credit Commitments and the date on which there shall no longer be any Letters of Credit of such Issuing Bank outstanding hereunder, and


                                Credit Agreement

         (y) such Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.

Accrued participation fees and fronting fees shall be payable in arrears on each Quarterly Date and on the date the Tranche A Revolving Credit Commitments terminate, commencing on the first such date to occur after the date hereof, provided that any such fees accruing after the date on which the Tranche A Revolving Credit Commitments terminate shall be payable on demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed in writing upon between the Borrower and the Administrative Agent.

                  (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances, absent manifest error in the determination thereof.

                  SECTION 2.11.  Interest.

                  (a) The Loans comprising each Base Rate Borrowing shall bear interest at a rate per annum equal to the Adjusted Base Rate plus the Applicable Rate.

                  (b) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

                  (c) Notwithstanding the foregoing, (i) during the period when any Specified Default shall have occurred and be continuing, the principal of each Loan hereunder shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the rate (taking into account the last paragraph of the definition of "Applicable Rate" in Section 1.01) otherwise applicable to such Loan as provided above (the "Post-Default Rate") and (ii) if any interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to the Post-Default Rate for


                                Credit Agreement
the Loan in respect of which such interest is payable (or, in the case of a fee or other amount that does not relate to a Loan of a particular type, at the Post-Default Rate for Base Rate Tranche D Term Loans).

                  (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section 2.11 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Eurodollar Loan (or the repayment or prepayment in full of the Tranche C or Tranche D Term Loans), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion, (iv) all accrued interest on Tranche A Revolving Credit Loans shall be payable upon termination of the Tranche A Revolving Credit Commitments and
(v) all accrued interest on Tranche B Revolving Credit Loans shall be payable upon termination of the Tranche B Revolving Credit Commitments.

                  (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Adjusted Base Rate at times when the Adjusted Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Adjusted Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.12. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar
Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

                  (b) if such Borrowing is of a particular Class of Loans, the Administrative Agent is advised by the Required Revolving Credit Lenders, the Required Tranche C Term Loan Lenders or the Required Tranche D Term Loan Lenders, as the case may be, that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately


                                Credit Agreement
         and fairly reflect the cost to such Lenders of making or maintaining their Loans of such Class included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as a Base Rate Borrowing.

                  SECTION 2.13.  Increased Costs.

                  (a)  If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or Issuing Bank; or

                  (ii) impose on any Lender or Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or any Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such


Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

                  (b) If any Lender or Issuing Bank reasonably determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or such Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or


                                Credit Agreement
participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender's or Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or Issuing Bank's policies and the policies of such Lender's or Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank, or such Lender's or Issuing Bank's holding company, for any such reduction suffered.

                  (c) A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.13 shall be delivered to the Borrower and shall be conclusive so long as it reflects a reasonable basis for the calculation of the amounts set forth therein and does not contain any manifest error. The Borrower shall pay such Lender or Issuing Bank the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.13 shall not constitute a waiver of such Lender's or Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section 2.13 for any increased costs or reductions incurred more than six months prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

                  SECTION 2.14. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable and is revoked in accordance herewith) or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable


                                Credit Agreement
thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for U.S. dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this
Section 2.14 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  SECTION 2.15.  Taxes.

                  (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.


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                                      -61-

                  (c) The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) paid by the Administrative Agent, such Lender or Issuing Bank, as the case may be (and any penalties, interest and reasonable expenses arising therefrom or with respect thereto during the period prior to the Borrower making the payment demanded under this paragraph (c)), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

                  SECTION 2.16. Payments Generally; Pro Rata Treatment; Sharing of Set-Offs.

                  (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.13, 2.14 or 2.15, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day


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                                      -62-

for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at such of its offices in New York City as shall be notified to the relevant parties from time to time, except payments to be made directly to an Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.13, 2.14, 2.15 and 10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof, and the Borrower shall have no liability in the event timely or correct distribution of such payments is not so made. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in U.S. dollars.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

                  (c) Except to the extent otherwise provided herein: (i) each borrowing of Loans of a particular Class from the Lenders under Section 2.01 hereof shall be made from the relevant Lenders, each payment of commitment fee under Section 2.10 hereof in respect of Commitments of a particular Class shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.03 hereof shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; (ii) Eurodollar Loans of any Class having the same Interest Period shall be allocated pro rata among the relevant Lenders according to the amounts of their Commitments or such Class (in the case of the making of Loans) or their respective Loans of such Class (in the case of conversions and continuations of Loans); (iii) each payment or prepayment by the Borrower of principal of Loans of a particular Class shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class


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                                      -63-

held by them; (iv) each payment by the Borrower of interest on Loans of a particular Class shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders; and (v) each payment by the Borrower of participation fees in respect of Letters of Credit shall be made for the account of the Revolving Credit Lenders pro rata in accordance with the amount of participation fees then due and payable to the Revolving Credit Lenders.

                  (d) If, at any time after the occurrence and during the continuance of an Event of Default hereunder or under the Vendor Financing Agreement, any Lender shall, by exercising any right of set-off or counterclaim or otherwise (including through voluntary prepayment by the Restricted Companies, or through the exercise of any remedies under, or payments made pursuant to, the Restricted Company Guarantee and Security Agreement), obtain payment in respect of any principal of or interest on any of its Loans (or participations in LC Disbursements) of any Class resulting in such Lender receiving payment of a greater proportion of the aggregate principal amount of its Loans (and participations in LC Disbursements) of such Class and accrued interest thereon than the proportion of such amounts received by any other Lender of any other Class or any Vendor, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans (and LC Disbursements) of the other Lenders and the Vendors to the extent necessary so that the benefit of such payments shall be shared by all the Lenders and Vendors ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans (and participations in LC Disbursements); provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans (or participations in LC Disbursements) to any assignee or participant, other than to any Credit Party or any subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender or Vendor acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender or Vendor were a direct creditor of the Borrower in the amount of such participation.


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                                      -64-

                  (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank entitled thereto (the "Applicable Recipient") hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Applicable Recipient the amount due. In such event, if the Borrower has not in fact made such payment, then each Applicable Recipient severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Applicable Recipient with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

                  (f) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(d), 2.04(e), 2.05(b) or 2.16(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Section until all such unsatisfied obligations are fully paid.

                  SECTION 2.17.  Mitigation Obligations; Replacement of
Lenders.

                  (a) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations, hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at


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                                      -65-

its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, each Issuing Bank), which consents shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (and participations in LC Disbursements), accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                  (c) If, in connection with a request by any Credit Party to obtain the consent of the Lenders to a waiver, amendment or modification of any of the provisions of this Agreement or any other Loan Document that requires the consent of all of the Lenders under Section 10.02, one or more Lenders (the "Declining Lenders") having Loans, LC Exposure and unused Commitments representing not more than 2% of the sum of the total Loans, LC Exposure and unused Commitments at such time have declined to agree to such request, then the Borrower may, at its sole expense and effort, upon notice to such Lender(s) and the Administrative Agent, require all (but not less than all) of such Declining Lenders to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all their interests, rights and obligations under this Agreement to one or more assignees that shall assume such obligations (any of which assignees may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, each Issuing Bank), which consents shall not unreasonably be withheld or delayed, (ii) each such Declining Lender shall have received payment of an amount equal to the outstanding principal of its Loans (and participations in LC Disbursements), accrued interest


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                                      -66-

thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) each of the Vendors shall have agreed with such waiver, amendment or modification for purposes of the Vendor Financing Agreement and the Loan Documents to which it is a party and (iv) the Borrower shall have paid to each of the Lenders compensation in an amount equivalent (taking into account the total Commitments, LC Exposure and Loans of such other Lenders) to any compensation required to induce the assignees to take such assignment from the Declining Lenders.


                                   ARTICLE III

                                Guarantee by NCI

                  Section 3.01. The Guarantee. NCI hereby guarantees to each Lender, each Issuing Bank and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to the Borrower, all LC Disbursements and all other amounts from time to time owing to the Lenders, any Issuing Bank or either Agent by the Borrower hereunder or under any other Loan Document, and all obligations of the Borrower to any Lender under any Hedging Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). NCI hereby further agrees that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, NCI will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                  Section 3.02. Obligations Unconditional. The obligations of NCI under Section 3.01 are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of this Agreement, the other Loan Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section


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                                      -67-

3.02 that the obligations of NCI hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of NCI hereunder which shall remain absolute and unconditional as described above:

                         (i) at any time or from time to time, without notice to NCI, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                        (ii) any of the acts mentioned in any of the provisions hereof or of the other Loan Documents or any other agreement or instrument referred to herein or therein shall be done or omitted;

                       (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right hereunder or under the other Loan Documents or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                        (iv) any lien or security interest granted to, or in favor of, the Collateral Agent, any Issuing Bank or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

NCI hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender exhaust any right, power or remedy or proceed against the Borrower hereunder or under the other Loan Documents or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

                  Section 3.03. Reinstatement. The obligations of NCI under this
Article III shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and NCI agrees that it will indemnify the Administrative Agent, each


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                                      -68-

Issuing Bank and each Lender on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Administrative Agent or such Issuing Bank or Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                  Section 3.04. Subrogation. NCI hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code of 1978, as amended) or otherwise by reason of any payment by it pursuant to the provisions of this Article III and further agrees with the Borrower for the benefit of each of its creditors (including, without limitation, each Issuing Bank, each Lender and the Administrative Agent) that any such payment by it shall constitute a contribution of capital by NCI to the Borrower.

                  Section 3.05. Remedies. NCI agrees that, as between NCI and the Lenders, the obligations of the Borrower hereunder may be declared to be forthwith due and payable as provided in Article VIII or Section 2.04(i), as applicable (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII or Section 2.04(i), as applicable) for purposes of Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by NCI for purposes of Section 3.01.

                  Section 3.06. Instrument for the Payment of Money. NCI hereby acknowledges that the guarantee in this Article III constitutes an instrument for the payment of money, and consents and agrees that any Issuing Bank, any Lender or the Administrative Agent, at its sole option, in the event of a dispute by NCI in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

                  Section 3.07. Continuing Guarantee. The guarantee in this
Article III is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.


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                                      -69-

                                   ARTICLE IV

                         Representations and Warranties

                  NCI and each Restricted Company represents and warrants to the Lenders and the Agents, as to itself and each of its subsidiaries, that:

                  SECTION 4.01. Organization; Powers. NCI is duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Restricted Companies is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Credit Party has all requisite power and authority under their respective organizational documents to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                  SECTION 4.02. Authorization; Enforceability. The Transactions are within the corporate power of each Credit Party and have been duly authorized by all necessary corporate and, if required, stockholder action on the part of such Credit Party. This Agreement has been duly executed and delivered by each Credit Party and constitutes a legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 4.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, (b) will not violate any applicable law, policy or regulation or the charter, by-laws or other organizational documents of any Credit Party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Credit Party, or any of its assets, or give rise to a right thereunder to require any payment to be made by any Credit Party, and (d) except for the Liens created by the Security Documents, will not result in the creation or imposition of any Lien on any asset of the Credit Parties.


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                                      -70-

                  SECTION 4.04.  Financial Condition; No Material Adverse
Change.

                  (a) The Credit Parties have heretofore delivered to the Lenders the following financial statements:

                  (i) the audited consolidated balance sheet and statements of operations, changes in stockholders' equity and cash flows of NCI and its subsidiaries as of and for the fiscal year ended December 31, 1995, reported on by Deloitte & Touche LLP, independent public accountants;

                  (ii) the unaudited consolidated balance sheet and statements of changes in stockholders' equity and cash flows of NCI and its subsidiaries as of and for the six-month period ended June 30, 1996, together with the unaudited consolidated statements of operations for such period and for the fiscal quarter ended June 30, 1996, in each case certified by a Financial Officer of NCI;

                  (iii) pro forma combined balance sheet and statements of operations, changes in stockholders' equity and cash flows of the Restricted Companies as of and for the fiscal year ended December 31, 1995, certified by a Financial Officer of the Borrower; and

                  (iv) pro forma combined balance sheet and statements of changes in stockholders' equity and cash flows of the Restricted Companies as of and for the six-month period ended June 30, 1996, together with the pro forma combined statements of operations for such period and for the fiscal quarter ended June 30, 1996, in each case certified by a Financial Officer of NCI.

Such financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of NCI and its subsidiaries, and the pro forma combined financial position and results of operations and cash flows of the Restricted Companies, as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements as at and for the fiscal quarter and six-month period ended June 30, 1996.

                  (b) Since June 30, 1996, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of NCI and its subsidiaries, or of the Restricted Companies, in each case taken as a whole.


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
                                      -71-

                  (c) None of the Credit Parties has on the date hereof any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments in each case that are material, except as referred to or reflected or provided for in the balance sheets as at June 30, 1996 referred to above, or pursuant to the Vendor Equipment Agreements.

                  SECTION 4.05.  Properties.

                  (a) Each of the Credit Parties and their respective subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

                  (b) The Restricted Companies have heretofore delivered to the Collateral Agent a complete and correct list in all material respects, as of July 31, 1996, of all of the real property interests owned or leased by the Restricted Companies as of such date, indicating in each case whether the respective property is owned or leased (and, if leased, the type of the operations of the Restricted Companies conducted or to be conducted on such property), the identity of the owner or lessor (to the extent available) and lessee and the city or market in which the respective property is located.

                  (c) Each of the Credit Parties and their respective subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Credit Parties and their respective subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 4.06.  Litigation and Environmental Matters.

                  (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any of the Credit Parties, threatened against or affecting any of the Credit Parties or any of their respective subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Basic Documents or the Transactions.



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                                      -72-

                  (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Credit Party nor any of their respective subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or any inquiry, allegation, notice or other communication from any Governmental Authority concerning its compliance with any Environmental Law or (iv) knows of any basis for any Environmental Liability.

                  (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

                  SECTION 4.07. Compliance with Laws and Agreements. Each of the Credit Parties and their respective subsidiaries is in compliance with all laws, regulations, policies and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

                  SECTION 4.08. Investment and Holding Company Status. No Credit Party nor any of their respective subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

                  SECTION 4.09. Taxes. Each of the Credit Parties and their respective subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Restricted Company has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 4.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with


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                                      -73-

all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. As of the date hereof, none of the Restricted Companies has, or within the past six years has contributed to or been required to contribute to, any "employee benefit pension plan" subject to Title IV of ERISA.

                  SECTION 4.11. Disclosure. The Credit Parties have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which any Credit Party is subject, and all other matters known to any Credit Party, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Credit Parties to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Credit Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                  SECTION 4.12. Material Agreements and Liens.

                  (a) Part A of Schedule 4.12 is a complete and correct list, as of the date of this Agreement, of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, any of the Credit Parties or any of their respective subsidiaries (other than the agreements relating to the Existing Vendor Indebtedness) the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $5,000,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of said
Schedule 4.12.

                  (b) Part B of Schedule 4.12 hereto is a complete and correct list, as of the date of this Agreement, of each Lien securing Indebtedness of any Person the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $5,000,000 and covering any property of any of the Credit Parties or any of their respective subsidiaries (other than the Liens securing the Existing Vendor Indebtedness), and the aggregate


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                                      -74-

Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien is correctly described in Part B of said Schedule 4.12.

                  SECTION 4.13. Regulatory Matters.

                  (a) License Information. The Restricted Companies have heretofore delivered to the Administrative Agent a list, as of July 31, 1996 and complete and correct in all material respects, of all SMR Licenses and other FCC Licenses (and all PUC Authorizations material to the Mobile Communications Business of the Restricted Companies) held by any Restricted Company as well as all SMR Licenses and other FCC Licenses or PUC Authorizations for which any of the Restricted Companies is providing management services, which list contains:

                         (i) for each such FCC License (including each SMR License), the call sign, the name of the licensee, the city or other location, and state, in which the primary site (i.e. the site which receives co-channel interference protection) is located, and the number of channels subject to such SMR License; and

                        (ii) for each such PUC Authorization, the geographic area covered by such Authorization, the services that may be provided thereunder, if any.

                  The FCC Licenses and PUC Authorizations specified in such list and material to the Mobile Communications Business of the Restricted Companies are valid and in full force and effect without conditions except for such conditions as are generally applicable to holders of FCC Licenses and such Authorizations. No event (including the pendency of any petition to deny, informal objection, petition to revoke, or other complaint, investigation or proceeding before the FCC or any PUC) has occurred and is continuing which could reasonably be expected to (i) result in the imposition of a material forfeiture or the revocation, termination or adverse modification of any FCC License or PUC Authorization specified in such list, held by a Restricted Company and material to the Mobile Communications Business of the Restricted Companies or (ii) materially and adversely affect any rights of the Restricted Companies thereunder that are material to the Mobile Communications Business of the Restricted Companies.

                  None of the Restricted Companies has any reason to believe or has any knowledge that the FCC Licenses and PUC Authorizations specified in such list and material to the Mobile Communications Business of the Restricted Companies will not be


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                                      -75-

renewed in the ordinary course. The Restricted Companies (taking into account the Commitments hereunder and the "Commitments" under the Vendor Financing Agreement and the other financial sources reflected or assumed in the business plan of NCI set forth in the Information Memorandum) have sufficient time, materials, equipment, contract rights and other required resources to complete, in a timely fashion and in full, construction of each SMR System they currently operate or currently plan to operate in compliance with all applicable technical standards and construction requirements and deadlines. The current ownership and operation by each of the Restricted Companies of its Mobile Communications Business comply with the Communications Act of 1934, as amended, and all rules, regulations and policies of the FCC, any PUC and of any other Governmental Authority, except for such non-compliance that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                  (b) Shared Frequency Agreements, Etc. Except for the agreements set forth in the list delivered pursuant to paragraph (a) of this
Section 4.13, none of the Restricted Companies is, on the date thereof, a party to (i) any agreement for the shared use of frequencies, (ii) any management, loading or similar agreements with respect to the FCC Licenses held by the Restricted Companies, or (iii) any agreement pursuant to which the Restricted Companies have agreed to share with others any portion of the revenues derived from any such FCC Licenses, or pursuant to which such FCC Licenses shall be subject to any right on the part of any other Person to require any Restricted Companies to sell any such FCC Licenses, which if terminated, amended or modified, individually or collectively, would have a Material Adverse Effect.

                  (c) Condition of Systems. All of the material properties, equipment and systems owned, leased or managed by each Restricted Company are, and (to the best knowledge of the Restricted Companies) all such material property, equipment and systems to be acquired or added in connection with any contemplated system expansion or construction will be, in good repair, working order and condition and are and will be in compliance with all terms and conditions of the FCC Licenses and all standards or rules imposed by any Governmental Authority (including the FCC or any PUC) or as imposed under any agreements with telephone companies and customers, except for any such failure to be in good repair, working order or condition, and any such non-compliance, that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.



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                                      -76-

                  (d) Fees. Each of the Restricted Companies (as to all SMR Systems owned, leased or managed by any of such entities) has paid all franchise, license or other fees and charges which have become due pursuant to any Authorization in respect of its business and has made appropriate provision as is required by GAAP for any such fees and charges which have accrued.

                  (e) License Compliance. Except as specifically set forth in
Schedule 4.13 hereto, each of the Restricted Companies (as to all SMR Systems owned or managed by any of such entities) has secured all material Authorizations with the FCC, and, if applicable, any PUC and any other Governmental Authority exercising jurisdiction over the Mobile Communications Business of the Restricted Companies (or the construction of delivery systems therefor) required for the conduct of the business and operations of the Mobile Communications Business as currently conducted. All management agreements identified in the list delivered pursuant to paragraph (a) above, and all agreements among the Restricted Companies with respect to the operation of licenses, are in compliance with all applicable laws as well as the rules, orders and policies of any Governmental Authority, including the FCC and applicable PUC's, except for any non-compliance that would not materially and adversely affect any rights of the Restricted Companies thereunder. The Restricted Companies have timely filed all required reports, applications, certificates, and other documents with the FCC and any applicable PUC or other Governmental Authority with respect to any SMR Systems owned or managed by any Restricted Company, except where failure to file any such documents could not result in a Material Adverse Effect.

                  (f) Coverage. The aggregate population in the geographic regions covered by the SMR Licenses held by the Restricted Companies as at the date hereof is at least equal to 250,000,000.

                  SECTION 4.14. Subsidiaries. Set forth in Schedule 4.14 is a complete and correct list of all of the subsidiaries of the Credit Parties as of the date hereof together with, for each such subsidiary, (a) the jurisdiction of organization of such subsidiary, (b) each Person holding ownership interests in such subsidiary and (c) the nature of the ownership interests held by each such Person and the percentage of ownership of such subsidiary represented by such ownership interests. Except as disclosed in Schedule 4.14, (i) each Credit Party and its respective subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Security Documents and, prior to the Effective Date, Liens securing the Existing Vendor Indebtedness), and has the unencumbered right to


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                                      -77-

vote, all outstanding ownership interests in each Person shown to be held by it in Schedule 4.14, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

                  SECTION 4.15. Capitalization of NCI. NCI has heretofore delivered to the Administrative Agent a complete and correct copy of its Proxy Statement dated June 7, 1995 pursuant to which the approval of the shareholders of NCI was solicited, inter alia, with respect to the "Motorola Transaction" therein referred to and the Securities Purchase Agreement dated as of April 4, 1995 among NCI, the Digital Radio, L.L.C. (the "McCaw Investor") and Craig O. McCaw. Such Proxy Statement attaches, as Exhibits thereto, true and complete copies of the Agreement and Plan of Contribution and Merger (including all amendments thereto) pursuant to which such Motorola Transaction was consummated, and such Securities Purchase Agreement, and neither of such Agreement and Plan of Contribution and Merger, nor such Securities Purchase Agreement, has been subsequently amended, modified or supplemented. In addition, NCI has heretofore delivered to the Administrative Agent a complete and correct copy of the Stock Purchase Agreement dated as of September 14, 1992, as amended, pursuant to which it has granted options to Comcast FCI, Inc. ("Comcast").

                  As of the date hereof, none of the Equity Rights described in said Proxy Statement, or granted pursuant to said Stock Purchase Agreement, pursuant to which Motorola, the McCaw Investor or Comcast are entitled to acquire shares of NCI capital stock (all of which Equity Rights are described in Part A of Schedule 4.15) have been amended, modified or supplemented and (ii) except as set forth in Part B of Schedule 4.15, there are no outstanding obligations of NCI, any Restricted Company or any of their subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of NCI or any Restricted Company, nor are there any outstanding obligations of NCI, any Restricted Company or any of their subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of NCI, any Restricted Company or any of their subsidiaries.

                  SECTION 4.16. Vendor Equipment Agreements. The Restricted Companies have heretofore delivered to the Administrative Agent (or to Special Counsel for delivery to the Administrative Agent) a true and complete copy of each Vendor


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                                      -78-

Equipment Agreement (including all modifications and supplements thereto and all schedules and exhibits delivered thereunder).

                  SECTION 4.17. Public Note Indentures. NCI has heretofore delivered to the Administrative Agent a true and complete copy of each Public
Note Indenture (including all modifications and supplements thereto). The aggregate outstanding principal amount of Existing Vendor Indebtedness that may be permitted to be outstanding under the "Motorola Agreements" and "Northern Telecom Agreements" in accordance with the definitions of such respective terms under the Public Note Indentures is $260,000,000 and $40,000,000, respectively. The Restricted Companies constitute all of the "Restricted Subsidiaries" on the date hereof under and as defined in the Public Note Indentures.


                                    ARTICLE V

                                   Conditions

                  SECTION 5.01. Effective Date. The obligations of the Lenders to make Loans, and of any Issuing Bank to issue Letters of Credit, hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

                  (a) Counterparts of Agreement. The Administrative Agent (or Special Counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) Opinion of Counsel to Credit Parties. The Administrative Agent (or Special Counsel) shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Jones, Day, Reavis & Pogue, counsel to the Credit Parties, covering such matters relating to the Credit Parties, this Agreement, the other Loan Documents or the Transactions as the Required Lenders shall request (and each Credit Party hereby requests such counsel to deliver such opinion). To the extent deemed appropriate by the Restricted Companies, internal corporate matters in such opinion (such as due incorporation and the like) may be

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
                                      -79-


         rendered in a separate opinion from the General Counsel of NCI.

                  (c) Opinion of Special Communications Counsel. The Administrative Agent (or Special Counsel) shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Dow, Lohnes & Albertson, special communications counsel to the Credit Parties, covering such matters relating to the Credit Parties, this Agreement, the other Loan Documents or the Transactions as the Required Lenders shall request (and each Credit Party hereby requests such counsel to deliver such opinion).

                  (d) Opinion of Special Counsel. The Administrative Agent shall have received a favorable written legal opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Special Counsel, substantially in the form of Exhibit B (and each of The Chase Manhattan Bank, Morgan Guaranty Trust Company of New York and The Toronto-Dominion Bank, as arrangers of the credit facilities contemplated hereby, requests Special Counsel to deliver such opinion).

                  (e) Corporate Matters. The Administrative Agent (or Special Counsel) shall have received such documents and certificates as the Administrative Agent or Special Counsel may reasonably request relating to the organization, existence and good standing of each Credit Party, the authorization of the Transactions and any other legal matters relating to the Credit Parties, this Agreement, the other Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

                  (f) Financial Officer Certificate. The Administrative Agent (or Special Counsel) shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) through (d) of Section 5.02.

                  (g) Notes. The Administrative Agent (or Special Counsel) shall have received for each Lender that shall have requested a promissory note, a duly completed and executed promissory note for such Lender.

                  (h)  Restricted Company Guarantee and Security
         Agreement.  The Collateral Agent (or Special Counsel) shall


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
                                      -80-

         have received (i) from each Restricted Company a counterpart of the Restricted Company Guarantee and Security Agreement signed on behalf of such Restricted Company and (ii) the stock certificates identified under the name of such Restricted Company in Annex 1 thereto, accompanied by undated stock powers executed in blank. In addition, each Restricted Company shall have taken such other action (including delivering to the Collateral Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Collateral Agent shall have requested in order to perfect the security interests created pursuant to the Restricted Company Guarantee and Security Agreement.

                  (i) Concentration Account; Lock Boxes. The Collateral Agent shall have received evidence satisfactory to it that, as contemplated by Article V of the Restricted Company Guarantee and Security Agreement, the Restricted Companies shall have implemented arrangements under which all cash generated by the Restricted Companies in the ordinary course of their business operations will be deposited directly into lock box or segregated depository accounts at banks that have acknowledged the Lien of the Collateral Agent in such cash and that have agreed to remit such cash to the Concentration Account under and as defined in the Restricted Company Guarantee and Security Agreement.

                  (j) Mortgages. The Collateral Agent shall have received from each Restricted Company, duly executed collateral lease assignments, in such form as shall be satisfactory to the Collateral Agent, with respect to the leasehold interests of such Restricted Company.

                  (k) Intercreditor and Collateral Agency Agreement. The Administrative Agent (or Special Counsel) shall have received from each Restricted Company and each Vendor a counterpart of the Intercreditor and Collateral Agency Agreement signed on behalf of such party (or, in the case of a Vendor, written evidence satisfactory to the Administrative Agent, which may include telecopy transmission of a signed signature page of the Intercreditor and Collateral Agency Agreement, that such Vendor has signed a counterpart of the Intercreditor and Collateral Agency Agreement).

                  (l) Vendor Financing Agreement. The Administrative Agent shall have received evidence satisfactory in form and substance to it that the Restricted Companies, Motorola and NTFC Capital shall have entered into the Vendor Financing


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                                      -81-

         Agreement (which shall be an amendment, restatement and consolidation of the agreements pursuant to which the Existing Vendor Indebtedness is outstanding) providing for financing to be made available to the Borrower by

                       (i) Motorola in an aggregate principal amount at least
                  equal to $305,000,000 (of which at least $110,000,000 shall be outstanding on the Effective Date) and

                       (ii) NTFC Capital in an aggregate principal amount at
                  least equal to $40,000,000 (all of which shall be outstanding on the Effective Date),

         and containing representations, conditions, covenants and defaults substantially identical to the corresponding provisions of this Agreement, and containing such other provisions as shall be satisfactory to the Required Lenders, together with evidence that the conditions to effectiveness therein specified shall have been, or shall on the Effective Date shall be, satisfied; and the Administrative Agent shall have received copies of each of such agreements certified by a Financial Officer as being true, correct and complete copies thereof, together with a copy of all documents delivered in connection with the closing thereunder (which shall include, in the case of any opinion delivered in connection therewith not addressed to the Lenders, a reliance letter from the Person delivering such opinion in favor of the Agents and the Lenders hereunder).

                  (m) Vendor Equipment Agreements. The Administrative Agent shall have received evidence that all right, title and interest of NCI under each Vendor Equipment Agreement shall have been assigned to the Borrower (and that the respective Vendor shall have consented to such assignment), in each case pursuant to instruments satisfactory in form and substance to the Administrative Agent and the Lenders.

                  (n) iDEN Technology. The Administrative Agent shall have received copies of certifications delivered by NCI to Motorola under the respective Vendor Equipment Agreements entered into with Motorola to the effect that the "Chicago System" has achieved "Conditional Acceptance" and "Final Acceptance" (as such terms are defined in such Vendor Equipment Agreements), and such other evidence requested by the Administrative Agent (or any Lender through the Administrative Agent) reasonably satisfactory to the Required Lenders concerning the operational performance of


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                                      -82-

         the SMR System operating in the Chicago market and utilizing the reconfigured iDEN technology platform.

                  (o) Reorganization. The Administrative Agent shall have received evidence satisfactory to it that, on or before the Effective Date, the Reorganization shall have been completed. In addition, the Administrative Agent (or Special Counsel) shall have received copies of any agreements, instruments and other documents executed and delivered by NCI or the Restricted Companies in connection with the Reorganization.

                  (p) License Companies. The Administrative Agent shall have received evidence satisfactory to it that applications for the transfer to License Companies, in accordance with the requirements of Section 7.09(b), of all FCC Licenses and PUC Authorizations held by First Tier Restricted Companies have been submitted to the FCC or applicable PUC.

                  (q) Fees and Expenses. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans, and of the Issuing Banks to issue Letters of Credit, hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 3:00 p.m., New York City time, on October 31, 1996 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                  SECTION 5.02. Each Extension of Credit. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of any Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of each Credit Party set forth in this Agreement and the other Loan Documents shall be true and correct on and as of the date of such Borrowing, or (as applicable) the date of issuance, amendment, renewal or extension of such Letter of Credit, both before and after


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                                      -83-

         giving effect thereto and to the use of the proceeds thereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date).

                  (b) No Defaults. At the time of and immediately after giving effect to such Borrowing, or (as applicable) the date of issuance, amendment, renewal or extension of such Letter of Credit, no Default shall have occurred and be continuing.

                  (c) Public Note Indenture Compliance. If such Borrowing is of Tranche B Revolving Credit Loans, Tranche C Term Loans or Tranche D Term Loans, the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer demonstrating that one of the following shall be true: (i) after giving effect to such Borrowing, the aggregate amount of all outstanding Tranche B Revolving Credit Loans, Tranche C Term Loans, Tranche D Term Loans and Indebtedness under the Vendor Facilities (other than any such Loans or Indebtedness the proceeds of which were applied to refinance Existing Vendor Indebtedness), and any other Indebtedness of NCI and its subsidiaries that utilizes the exceptions referred to in the definition of "Permitted Debt Limitation" in Section 1.01, will not exceed the Permitted Debt Limitation, (ii) the proceeds of such Borrowing will be applied to refinance Existing Vendor Indebtedness (or Indebtedness outstanding under the Vendor Facilities the proceeds of which were applied to refinance Existing Vendor Indebtedness) or (iii) such Borrowing is permitted to be incurred on such date under Section 1008 of each Public Note Indenture (other than the January 1994 Indenture)and under Section 10.8 of the January 1994 Indenture.

                  (d) Motorola Tranche B Borrowing. If after giving effect to such Borrowing, or such issuance, amendment, renewal or extension of such Letter of Credit, the aggregate principal amount of the Loans and LC Exposure shall be equal to or greater than 50% of the sum of (i) the then outstanding Commitments hereunder of any Class that have not terminated plus (ii) the then outstanding principal amount of Loans hereunder of any Class with respect to which the Commitments have terminated, then, concurrently with such Borrowing, or such issuance, amendment, renewal or extension, the Borrower shall be making a borrowing under the Motorola


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                                      -84-

         Tranche B in an amount equivalent to the amount being borrowed, or the increased LC Exposure, hereunder (i.e. so that the amount of such borrowing under Motorola Tranche B as a percentage of the available "Commitments" under Motorola Tranche B is at least equal to the percentage of the available Commitments hereunder being utilized by such Borrowing or such increased LC Exposure).

                  (e) Secured Indebtedness to Revenue Ratio. After giving effect to such Borrowing, or such issuance, amendment, renewal or extension of such Letter of Credit, the Secured Indebtedness to Revenue Ratio shall not exceed the applicable amount set forth in Section 7.08(f).

Each Borrowing Request, or request for issuance, amendment, renewal or extension of a Letter of Credit, shall be deemed to constitute a representation and warranty by the Borrower (both as of the date of such Borrowing Request, or request for issuance, amendment, renewal or extension, and as of the date of the related Borrowing or issuance, amendment, renewal or extension) as to the matters specified in paragraphs (a), (b), (d) and (e) of this Section 5.02.

                                   ARTICLE VI

                              Affirmative Covenants

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of the Credit Parties covenants and agrees with the Lenders that:

                  SECTION 6.01. Financial Statements and Other Information. NCI and the Borrower will furnish to the Administrative Agent and each Lender:

                  (a) within 120 days after the end of each fiscal year, the audited consolidated statements of operations, changes in stockholders' equity and cash flows of NCI and its subsidiaries for such fiscal year, and the related audited consolidated balance sheet for NCI and its subsidiaries as of the end of such fiscal year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year, all reported on by Deloitte & Touche LLP, or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit), to the effect that such audited consolidated financial statements present


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
                                      -85-

         fairly in all material respects the financial condition and results of operations of NCI and its subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 120 days after the end of each fiscal year, the unaudited combined statements of operations, changes in stockholders' equity and cash flows of the Restricted Companies for such fiscal year, and the related unaudited combined balance sheet for the Restricted Companies as of the end of such fiscal year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Restricted Companies on a combined basis in accordance with GAAP consistently applied, which financial statements shall be accompanied with a reconciliation, in form and detail satisfactory to the Administrative Agent, to the audited financial statements for NCI and its subsidiaries for such fiscal year delivered pursuant to clause (a) above;

                  (c) within 60 days after the end of each fiscal quarter of each fiscal year:

                                 (i) the consolidated statements of operations
                  of NCI and its subsidiaries (and, separately stated, the combined statements of operations of the Restricted Companies) for such fiscal quarter and for the then elapsed portion of the fiscal year,

                                 (ii) the consolidated statements of changes in
                  stockholders' equity and cash flows of NCI and its subsidiaries (and, separately stated, the combined statements of changes in stockholders' equity and cash flows of the Restricted Companies) for the then elapsed portion of the fiscal year and

                                 (iii) the related consolidated balance sheet
                  for NCI and its subsidiaries (and, separately stated, the related combined balance sheet for the Restricted Companies) as at the end of such fiscal quarter,

         setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of NCI or the Borrower (as the case may be) as presenting fairly, in all material respects, the financial condition and results of


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                                      -86-

         operations of NCI and its subsidiaries on a consolidated basis (or of the Restricted Companies on a combined basis) in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (d) concurrently with any delivery of financial statements under clause (a), (b) or (c) above, a certificate of a Financial Officer of each of NCI and the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 7.01(d), 7.01(g), 7.03(f), clauses (iv) through (viii) of 7.04(a), 7.05(c) and 7.08 (which calculations shall include the corresponding figures for the most-recently ended fiscal quarter with respect to Capital Expenditures and Debt Service necessary to demonstrate compliance with said Section 7.08) and (iii) stating whether any change in GAAP or in the application thereof has occurred since the later of the date of the financial statements as at December 31, 1995 referred to in Section
         4.04 and the date of the last certificate delivered pursuant to this clause (d) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Credit Party with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by NCI to the holders of the Public Notes or to its shareholders generally;

                  (f) as soon as available and in any event within 45 days after the end of each fiscal quarter of each fiscal year of the Borrower, a report identifying any SMR License or PUC Authorization material to the Mobile Communications Business of the Restricted Companies that has been lost, surrendered or canceled during such period, and within 10 Business Days of the receipt by any of the Restricted Companies of notice that any such SMR License or PUC Authorization has been lost or canceled or is subject to any action that might reasonably be expected to cause such loss or cancellation, copies of any such notice accompanied by a report describing the measures undertaken by the Restricted Companies to prevent such loss or cancellation (and the


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                                      -87-

         anticipated impact, if any, that such loss or cancellation will have upon the Mobile Communications Business of the Restricted Companies);

                  (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Credit Party, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

                  SECTION 6.02. Notices of Material Events. NCI and the Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

                  (a)  the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Credit Party that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Restricted Companies in an aggregate amount exceeding $10,000,000; and

                  (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 6.02 shall be accompanied by a statement of a Financial Officer or other executive officer of NCI or the Borrower, as the case may be, setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 6.03. Existence; Conduct of Business. Each of the Credit Parties will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.03. In that connection, each of the Restricted Companies shall take any and all necessary and appropriate action to maintain all of the SMR Licenses and other FCC Licenses and PUC Authorizations material


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                                      -88-

to the Mobile Communications Business of the Restricted Companies in full force and effect without adverse modification, shall construct and operate each SMR System and other ancillary system in compliance with applicable FCC Licenses and PUC Authorizations, and shall otherwise comply in all material respects with the terms of all FCC Licenses and PUC Authorizations as well as applicable laws, rules, policies, decisions and orders of the FCC, any applicable PUC and any other Governmental Authority, including new rules issued by the FCC with respect to RF Emissions.

                  Without limiting the generality of the foregoing, each of the Restricted Companies will:

                         (i) do all things necessary to maintain its corporate existence separate and apart from NCI and the Unrestricted Companies and any division thereof, including holding regular meetings of its shareholders and Board of Directors and maintaining appropriate corporate books and records (including current minute books);

                        (ii) not suffer any limitation on the authority of its own officers and directors to conduct its business and affairs in accordance with their independent business judgment, or authorize or suffer any Person other than its own officers to conduct its business and affairs in accordance with their independent business judgment, or authorize or suffer any Person other than its own officers and directors to act on its behalf with respect to matters (other than matters customarily delegated to others under power of attorney) for which a corporation's own officers and directors would customarily be responsible;

                       (iii) maintain the operations of the Restricted Companies separate and apart from the operations of NCI and the Unrestricted Companies, including (A) following customary corporate formalities, (B) identifying separately all of its assets from those of NCI and the Unrestricted Companies, (C) when dealing with creditors of the Restricted Companies, or supplying financial information to creditors of the Restricted Companies, identifying the respective Restricted Company as a separate legal entity, (D) if NCI shall issue account statements on behalf of the Restricted Companies to customers of the Restricted Companies at any time after the date 120 days following the Effective Date, identifying that such statements are being delivered "for the respective operating companies" (or words of similar import) rendering the services covered by such statements and (E) accounting for and managing all of its liabilities


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                                      -89-

         separately from those of NCI and the Unrestricted Companies, including payment by it of all payroll and other administrative expenses and taxes (except as contemplated by the Overhead Services Agreement and the Tax Sharing Agreement) from its own assets; and

                        (iv) not commingle its funds with those of NCI or any Unrestricted Company or use its funds for other than in the business conducted by the Restricted Companies.

                  SECTION 6.04. Payment of Obligations. Each of the Credit Parties will pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Credit Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 6.05. Maintenance of Properties; Insurance. Each of the Credit Parties will (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

                  SECTION 6.06. Books and Records; Inspection Rights. Each of the Credit Parties will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each of the Credit Parties will permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

                  SECTION 6.07. Fiscal Year. The Credit Parties will not change the last day of their fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of their fiscal years from March 31, June 30 and September 30 of each year, respectively.



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                                      -90-

                  SECTION 6.08. Compliance with Laws. Each of the Credit Parties will comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 6.09. Use of Proceeds.

                  (a) The proceeds of the Loans hereunder will be used for capital expenditures, general corporate purposes (including the payment of interest and fees hereunder and under the Vendor Financing Agreement), working capital, international investments, spectrum acquisitions and refinancing of existing Indebtedness of the Restricted Companies, in each case in compliance with the applicable provisions of the Public Note Indentures and of this Agreement.

                  (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X.

                  SECTION 6.10. Hedging Agreements. Within 90 days after the Effective Date, the Borrower will enter into and, thereafter for a period of at least three years measured from the Effective Date, maintain in full force and effect one or more Hedging Agreements with one or more of the Lenders (and/or with a bank or other financial institution having capital, surplus and undivided profits of at least $500,000,000), that satisfy the following requirements:

                  (a) the notional principal amount of such Hedging Agreement(s), together with the aggregate principal amount of Indebtedness of NCI and the Restricted Companies bearing interest at a fixed rate, shall be at least equal to 50% of the sum of the Commitments hereunder and all other Indebtedness of NCI and the Restricted Companies outstanding on the Effective Date; and

                  (b) each such Hedging Agreement shall enable the Restricted Companies, as at any date, to protect themselves against three-month London interbank offered rate fluctuations at rates, and in a manner, reasonably satisfactory to the Required Lenders.


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                                     -91-

                  SECTION 6.11. Certain Obligations Respecting Subsidiaries and Collateral Security.

                  (a) Guarantors. In the event that any Restricted Company shall form or acquire any new subsidiary after the date hereof (and in the event that NCI shall form or acquire any new subsidiary after the date hereof constituting a "Restricted Subsidiary" under and as defined in the Public Note Indentures or shall designate an existing Unrestricted Subsidiary as a "Restricted Subsidiary" under and as defined in the Public Note Indentures), such Credit Party will, within five Business Days of such formation or acquisition, cause such new subsidiary (or such "Restricted Subsidiary"):

                         (i) to execute and deliver to the Collateral Agent a Joinder Agreement (and thereby become a party to this Agreement, as a "Restricted Company" hereunder, and the Restricted Company Guarantee and Security Agreement and Intercreditor and Collateral Agency Agreement, as a "Guarantor" thereunder) and to pledge and grant a security interest in its property pursuant to the Restricted Company Guarantee and Security Agreement to the Collateral Agent for the benefit of the Lenders and the Vendors;

                        (ii) to take such action (including delivering such shares of stock and executing and delivering such Uniform Commercial Code financing statements) as shall be necessary to create and perfect valid and enforceable first priority Liens consistent with the provisions of the Security Documents, on substantially all of the shares of stock and property of such new subsidiary (or such "Restricted Subsidiary") under the Restricted Company Guarantee and Security Agreement; and

                       (iii) to deliver such proof of corporate action, incumbency of officers and other documents (including, opinions of counsel, but only in the case of any such subsidiary, or group of subsidiaries, that in the aggregate have assets with a fair market value exceeding $10,000,000 and then only to the extent requested by the Administrative Agent or any Lender) as is consistent with those delivered by each Restricted Company pursuant to Section 5.01 upon the Effective Date or as either Agent shall have requested.

Notwithstanding the foregoing, no subsidiary that is an "Unrestricted Subsidiary" under and as defined in the Public Note Indentures shall be designated as a "Restricted Subsidiary" under and as defined in the Public Note Indentures unless immediately


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
                                      -92-

prior thereto and after giving effect thereto, no Default shall have occurred and be continuing.

                  (b) Ownership of Subsidiaries. Each Restricted Company will take such action from time to time as shall be necessary to ensure that the percentage of the equity capital of any class or character owned by it in any subsidiary on the date hereof (or, in the case of any newly formed or newly acquired subsidiary, on the date of formation or acquisition) is not at any time decreased, other than by reason of transfers to another Restricted Company. In the event that any additional shares of stock shall be issued by any subsidiary of any Restricted Company, the respective Restricted Company shall forthwith deliver to the Collateral Agent pursuant to the Restricted Company Guarantee and Security Agreement the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and to take such other action as the Collateral Agent shall request to perfect the security interest created therein pursuant to the Restricted Company Guarantee and Security Agreement.

                  (c) Regulatory Matters. If after the date hereof there shall be a change in law, or the rules or regulations of the FCC or applicable to any PUC Authorization, the effect of which is to permit the granting of a security interest in the FCC Licenses or such PUC Authorization, the Restricted Companies will, within five Business Days after request therefor by the Collateral Agent (or the Required Lenders through the Collateral Agent) execute and deliver all such instruments and documents, and take such other actions, as shall be necessary or desirable, or that the Collateral Agent (or the Required Lenders) may reasonably request, in order to create and perfect (or to confirm the creation and perfection of) a security interest in the FCC Licenses or such PUC Authorization.

                  (d) Real Property Interests. Within 120 days after the end of each fiscal year of the Borrower, the Restricted Companies will deliver to the Collateral Agent a revised list, as of the last day of such fiscal year, of the information heretofore delivered pursuant to Section 4.05(b), setting forth all of the real property interests owned or leased by the Restricted Companies as at such date, such list to be in the same form and detail, and otherwise to be reasonably satisfactory, to the Collateral Agent. In addition, within 60 days after the end of each fiscal quarter of each fiscal year of the Borrower, the Restricted Companies will deliver to the Collateral Agent a supplement, as of the last day of such fiscal quarter, with respect to the information heretofore delivered pursuant to Section 4.05(b), setting forth any additional real property


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                                      -93-

interests owned or leased by the Restricted Companies since the date of the most recent list or supplement, as the case may be, delivered pursuant to
Section 4.05(b) or this paragraph (d), such list to be in the same form and detail, and otherwise to be reasonably satisfactory, to the Collateral Agent.

                  (e) License Information. Within 120 days after the end of each fiscal year of the Borrower, the Restricted Companies will deliver to the Administrative Agent a revised list, as of the last day of such fiscal year, of the information heretofore delivered pursuant to Section 4.13(a), setting forth all of the SMR Licenses and other FCC Licenses or PUC Authorizations held or managed by any Restricted Company as at such date, such list to be in the same form and detail, and otherwise to be reasonably satisfactory, to the Administrative Agent. In addition, within 60 days after the end of each fiscal quarter of each fiscal year of the Borrower, the Restricted Companies will deliver to the Administrative Agent a supplement, as of the last day of such fiscal quarter, with respect to the information heretofore delivered pursuant to
Section 4.13(a), setting forth any additional SMR Licenses and other FCC Licenses or PUC Authorizations held or managed by any Restricted Company since the date of the most recent list or supplement, as the case may be, delivered pursuant to Section 4.13(a) or this paragraph (e), such list to be in the same form and detail, and otherwise to be reasonably satisfactory, to the Administrative Agent.

                  SECTION 6.12. Planned Option Issuances. NCI will, immediately upon receipt thereof, contribute to one or more of the Restricted Companies, as additional equity capital in respect of the common stock of the Restricted Companies, any proceeds received by NCI after the date hereof from Planned Option Issuances. In addition, NCI will from time to time make such contributions of capital to the Restricted Companies as shall be necessary so that the aggregate amount of Contributed Capital (i) as at December 31, 1997 shall be at least equal to $550,000,000 (ii) as at December 31, 1999 shall at least equal to $1,100,000,000.


                                   ARTICLE VII

                               Negative Covenants

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit shall have


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
                                      -94-

expired or terminated and all LC Disbursements shall have been reimbursed, the Credit Parties covenant and agree with the Lenders that:

                  SECTION 7.01. Indebtedness. No Credit Party will create, incur, assume or permit to exist any Indebtedness, except:

                  (a)  Indebtedness created hereunder;

                  (b) Indebtedness of the Borrower to the Vendors under the Vendor Financing Agreement (including any increase therein after the date hereof) in an aggregate principal amount not exceeding $395,000,000 at any time;

                  (c) Indebtedness of the Credit Parties existing on the date hereof and set forth in Schedule 7.01 and,

                                  (i) in the case of the Public Notes,
                  extensions, renewals and refinancings thereof, so long as (x) any such extension, renewal and refinancing does not increase the outstanding stated principal amount of the Public Notes being extended, renewed or refinanced, (y) the maturity date of such extension, renewal or refinancing is later than the maturity date of the Public Notes being extended, renewed or refinanced and (z) the terms and conditions of such extension, renewal or refinancing (other than in respect of interest, which shall not be restricted), are no less favorable to NCI, the Restricted Companies, the Lenders, the Vendors and the Agents than the terms and conditions of the January 1994 Indenture and the Public Notes issued thereunder;

                                 (ii) in the case of any such Indebtedness of
                  the Restricted Companies, extensions, renewals and refinancings thereof, so long as (w) such extension, renewal and refinancing does not increase the outstanding principal amount of the Indebtedness being extended, renewed or refinanced, (x) the Average Life to Maturity of the Indebtedness so extended, renewed or refinanced shall not be shorter than the Average Life to Maturity of the Indebtedness being extended, renewed or refinanced, (y) at the time of such extension, renewal or refinancing, and after giving effect thereto, no Default shall have occurred and be continuing and
                  (z) the terms and conditions of such Indebtedness as so extended, renewed or refinanced (other than in respect of interest, which shall not be restricted) are no less favorable to the Restricted


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
                                      -95-

                  Companies, the Lenders, the Vendors and the Agents than the terms and conditions of this Agreement and the other Loan Documents;

                  (d) additional Indebtedness incurred by NCI after the date hereof, provided that (i) the sum of (x) the aggregate principal amount of any such Indebtedness issued at par plus (y) the net proceeds of any such Indebtedness issued at less than par, shall not exceed $750,000,000, (ii) no scheduled payments, prepayments, redemptions or sinking fund or like payments in respect of such Indebtedness shall be required prior to September 30, 2003, (iii) such Indebtedness shall provide that interest payable in respect thereof shall be capitalized prior to the fifth anniversary of the date of incurrence of such Indebtedness and (iv) the terms and conditions of such Indebtedness (other than in respect of interest, which shall not be restricted) are no less favorable to NCI, the Restricted Companies, the Lenders, the Vendors and the Agents than the terms and conditions of the January 1994 Indenture and the Public Notes issued thereunder;

                  (e) Indebtedness of any Restricted Company to any other Restricted Company;

                  (f) Indebtedness of the Borrower (and Guarantees thereof by the other Restricted Companies pursuant to the Restricted Company Guarantee and Security Agreement, and by NCI pursuant to Article III) in an aggregate principal amount not exceeding $250,000,000 arising pursuant to an amendment to this Agreement consented to by the Required Lenders pursuant to which an additional Tranche of either Revolving Credit or Term Loans (the "Tranche E Loans") will be provided for herein, so long as (i) no payments in respect of Tranche E Loans shall be scheduled prior to the then-latest maturity date for Loans hereunder (except that the Tranche E Loans shall be entitled to participate, to the same extent as Tranche C and Tranche D Term Loans hereunder, in mandatory prepayments pursuant to Section 2.09(b)), (ii) each Lender hereunder is afforded an opportunity to offer to participate in the commitments to make Tranche E Loans hereunder (it being understood that no Lender shall be obligated to offer to so participate in such commitments) and (iii) each entity (not already a Lender hereunder) that becomes a "Lender" hereunder in respect of the Tranche E Loans shall have been consented to by the Administrative Agent (which consent shall not be unreasonably withheld or delayed); and


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
                                      -96-

                  (g) other Indebtedness of the Restricted Companies in an aggregate principal amount not exceeding $75,000,000 at any time outstanding (or such greater amount to which the Required Lenders shall have consented).

                  SECTION 7.02. Liens. NCI will not create, incur, assume or permit to exist any Lien on any of its assets now owned or hereafter acquired by NCI to secure Indebtedness (the "Relevant Indebtedness") without making effective provision for securing the Indebtedness of NCI hereunder and under the Vendor Financing Agreement (and, if NCI shall so determine, any other Indebtedness of NCI which is not subordinated in right of payment to the Indebtedness hereunder) equally and ratably with the Relevant Indebtedness as to such assets for so long as the Relevant Indebtedness shall be so secured.

                  No Restricted Company will create, incur, assume or permit to exist any Lien on any of its assets except:

                  (a) Liens created by the Security Documents securing the obligations of the Restricted Companies hereunder (including in respect of Tranche E Loans), under the Vendor Financing Agreement and under the Security Documents, in each case subject to the provisions of the Intercreditor Agreement;

                  (b)  Permitted Encumbrances;

                  (c) any Lien on any property or asset of any Restricted Company existing on the date hereof and set forth in Schedule 4.12; provided that (i) such Lien shall not apply to any other property or asset of any Restricted Company and (ii) such Lien shall secure only those obligations that it secures on the date hereof (and extensions, renewals and refinancings thereof that comply with the requirements of Section 7.01(c));

                  (d) Liens securing judgments for the payment of money in an amount not resulting (whether immediately or with the passage of time) in an Event of Default under clause (k) of Article VIII;

                  (e) any Lien existing on any property or asset prior to the acquisition thereof by a Restricted Company or existing on any property or asset of any Person that becomes a subsidiary of a Restricted Company after the date hereof prior to the time such Person becomes such a subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person


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
                                      -97-

         becoming a subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of any Restricted Company and
         (iii) such Lien shall secure only Indebtedness in existence at the time of such acquisition, and that is permitted under Section 7.01(g), and no other Indebtedness or obligations; and

                  (f) Liens on fixed or capital assets acquired, constructed or improved by the Restricted Companies; provided that (i) such Liens secure Indebtedness permitted under Section 7.01(g), (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of the Restricted Companies.

                  SECTION 7.03. Fundamental Changes. NCI shall not sell, transfer, lease or otherwise dispose of any shares of stock of any of the Restricted Companies owned by it. In addition, NCI shall not merge or consolidate with any other Person unless (i) at the time thereof, and after giving effect thereto, no Default shall have occurred and be continuing, (ii) either (x) NCI shall be the continuing or surviving entity or (y) the continuing or surviving entity shall have assumed all of the obligations of NCI hereunder pursuant to an instrument in form and substance satisfactory to the Administrative Agent and shall have delivered such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by NCI pursuant to Section 5.01 upon the Effective Date or as the Administrative Agent shall have requested and (iii) the net worth (determined on a consolidated basis in accordance with GAAP) of the continuing or surviving entity immediately after giving effect thereto shall be greater than or equal to the net worth (so determined) of NCI immediately prior to giving effect thereto.

                  No Restricted Company will merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, to the extent that any such merger or consolidation would effect a transfer of cash or other property constituting Collateral (whether or not such cash or other property is in the possession, or under the control, of the Collateral Agent), or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) any cash or other property (including the stock of any of its subsidiaries), whether now owned or hereafter acquired,


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
                                      -98-

constituting Collateral (whether or not such cash or other property is in the possession, or under the control, of the Collateral Agent), except that:

                  (a) any Restricted Company (other than a License Company) may merge into the Borrower in a transaction in which the Borrower is the surviving corporation;

                  (b) any Restricted Company may merge into any other Restricted Company, provided that no such merger may involve a License Company, unless all parties to such merger are License Companies and immediately after giving effect thereto no Default shall have occurred and be continuing;

                  (c) any Restricted Company may permit any other Person to merge into or consolidate with such Restricted Company to the extent permitted by Section 7.04(a)(viii);

                  (d) any Restricted Company other than the Borrower may sell, transfer, lease or otherwise dispose of its assets to another Restricted Company, provided that no such transaction may involve a disposition of assets of any License Company unless the acquiror of such assets is a License Company and immediately after giving effect thereto no Default shall have occurred and be continuing;

                  (e) any Restricted Company may sell, transfer, lease or otherwise dispose of its assets to any Person on an arms-length basis in the ordinary course of business;

                  (f) any Restricted Company may sell any of its assets for consideration in an amount not less than the fair market value of such assets, provided that (A) at least 85% of such consideration is in the form of cash, (B) the Net Cash Payments of such sale are applied to prepay the Loans and reduce the Commitments hereunder and under the Vendor Facilities to the extent required by Section 2.09(b)(ii), (C) at the time of such sale and immediately after giving effect thereto no Default shall have occurred and be continuing and (D) the aggregate fair market value of all such assets sold by the Restricted Companies after the Effective Date shall not exceed $250,000,000;

                  (g) the Restricted Companies may dispose of assets relating to any Mobile Communications Business (or the capital stock of any Restricted Company that owns such assets), provided that:


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
                                     -99-

                                  (i) both immediately prior to such disposition
                  and, after giving effect thereto, no Default shall have occurred and be continuing; and

                                 (ii) such disposition is an exchange, with
                  another Person, not an Affiliate of such Restricted Company, of such assets for assets of like kind owned by such Person (or the capital stock, or other equity ownership interest, of such Person) comprising a Mobile Communications Business, as the case may be, of equal or greater value, as determined in good faith by the Board of Directors of such Restricted Company, provided that (x) the acquisition of assets of such Person pursuant to such exchange (excluding acquisitions of FCC Licenses in exchange for other FCC Licenses for the purpose of enabling the Restricted Companies to create contiguous blocks of spectrum covered by the SMR Licenses of the Restricted Companies) shall comply with the provisions of one of Section 7.04(a)(vii) or 7.04(a)(viii) and be treated as an acquisition covered by said Sections and (y) the Borrower shall have furnished to the Lenders, promptly following request therefor, copies of such information or documents relating to such disposition as the Administrative Agent or any Lender or Lenders (through the Agent) shall have reasonably requested.

                  SECTION 7.04. Investments, Loans, Advances, Guarantees and Acquisitions; Hedging Agreements.

                  (a) No Restricted Company will purchase, hold or acquire any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, if the effect of any such transaction would be to transfer any cash or other property constituting Collateral (whether or not such cash or other property is in the possession, or under the control, of the Collateral Agent) from any Restricted Company to any other Person, except:

                  (i) Permitted Investments, and Disposition Investments received in connection with any Disposition permitted under Section 7.03(f) or any Disposition to which the Lenders shall have consented in accordance with Section 10.02, so long as each such Disposition Investment shall


                                Credit Agreement
         have been delivered to the Collateral Agent to be held as collateral security by the Collateral Agent pursuant to the Restricted Company Guarantee and Security Agreement;

                  (ii) investments by Restricted Companies in the capital stock of other Restricted Companies;

                  (iii) loans or advances made by any Restricted Company to any other Restricted Company;

                  (iv) investments in Affiliates (excluding Unrestricted Companies, as to which the provisions of clause (v) below shall apply) in an aggregate amount as to all Restricted Companies at any one time outstanding not exceeding $5,000,000, so long as both immediately prior to each such investment and after giving effect thereto, no Default shall have occurred and be continuing;

                  (v) investments in Unrestricted Companies in an aggregate amount for all Restricted Companies at any one time outstanding not exceeding the sum of (A) $250,000,000 plus (B) the net aggregate amount of equity capital received after the date hereof by the Restricted Companies in respect of shares of common stock from the proceeds of Qualifying Debt or Equity Issuances by NCI (other than from the proceeds of Planned Option Issuances), so long as both immediately prior to each such investment and after giving effect thereto, no Default shall have occurred and be continuing;

                  (vi) acquisitions of SMR Licenses in the currently-planned auction of 800 MHz spectrum by the FCC, so long as:

                           (A) following consummation of each such acquisition,
                  (x) the Restricted Companies shall have complied with the requirements of Section 7.09(b) with respect to the SMR Licenses acquired in such acquisition and (y) all Authorizations required by the FCC in connection with such acquisition shall have been duly granted pursuant to a Final Order and (if the fair market value of the SMR Licenses so acquired shall exceed $10,000,000 and the Administrative Agent or any Lender shall have requested the same) the Administrative Agent and the Lenders shall have received an opinion of counsel with respect to such acquisition that is satisfactory in form and substance to the Required Lenders;

                                Credit Agreement

                           (B) the Borrower shall have delivered to the
                  Administrative Agent a supplement to Schedule 4.13 setting forth a list of the respective SMR Licenses acquired in connection with such acquisition; and

                           (C) both immediately prior to each such acquisition
                  and after giving effect thereto, no Default shall have occurred and be continuing;

                       (vii) acquisitions of FCC Licenses in the 800 Mhz or 900 MHz band (other than pursuant to the auction referred to in clause (vi) above) so long as:

                           (A) the aggregate Purchase Price for all such
                  acquisitions consummated after the date hereof (excluding any portion thereof that shall have been paid through the issuance of equity securities of NCI) shall not exceed $75,000,000;

                           (B) each such acquisition is for the purpose of
                  enabling the Restricted Companies to create contiguous blocks of spectrum covered by the SMR Licenses of the Restricted Companies;

                           (C) following consummation of each such acquisition,
                  (x) the Restricted Companies shall have complied with the requirements of Section 7.09(b) with respect to the FCC Licenses acquired in such acquisition and (y) all Authorizations required by the FCC in connection with such acquisition shall have been duly granted pursuant to a Final Order and (if the fair market value of the assets so acquired shall exceed $10,000,000 and the Administrative Agent or any Lender shall have requested the same) the Administrative Agent and the Lenders shall have received an opinion of counsel with respect to such acquisition that is satisfactory in form and substance to the Required Lenders;

                           (D) the Borrower shall have delivered to the
                  Administrative Agent a supplement to Schedule 4.13 setting forth a list of the respective FCC Licenses acquired in connection with such acquisition; and

                           (E) both immediately prior to each such investment
                  and after giving effect thereto, no Default shall have occurred and be continuing;


                                Credit Agreement

                      (viii) acquisitions of any Mobile Communications Business and the related assets of any other Person (or, if for the purpose of enabling the Restricted Companies to create contiguous blocks of spectrum covered by the SMR Licenses of the Restricted Companies, acquisitions of cellular telephone and other businesses), whether by way of purchase of assets or stock, by merger or consolidation or otherwise, so long as:

                           (A) the aggregate Purchase Price for all such
                  acquisitions consummated after the date hereof (excluding any portion thereof that shall have been paid through the issuance of equity securities of NCI) shall not exceed $200,000,000;

                           (B) any such acquisition (if by purchase of assets,
                  merger or consolidation) shall be effected in such manner so that the acquired business, and the related assets, are owned by a Restricted Company (which may include a new Wholly Owned Subsidiary that becomes a Restricted Company pursuant to
                  Section 6.11(a)) and, if effected by merger or consolidation involving the Borrower, the Borrower shall be the continuing or surviving entity;

                           (C) any such acquisition (if by purchase of stock)
                  shall be effected in such manner so that the acquired entity becomes a Wholly Owned Subsidiary that becomes a Restricted Company pursuant to Section 6.11;

                           (D) if the fair market value of the assets to be so
                  acquired shall exceed $10,000,000, the Restricted Companies shall deliver to the Administrative Agent (which shall promptly forward copies thereof to each Lender, upon request by such Lender) (x) no later than five Business Days prior to the consummation of each such acquisition (or such earlier date as shall be five Business Days after the execution and delivery thereof), executed counterparts of the respective agreements or instruments pursuant to which such acquisition is to be consummated (including any related management, non-compete, employment, option or other material agreements), any schedules to such agreements or instruments and all other material ancillary documents to be executed or delivered in connection therewith and (y) promptly following request therefor, copies of such other information or documents relating to each such acquisition as the Administrative Agent or the Required Lenders shall have reasonably requested;

                                Credit Agreement

                           (E) following consummation of each such acquisition,
                  (x) the Restricted Companies shall have complied with the requirements of Section 7.09(b) with respect to any FCC Licenses or PUC Authorizations acquired in such acquisition and (y) all Authorizations required by the FCC in connection with such acquisition shall have been duly granted pursuant to a Final Order and (if the fair market value of the assets so acquired shall exceed $10,000,000 and the Administrative Agent or any Lender shall have requested the same) the Administrative Agent and the Lenders shall have received an opinion of counsel with respect to such acquisition that is satisfactory in form and substance to the Required Lenders;

                           (F) to the extent applicable, the Restricted
                  Companies shall have complied with the provisions of Section 6.11, including delivery to the Collateral Agent of (x) the certificates evidencing any capital stock of a Restricted Company, accompanied by undated stock powers executed in blank and (y) the agreements, instruments, opinions of counsel and other documents required under said Section 6.11 to be delivered;

                           (G) the Borrower shall have delivered to the
                  Administrative Agent a supplement to Schedule 4.13 setting forth a list of the respective SMR Licenses, other FCC Licenses and PUC Authorizations acquired in connection with such acquisition; and

                           (H) both immediately prior to each such acquisition
                  and after giving effect thereto, no Default shall have occurred and be continuing; and

                  (ix) the acquisition of FCC Licenses pursuant to an exchange transaction permitted under Section 7.03(g) for the purpose of enabling the Restricted Companies to create contiguous blocks of spectrum covered by the SMR Licenses of the Restricted Companies.

                  (b) No Restricted Company will Guarantee any obligations of any other Person, except Guarantees constituting Indebtedness permitted by
Section 7.01 and Guarantees by any Restricted Company of any other Restricted Company.

                  (c) No Restricted Company will enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Restricted Companies are exposed in the conduct of their


                                Credit Agreement
business or the management of their liabilities (including, in the case of the Borrower, the Hedging Agreements required by Section 6.10).

                  SECTION 7.05. Restricted Payments. No Restricted Company will declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment consisting of any cash or other property constituting Collateral (whether or not such cash or other property is in the possession, or under the control, of the Collateral Agent), except:

                  (a) any Restricted Company may make Restricted Payments to the extent necessary to make required payments under the Overhead Services Agreement, and required tax distributions under the Tax Sharing Agreement;

                  (b) so long as at the time thereof, and after giving effect thereto, no Default shall have occurred and be continuing, any Restricted Company that is a subsidiary of NCI may make Restricted Payments to NCI to the extent necessary to enable NCI to make scheduled payments of principal and interest on the Public Notes; and

                  (c) in addition to the Restricted Payments permitted under the foregoing clauses (a) and (b), during any fiscal year (commencing with Excess Cash Flow for the fiscal year ending December 31, 1999), any Restricted Company may make Restricted Payments, subject to the satisfaction of each of the following conditions on the date of such payment and after giving effect thereto:

                                  (i)  no Default shall have occurred and be
                  continuing;

                                 (ii) the Total Indebtedness to Cash Flow Ratio
                  as at the last day of the fiscal quarter ending on or most recently ended prior to the date of such Restricted Payment shall be less than 5.00 to 1;

                                (iii) the aggregate amount of Restricted
                  Payments under this clause (c) made during such fiscal year (the "current fiscal year") shall not exceed 50% of Excess Cash Flow for the fiscal year immediately preceding the current fiscal year;

                                 (iv) the Borrower shall have delivered to the
                  Administrative Agent, at least ten Business Days (but not more than twenty Business Days) prior to the date of the proposed Restricted Payment, a certificate of a


                                Credit Agreement

                  Financial Officer setting forth computations in reasonable detail demonstrating satisfaction of the foregoing conditions as at the date of such certificate; and

                                  (v) prior to, or concurrently with, the making
                  of such Restricted Payment, the Borrower shall prepay the Loans as required by Section 2.09(b)(i).

                  SECTION 7.06. Transactions with Affiliates. Except as expressly permitted by this Agreement, no Restricted Company will sell, lease or otherwise transfer any cash or other property constituting Collateral (whether or not such cash or other property is in the possession, or under the control, of the Collateral Agent) to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to such Restricted Company than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Restricted Companies not involving any other Affiliate, (c) any Restricted Payment permitted by Section 7.05, (d) as contemplated by the Overhead Services Agreement and the Tax Sharing Agreement and (e) pursuant to the Vendor Equipment Agreements or the Vendor Financing Agreement, provided that any amendments, modifications or supplements to any Vendor Equipment Agreement or the Vendor Financing Agreement shall be subject to the requirements of this Section 7.06.

                  SECTION 7.07. Restrictive Agreements. No Restricted Company will directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Restricted Company to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Restricted Company to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to any Restricted Company or to Guarantee Indebtedness of any other Restricted Company; provided that

                         (i) the foregoing shall not apply to restrictions and conditions (w) imposed by law or by this Agreement, the Vendor Financing Agreement, the other Loan Documents, (x) existing on the date hereof identified in Schedule 7.07 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (y) consisting of customary restrictions on transfers of site leases (provided that the Restricted

                                Credit Agreement

         Companies agree that any such lease entered into after the date hereof shall expressly permit the creation of a security interest in the rights of the respective Restricted Company party thereto as security for indebtedness for borrowed money, or guarantees thereof) or (z) contained in agreements relating to the sale of a Restricted Company pending such sale, provided such restrictions and conditions apply only to the Restricted Company or assets that are to be sold and such sale is permitted hereunder and

                  (ii) clause (a) above shall not apply to (x) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness or (y) customary provisions in leases and other contracts restricting the assignment thereof.

                  SECTION 7.08.  Certain Financial and Other Covenants.

                  (a) Total Indebtedness to Cash Flow Ratio. NCI will not permit the Total Indebtedness to Cash Flow Ratio at any time during any period below to exceed the ratio set opposite such period below:

                  Period                              Ratio
                  ------                              -----
         From September 30, 1999
           through March 30, 2000                  15.00 to 1

         From March 31, 2000
          through March 30, 2001                    7.50 to 1

         From March 31, 2001
          through March 30, 2002                    6.00 to 1

         From March 31, 2002
          and at all times thereafter               5.00 to 1


                  (b) Interest Coverage Ratio. NCI will not permit the Interest Coverage Ratio at any time during any period below to be less than the ratio set opposite such period below:


                                Credit Agreement

                  Period                           Ratio
                  ------                           -----
         From September 30, 1999
           through March 30, 2000                1.10 to 1

         From March 31, 2000
          through March 30, 2001                 1.50 to 1

         From March 31, 2001
          and at all times thereafter            2.00 to 1


                  (c) Pro-Forma Debt Service Ratio. NCI will not permit the Pro-Forma Debt Service Ratio as at the last day of any fiscal quarter ending on or after March 31, 2001 to be less than 1.00 to 1.

                  (d) Fixed Charges Ratio. NCI will not permit the Fixed Charges Ratio as at the last day of any fiscal quarter ending on or after March 31, 2001 to be less than 1.00 to 1.

                  (e) Secured Indebtedness to Cash Flow Ratio. The Restricted Companies will not permit the Secured Indebtedness to Cash Flow Ratio at any time during any period below to exceed the ratio set opposite such period below:

                  Period                              Ratio
                  ------                              -----
         From September 30, 1999
           through March 30, 2000                  10.00 to 1

         From March 31, 2000
          through March 30, 2001                    5.00 to 1

         From March 31, 2001
          through March 30, 2002                    4.00 to 1

         From March 31, 2002
          and at all times thereafter               3.00 to 1

                  (f) Secured Indebtedness to Revenue Ratio. The Restricted Companies will not (i) incur any Secured Indebtedness at any time during any period set forth below if, after giving effect thereto, the Secured Indebtedness to Revenue Ratio shall exceed the ratio set forth opposite such period in the Incurrence Ratio column below nor (ii) permit the aggregate amount of Secured Indebtedness at any time during any period set forth below to exceed the ratio set forth opposite such period in the Maintenance Ratio column below:


                                Credit Agreement

                                            Incurrence          Maintenance
                Period                         Ratio               Ratio
                ------                      ----------          -----------
      From Effective Date through
        September 29, 1997                   4.25 to 1           4.50 to 1

      From September 30, 1997
       through December 30, 1997             3.50 to 1           3.75 to 1

      From December 31, 1997
       through March 30, 1998                2.75 to 1           3.00 to 1

      From March 31, 1998
       through September 29, 1999            2.50 to 1           2.75 to 1


                   (g) Minimum Annualized Revenue. The Restricted Companies will not permit Annualized Revenue (adjusted as provided in the next sentence) as at any date below to be less than the amount set opposite such date below:

                  Date                           Amount
                  ----                           ------
         September 30, 1996                     $  240,000,000
         December 31, 1996                      $  250,000,000

         March 31, 1997                         $  275,000,000
         June 30, 1997                          $  300,000,000
         September 30, 1997                     $  340,000,000
         December 31, 1997                      $  400,000,000

         March 31, 1998                         $  500,000,000
         June 30, 1998                          $  650,000,000
         September 30, 1998                     $  815,000,000
         December 31, 1998                      $  975,000,000

         The last day in each
           fiscal quarter in 1999               $1,485,000,000

         The last day in each
           fiscal quarter in 2000               $2,150,000,000


For purposes of this paragraph (g), Annualized Revenue as at any date shall be reduced, for each acquisition consummated prior to such date by any Restricted Company the Purchase Price for which exceeds $50,000,000 (excluding, however, any such acquisition consummated prior to the date hereof), by an amount equal to the product of 4 multiplied by the revenue of the business, or attributable to the assets, so acquired for the fiscal quarter ending on, or most recently ended prior to, the date of such


                                Credit Agreement
acquisition, provided that, if at the last day of any fiscal quarter of the Restricted Companies (the "current fiscal quarter") fewer than four complete fiscal quarters shall have elapsed following the date of such acquisition, such product shall be further multiplied by a fraction, the numerator of which is the number of days during the period commencing on the date of such acquisition to but excluding the last day of the current fiscal quarter and the denominator of which is 365.

                  (h) Minimum Network Subscriber Units. The Restricted Companies will not permit the aggregate number of Network Subscriber Units (adjusted as provided in the next sentence) as at any date below to be less than the number set opposite such date below:

              Date                                  Number
              ----                                  ------
         September 30, 1996                         800,000
         December 31, 1996                          800,000

         March 31, 1997                             900,000
         June 30, 1997                              950,000
         September 30, 1997                       1,000,000
         December 31, 1997                        1,120,000

         March 31, 1998                           1,230,000
         June 30, 1998                            1,390,000
         September 30, 1998                       1,575,000
         December 31, 1998                        1,750,000

         The last day of each fiscal
           quarter in 1999 and 2000               2,250,000


For purposes of this paragraph (h), Network Subscribers Units as at any date shall be reduced, for each acquisition consummated prior to such date by any Restricted Company the Purchase Price for which exceeds $50,000,000 (excluding, however, any such acquisition consummated prior to the date hereof), by the number or Network Subscriber Units of the business, or attributable to the assets, so acquired on the date on which such acquisition is consummated.

                  SECTION 7.09.  Lines of Business, Etc.

                  (a) Business Activities. No Restricted Company will engage to any substantial extent in any line or lines of business activity other than the Mobile Communications Business, and businesses reasonably related thereto, provided that nothing herein shall be deemed to prohibit the Restricted Companies from


                                Credit Agreement
acquisitions pursuant to Section 7.04(vii) of FCC Licenses in the 800 MHz or 900 MHz bands, or acquisitions pursuant to Section 7.04(viii) of cellular telephone and other businesses, for the purpose of enabling the Restricted Companies to create contiguous blocks of spectrum covered by the SMR Licenses of the Restricted Companies.

                  (b) License Companies. The Restricted Companies will not at any time permit any FCC Licenses and PUC Authorizations (including any thereof acquired after the date hereof, but excluding any PUC Authorizations issued by PUC's in any jurisdiction that prohibits the actions contemplated by this paragraph (b)) to be held by any First Tier Restricted Company, provided that
(i) with respect to the FCC Licenses and PUC Authorizations covered by the applications referred to in Section 5.01(p), the Restricted Companies will cause such FCC Licenses and PUC Authorizations to the extent necessary to be transferred by the respective First Tier Restricted Companies to a Restricted Company that is not a First Tier Restricted Company as provided in this paragraph (b) no later than the date 90 days after the Effective Date and (ii) with respect to any FCC Licenses and PUC Authorizations acquired by any First Tier Restricted Company after the date hereof pursuant to an acquisition permitted under Section 7.04, such First Tier Restricted Company will cause such FCC Licenses and PUC Authorizations to the extent necessary to be transferred as provided in this paragraph (b) no later than the date 90 days after the respective acquisition date therefor.

                  SECTION 7.10. Modifications to Certain Agreements; Prepayments of Vendor Facilities. The Credit Parties will not consent to any modification, supplement or waiver of any of the provisions of the Overhead Services Agreement (other than to add new Restricted Companies as parties thereto), the Tax Sharing Agreement (other than to add new subsidiaries of NCI as parties thereto) or the Vendor Financing Agreement (other than amendments thereto to conform the terms of the Vendor Financing Agreement to the terms of this Agreement following any amendment hereto or to increase the amount of the Vendor Facilities thereunder to the extent permitted under Section 7.01(b)), nor will they terminate or reduce any of the commitments to provide financing under the Vendor Financing Agreement, without, in each case, the prior consent of the Administrative Agent (with the approval of the Required Lenders). In addition, NCI will not consent to any modification, supplement or waiver of any of the provisions of the Public Note Indentures or the Public Notes without the prior consent of the Administrative Agent (with the approval of the Required Lenders).


                                Credit Agreement

                  The Restricted Companies will not prepay any "Tranche A Loans" or "Tranche C Loans" under and as defined in the Vendor Financing Agreement unless concurrently therewith the Commitments hereunder of any Class (to the extent the Commitments of such Class have not terminated) shall be ratably reduced, and the Loans hereunder of any Class (to the extent the Commitments of such Class have terminated) shall be ratably repaid in a manner consistent with the provisions of Section 2.09(b)(iv) as if such reduction and prepayment were governed by said Section.


                                  ARTICLE VIII

                                Events of Default

                  If any of the following events ("Events of Default") shall occur:

                  (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause
         (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three or more Business Days;

                  (c) any representation or warranty made or deemed made by or on behalf of any Credit Party in or in connection with this Agreement or any of the other Basic Documents or any amendment or modification hereof or thereof (or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, any of the other Basic Documents or any amendment or modification hereof or thereof) shall prove to have been incorrect when made or deemed made in any material respect;

                  (d) the Restricted Companies shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02, 6.03 (with respect to the existence of the Restricted Companies), 6.09, 6.11 or 6.12, Article VII, or in Section 5.01 or 6.02 of the Restricted Company Guarantee and Security Agreement;



                                Credit Agreement

                  (e) any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (c) or (d) of this Article), and such failure shall continue unremedied for a period of thirty or more days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

                  (f) any Credit Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

                  (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Credit Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) any Credit Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect,
         (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or for a substantial


                                Credit Agreement
         part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) any Credit Party shall become unable, admit in writing or fail generally to pay its debts as they become due;

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against any one or more of the Credit Parties and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Credit Party to enforce any such judgment;

                  (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

                  (m) a proceeding shall have been initiated by or before, or any action shall have been taken by, the FCC, a PUC, a court of competent jurisdiction, or other Governmental Authority which either:

                                  (i) has resulted in the cancellation,
                  non-renewal or adverse modification of any one or more SMR Licenses, radio channels authorized under SMR Licenses or PUC Authorizations held by one or more of the Restricted Companies, or

                                 (ii) in the reasonable opinion of the Required
                  Lenders, is likely to result in the cancellation, non-renewal or adverse modification of any one or more SMR Licenses, radio channels authorized under SMR Licenses, or PUC Authorizations held by one or more Restricted Companies, that, in the aggregate, in the judgment of the Required Lenders, have resulted or are reasonably likely to result in a Material Adverse Effect, and the same shall continue uncured for a period of 45 or more days after notice thereof to the Borrower by the Required Lenders (through the Administrative Agent);


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                                      -114-


                  (n) any FCC License or PUC Authorization, or any other material operating assets, rights or other property, relating to the operation of all or any part of the Mobile Communications Business of any of the Restricted Companies shall be held by NCI or any of the Unrestricted Companies, other than any FCC Licenses or PUC Authorizations that are (i) acquired by Unrestricted Companies after the date hereof, (ii) not material to the Mobile Communications Business of the Restricted Companies, (iii) subject to management agreements in favor of the Restricted Companies and (iv) do not relate to a portion of the Mobile Communications Business of the Restricted Companies representing more than 5% of the aggregate Operating Cash Flow;

                  (o) a reasonable basis shall exist for the assertion against any Credit Party, or any predecessor in interest of any Credit Party or their Affiliates, of (or there shall have been asserted against any Credit Party) any claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials or RF Emissions by any Credit Party or any of its subsidiaries, Affiliates or predecessors that, in the judgment of the Required Lenders is reasonably likely to be determined adversely to any Credit Party, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by a Credit Party but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor); or

                  (p) Any of the following shall occur: (i) the Liens created by the Security Documents shall at any time, with respect to any material portion of the property of the Restricted Companies, not constitute valid and perfected Liens on the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Collateral Agent for the benefit of the Lenders hereunder and the Vendors under the Vendor Financing Agreement, free and clear of all other Liens (other than Liens permitted under Section 7.02 or under the respective Security Documents); (ii) except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated, or shall cease to be in full force and effect, with respect to any material portion of the property of the Restricted Companies; or
         (iii) the enforceability of


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         any of the Security Documents shall be contested by any Credit Party;

then, and in every such event (other than an event with respect to any Credit Party described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:
(i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to any Credit Party described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                   ARTICLE IX

                                   The Agents

                  Each of the Lenders and each Issuing Bank hereby irrevocably appoints each of the Administrative Agent and the Collateral Agent as its agent and authorizes such Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

                  Each of The Toronto-Dominion Bank and The Chase Manhattan Bank shall have the same rights and powers in its capacity as a Lender hereunder as any other Lender and may exercise the same as though Toronto Dominion (Texas) Inc. were not the Administrative Agent and The Chase Manhattan Bank were not the Collateral Agent, and each such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Credit Party or any subsidiary or


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                                      -116-

other Affiliate of any thereof as if it were not such Agent hereunder.

                  Neither Agent shall have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by this Agreement and the other Loan Documents that such Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Loan Documents, neither Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or any of their respective subsidiaries that is communicated to or obtained by the bank serving as such Agent or any of its Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or, if provided herein, with the consent or at the request of the Required Revolving Credit Lenders, the Required Tranche C Term Loan Lenders or the Required Tranche D Term Loan Lenders, or in the absence of its own gross negligence or wilful misconduct. Neither Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower, a Lender or the other Agent, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or the other Loan Documents, (ii) the contents of any certificate, report or other document delivered hereunder or under any of the other Loan Documents or in connection herewith of therewith,
(iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, the other Loan Documents or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

                  Neither Agent shall, except to the extent expressly instructed by the Required Lenders with respect to collateral security under the Security Documents, be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document.



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                                      -117-

                  Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  Either Agent may perform any and all of its duties, and exercise its rights and powers, by or through any one or more sub-agents appointed by such Agent. Either Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of such Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as such Agent.

                  Subject to the appointment and acceptance of a successor Administrative Agent or Collateral Agent, as the case may be, as provided in this paragraph, either Agent may resign at any time by notifying the Lenders, each Issuing Bank, the Borrower and the other Agent (and, in the case of the Collateral Agent, by notifying the Vendors pursuant to the Intercreditor and Collateral Agency Agreement). Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor Administrative Agent, and the Required Lenders and the Required Vendors shall have the right, in consultation with the Borrower, to appoint a successor Collateral Agent. If no successor shall have been so appointed and shall have accepted such appointment within 30 days after such retiring Agent gives notice of its resignation, then such retiring Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent or Collateral Agent, as the case may be, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent or Collateral Agent, as the case may be, by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of such retiring Agent, and such retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The

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                                      -118-


fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent or Collateral Agent, as the case may be.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent, any Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, any Issuing Bank or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement and the other Loan Documents, any related agreement or any document furnished hereunder or thereunder.

                  Each Lender and each Issuing Bank hereby authorizes and directs the Administrative Agent and the Collateral Agent to execute and deliver the Intercreditor and Collateral Agency Agreement.


                                    ARTICLE X

                                  Miscellaneous

                  SECTION 10.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to NCI or the Borrower, to it at 1505 Farm Credit Drive, Suite 100, McLean, Virginia 22102, Attention Steven Shindler, Senior Vice President and Chief Financial Officer (Telecopy No. 703-394-3011);

                  (b) if to any Restricted Company other than the Borrower, to such Restricted Company care of the Borrower at the address for notices indicated in clause (a) above;



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                                      -119-

                  (c) if to the Administrative Agent, to it at 909 Fannin Street, Suite 1700, Houston, Texas 77010, Attention Sophia Sgarbi (Telecopy No. 713-951-9921);

                  (d) if to the Collateral Agent, to it at One Chase Manhattan Plaza, 4th Floor, Attention Tracy Navin, (Telecopy No. 212-552-4905); and

                  (e) if to any Lender (including any Lender in its capacity as an Issuing Bank hereunder), to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 10.02.  Waivers; Amendments.

                  (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Restricted Company therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the respective Issuing Bank may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Restricted Companies and the Required Lenders or by the Restricted Companies and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall:



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
                                      -120-

                         (i) increase the Commitment of any Lender without the written consent of such Lender;

                        (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby;

                       (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby;

                        (iv) change Section 2.09 in a manner that would alter the application of prepayments thereunder, or change Section 2.16(b),
         (c) or (d) in a manner that would alter the pro rata sharing of payments required thereby, without in each case the written consent of each Lender (except as a result of the designation of Tranche E Loans, and the related commitments to provide Tranche E Loans hereunder, as a "Class" of Loans or Commitments hereunder, which, as contemplated by
         Section 7.01(f), shall only require the consent of the Required
         Lenders);

                         (v) alter the rights or obligations of the Borrower to prepay Loans without the written consent of each Lender (other than the obligations of the Borrower under Section 2.09(b)(iii), which may be altered with the consent of the Required Lenders, and except as a result of the designation of Tranche E Loans as "Loans" hereunder and, if deemed appropriate by the Required Lenders, to provide for ratable borrowings and prepayments of Tranche E Loans in a manner similar to that provided for herein for the Motorola Tranche B, either of which, as contemplated by Section 7.01(f), shall only require the consent of the Required Lenders);

                         (vi) change any of the provisions of this Section 10.02 or the definition of "Required Lenders", "Required Revolving Credit Lenders", "Required Tranche C Term Loan Lenders" or "Required Tranche D Term Loan Lenders", or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Document or make any determination or grant any consent hereunder or thereunder, without the written consent of each Lender (except as a result of the designation of Tranche E Loans, and the related commitments to provide Tranche E Loans hereunder, as


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
                                      -121-

         a "Class" of Loans or Commitments hereunder, which, as contemplated by
         Section 7.01(f), shall only require the consent of the Required Lenders); or

                       (vii) release NCI from its obligations in respect of its Guarantee under Article III, without the written consent of each Lender;

provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of either Agent or any Issuing Bank hereunder without the prior written consent of such Agent or Issuing Bank, as the case may be.

                  (c) Neither any Security Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Restricted Companies party thereto, and by the Collateral Agent with the consent of the appropriate Lenders and Vendors as more particularly provided in Section 5.02(c) of the Intercreditor and Collateral Agency Agreement.

                  SECTION 10.03.  Expenses; Indemnity; Damage Waiver.

                  (a) The Credit Parties jointly and severally agree to pay, or reimburse the Agents or Lenders for paying, (i) all reasonable out-of-pocket expenses incurred by each Agent and its Affiliates, including the reasonable fees, charges and disbursements of Special Counsel (and of special communications counsel for such Agent), in connection with the syndication of the credit facilities provided for herein, the preparation of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all amounts that the Collateral Agent is required to make under any indemnity issued to any bank with which lock box or segregated deposit arrangements are entered into pursuant to Section 5.01((i) or the Restricted Company Guarantee and Security Agreement, (iv) all out-of-pocket expenses incurred by either Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for such Agent, Issuing Bank or Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this
Section 10.03, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof,


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
                                      -122-

(v) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein, and (vi) all costs, expenses and other charges in respect of title insurance procured with respect to the Liens created pursuant to the Mortgages.

                  (b) The Credit Parties jointly and severally agree to indemnify each Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the other Loan Documents or any agreement or instrument contemplated hereby, the performance by the parties hereto and thereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit),
(iii) any actual or alleged presence or release of Hazardous Materials or RF Emissions on or from any property owned or operated by any Credit Party or any of their subsidiaries, or any Environmental Liability related in any way to any Credit Party or any of their subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (are determined by a court of competent jurisdiction by final and nonappealable judgment to have) resulted from the gross negligence or wilful misconduct of such Indemnitee.

                  (c) To the extent that the Credit Parties fail to pay any amount required to be paid by them to either Agent under paragraph (a) or (b) of this Section 10.03, each Lender severally agrees to pay to such Agent such Lender's Applicable Percentage


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
                                      -123-

(determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent in its capacity as such. To the extent that the Credit Parties fail to pay any amount required to be paid by them to any Issuing Bank under paragraph (a) or (b) of this Section 10.03, each Revolving Credit Lender severally agrees to pay to such Issuing Bank such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent in its capacity as such.

                  (d) To the extent permitted by applicable law, none of the Credit Parties shall assert, and each Credit Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, the other Loan Documents or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

                  (e) All amounts due under this Section 10.03 shall be payable promptly after written demand therefor.

                  SECTION 10.04.  Successors and Assigns.

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Credit Party without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Lender may assign to one or more banks or other financial institutions (including funds) all or a portion of its rights and obligations under this Agreement (including all


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
                                      -124-

or a portion of its Commitments and the Loans at the time owing to it); provided that

                         (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Credit Commitment or any Revolving Credit Lender's obligations in respect of its LC Exposure, each Issuing Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) and, in the case of any such assignment as to which no consent of the Administrative Agent is required, the Administrative Agent shall have acknowledged receipt of such assignment,

                        (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitments, the amount of the Commitments of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consents,

                       (iii) each partial assignment of rights with respect to any Class of Loans and/or Commitments shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to such Class,

                        (iv) upon any assignment by a Revolving Credit Lender of either Tranche of Revolving Credit Loans or Commitments, a proportionate part of the other Tranche of Revolving Credit Loans, LC Exposure and Commitments shall be concurrently assigned to the same assignee,

                         (v) the parties to each assignment shall execute and deliver to the Administrative Agent (with sufficient copies for the assignor, the assignee and the Borrower) an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and

                         (vi) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event


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
                                      -125-

of Default under clause (h) or (i) of Article VIII has occurred and is continuing.

                  Upon acceptance and recording pursuant to paragraph (d) of this Section 10.04, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section 10.04.

                  (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section 10.04 and any written consent to such assignment required by paragraph (b) of this Section 10.04, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register on a date mutually agreed upon between the assignor, the assignee and the Administrative Agent (which shall be no later than the date 5


                                Credit Agreement

Business Days after compliance with the requirements of this paragraph). No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Any Lender may, without the consent of the Restricted Companies, the Administrative Agent or any Issuing Bank sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans and LC Exposure owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b), or the first proviso to
Section 10.02(c), that affects such Participant. Subject to paragraph (f) of this Section 10.04, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.04.

                  (f) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(e) as though it were a Lender.

                  (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this


                                Credit Agreement

Section 10.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

                  (h) Anything in this Section 10.04 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower or any of its Affiliates or subsidiaries without the prior consent of each Lender.

                  SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Credit Parties herein and in the other Loan Documents, and in the certificates or other instruments delivered in connection with or pursuant to this Agreement and the other Loan Documents, shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect so long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or the other Loan Documents is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

                  SECTION 10.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become


                                Credit Agreement
effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 10.08 are in addition to any other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 10.09. Governing Law; Jurisdiction; Consent to Service of Process.

                  (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and


                                Credit Agreement
each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court (or, to the extent permitted by law, in such Federal court). Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Credit Party or its properties in the courts of any jurisdiction.

                  (c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in paragraph (b) of this Section 10.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10.

                  SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.


                                Credit Agreement

                  SECTION 10.12. Confidentiality. Each of the Agents, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates, directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder,
(f) subject to the execution and delivery of an agreement containing provisions substantially the same as those of this Section 10.12, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 10.12 or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower.

                  For the purposes of this Section 10.12, "Information" means all information received from the Borrower relating to the Credit Parties or their business, other than any such information that is available to either Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  SECTION 10.13. Designation of Tranche A Revolving Credit Commitments. NCI hereby designates the Tranche A Revolving Credit Commitments hereunder, and the Tranche A Revolving Credit Loans to be made hereunder, as the "Credit Facility" under and for all purposes of the Public Note Indentures. In that connection, NCI hereby represents and warrants that there is not currently in effect any designation of any other credit facility as a "Credit Facility" under any of the Public Note Indentures. NCI further agrees that, until the


                                Credit Agreement
principal of and interest on all of the Loans have been paid in full and all of the Commitments terminated, it will not designate any credit facility (other than the Tranche A Revolving Credit Commitments and Tranche A Revolving Credit Loans pursuant to this Section 10.13) as a "Credit Facility" for any of the Public Note Indentures.


                 SECTION 10.14. Obligations Senior. The obligations of the Restricted Companies hereunder and under the other Loan Documents constitute "senior Debt" for the purposes of the second paragraph of Section 10.12 of the January 1994 Indenture.


                                Credit Agreement

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                        NEXTEL COMMUNICATIONS, INC.,

                                        by   /s/ Steven Shindler
                                             -------------------------
                                             Name:  Steven Shindler
                                             Title: Senior Vice President

                              RESTRICTED COMPANIES

                                        NEXTEL FINANCE COMPANY,

                                        by   /s/ Steven Shindler
                                             -------------------------
                                             Name:  Steven Shindler
                                             Title: Senior Vice President



                                Credit Agreement

                                        ADVANCED MOBILECOMM OF
                                           NORTH CAROLINA, INC.
                                        AIR LINK COMMUNICATIONS, INC.
                                        AIRWAVE COMMUNICATIONS CORP.
                                          (SEATTLE)
                                        AMERICAN MOBILE SYSTEMS
                                          INCORPORATED
                                        C-CALL CORP.
                                        COMQOR, INC.
                                        CUSTOM RADIO/JOHNSON
                                          COMMUNICATIONS, INC.
                                        DIAL CALL, INC.
                                        DIAL CALL ARKANSAS, INC.
                                        DIAL CALL FLORIDA, INC.
                                        DIAL CALL KENTUCKY, INC.
                                        DIAL CALL LOUISIANA, INC.
                                        DIAL CALL TEXAS, INC.
                                        DIAL CALL VIRGINIA, INC.
                                        DIAL CALL WEST VIRGINIA, INC.
                                        DIAL DISTANCE, INC.
                                        DISPATCH COMMUNICATIONS
                                          OF ARIZONA, INC.
                                        DISPATCH COMMUNICATIONS
                                          OF MINNESOTA, INC.
                                        DISPATCH COMMUNICATIONS
                                          OF NEW ENGLAND, INC.
                                        DISPATCH COMMUNICATIONS
                                          OF MARYLAND, INC.
                                        DISPATCH COMMUNICATIONS
                                          OF PENNSYLVANIA, INC.
                                        ESMR SUB, INC.
                                        FC NEW YORK, INC.
                                        FCI 900, INC.
                                        FLEET CALL CORPORATION
                                        FLEET CALL OF TEXAS, INC.
                                        FLEET CALL OF UTAH, INC.
                                        FLEET CALL WEST, INC.
                                        F-M TOWER COMPANY
                                        FORT WORTH COMMUNICATIONS, INC.
                                        METRACOM TRUNKED RADIO
                                          COMMUNICATION SYSTEMS, INC.
                                        METROLINK COMMUNICATIONS
                                          CORPORATION
                                        MIJAC ENTERPRISES, INC.
                                        MOBILE RADIO OF ILLINOIS, INC.
                                        MOTOROLA SF, INC.

                                Credit Agreement

                                        NATIONAL TOWER TRUNKING
                                          SYSTEMS, INC.
                                        NEXTEL COMMUNICATIONS
                                           OF THE MID-ATLANTIC, INC.
                                        NEXTEL HAWAII ACQUISITION CORP.
                                        NEXTEL OF TEXAS, INC.
                                        NEXTEL UTAH ACQUISITION CORP.
                                        NEXTEL WESTERN ACQUISITION CORP.
                                        ONECOMM CORPORATION, N.A.
                                        POWERFONE HOLDINGS, INC.
                                        POWERFONE, INC.
                                        SABER COMMUNICATIONS, INC.
                                        SAFETY NET, INC.
                                        SHORELAND COMMUNICATIONS, INC.
                                        SMART SMR, INC.
                                        SMART SMR OF CALIFORNIA, INC.
                                        SMART SMR OF ILLINOIS, INC.
                                        SMART SMR OF NEW YORK, INC.
                                        SPECTRUM RESOURCES
                                          OF THE MIDWEST, INC.
                                        TRS, INC.
                                        U.S. DIGITAL, INC.


                                        by   /s/ Steven Shindler
                                             -------------------------
                                             Name:  Steven Shindler
                                             Title: Senior Vice President

                                        FORT WORTH TRUNKED RADIO
                                           LIMITED PARTNERSHIP

                                        By Fort Worth Communications,
                                           Inc., a General Partner


                                        by   /s/ Steven Shindler
                                             -------------------------
                                             Name:  Steven Shindler
                                             Title: Senior Vice President

                                Credit Agreement

TORONTO DOMINION (TEXAS) INC.,
 as Administrative Agent

by   /s/ Jessica Laxman
     -------------------------
     Name:  Jessica Laxman
     Title: Director

MORGAN GUARANTY TRUST COMPANY
  OF NEW YORK,

by   /s/ R. Blake Witherington
     -------------------------
     Name:  R. Blake Witherington
     Title: Vice President

BANK OF MONTREAL,
  CHICAGO BRANCH,

by   /s/ Karen S. Klapper
     -------------------------
     Name:  Karen S. Klapper
     Title: Director

BARCLAYS BANK, PLC,

by   /s/ Frank J. Sisinni
     -------------------------
     Name:  Frank J. Sisinni
     Title: Director

THE CHASE MANHATTAN BANK,
  individually and as
  Collateral Agent,

by   /s/ Tracey A. Navin
     -------------------------
     Name:  Tracey A. Navin
     Title: Vice President

THE TORONTO-DOMINION BANK,

by   /s/ Jessica Laxman
     -------------------------
     Name:  Jessica Laxman
     Title: Director


THE BANK OF NOVA SCOTIA,

by   /s/ Vincent J. Fitzgerald
     -------------------------
     Name:  Vincent J. Fitzgerald
     Title: Senior Relationship
              Manager

CIBC, INC.,

by   /s/ Marisa J. Harney
     -------------------------
     Name:  Marisa J. Harney
     Title: Director, CIBC Wood
              Gundy Secur. Corp.
              as Agent


THE FIRST NATIONAL BANK
  OF BOSTON,

by   /s/ Matthew E. Murphy
     -------------------------
     Name:  Matthew E. Murphy
     Title: Vice President

                                Credit Agreement

 MERRILL LYNCH SENIOR FLOATING
   RATE FUND, INC.,


 by   /s/ John W. Fraser
      -------------------------
      Name:  John W. Fraser
      Title: Authorized Signatory

ABN AMRO BANK N.V.,
  NEW YORK BRANCH,

by   /s/ Mark S. Gronish
     -------------------------
     Name:  Mark S. Gronish
     Title: Vice President

     /s/ David B. Martens
     -------------------------
     Name:  David B. Martens
     Title: Vice President

NATIONSBANK OF TEXAS, N.A.,

by   /s/ Pamela S. Kurtzman
     -------------------------
     Name:  Pamela S. Kurtzman
     Title: Vice President



VAN KAMPEN AMERICAN CAPITAL
  PRIME RATE FUND, INC.
  INCOME TRUST,

by   /s/ Jeffrey W. Maillet
     -------------------------
     Name:  Jeffrey W. Maillet
     Title: Sr. Vice Pres. -
              Director


BANQUE PARIBAS,


by   /s/ Errol R. Antzis
     -------------------------
     Name:  Errol R. Antzis
     Title: Group Vice President

     /s/ Philippe Vuarchex
     -------------------------
     Name:  Philippe Vuarchex
     Title: Vice President


COOPERATIEVE CENTRALE
  RAIFFEISEN-BOERENLEENBANK
  B.A., "RABOBANK NEDERLAND",
  NEW YORK BRANCH,

by   /s/ W. Jeffrey Vollack
     -------------------------
     Name:  W. Jeffrey Vollack
     Title: Vice President,
              Manager

     /s/ Chris G. Kortlandt
     -------------------------
     Name:  Chris G. Kortlandt
     Title: Vice President

FLEET NATIONAL BANK,


by   /s/ Alexander G. Ivanov
     -------------------------
     Name:  Alexander G. Ivanov
     Title: Assistant Vice
              President

PNC BANK, NATIONAL
  ASSOCIATION,

by   /s/ Tom Partridge
     -------------------------
     Name:  Tom Partridge
     Title: Assistant Vice
              President


CREDIT SUISSE,

by   /s/ Todd C. Morgan
     -------------------------
     Name:  Todd C. Morgan
     Title: MSM

     /s/ Judith E. Smith
     -------------------------
     Name:  Judith E. Smith
     Title: MSM


THE MITSUBISHI TRUST AND
  BANKING CORPORATION,

by   /s/ Hachiro Hosoda
     -------------------------
     Name:  Hachiro Hosoda
     Title: Senior Vice President


                                Credit Agreement

ROYAL BANK OF CANADA,

by   /s/ Thomas M. Byrne
     -------------------------
     Name:  Thomas M. Byrne
     Title: Senior Manager

THE SUMITOMO BANK, LIMITED
  NEW YORK BRANCH,

by   /s/ Leslie L. Rogers
     -------------------------
     Name:  Leslie L. Rogers
     Title: Vice President

PROTECTIVE LIFE INSURANCE
  COMPANY,

by   /s/ James Dondero
     -------------------------
     Name:  James Dondero
     Title: President, Protective
              Asset Management,
              L.L.C.

THE FUJI BANK LIMITED


by   /s/ Teiji Teramoto
     -------------------------
     Name:  Teiji Teramoto
     Title: Vice President &
              Manager

BANK OF TOKYO-MITSUBISHI
  TRUST COMPANY


by   /s/ John P. Judge
     -------------------------
     Name:  John P. Judge
     Title: Vice President

THE NIPPON CREDIT BANK, LTD.,


by   /s/ Barry S. Fein
     -------------------------
     Name:  Barry S. Fein
     Title: Assistant Vice
              President


DEAN WITTER PRIME INCOME TRUST


by   /s/ Rafael Scolari
     -------------------------
     Name:  Rafael Scolari
     Title: Vice President


INDOSUEZ CAPITAL ASSET
  ADVISORS, INC.

by   /s/ Andrew H. Marshak
     -------------------------
     Name:  Andrew H. Marshak
     Title: Authorized Signatory

by   /s/ John G. Popp
     -------------------------
     Name:  John G. Popp
     Title: President

CHL HIGH YIELD LOAN
  PORTFOLIO (a unit of The
  Chase Manhattan Bank),

by   /s/ Andrew D. Gordon
     -------------------------
     Name:  Andrew D. Gordon
     Title: Managing Director


                                Credit Agreement

KEYBANK NATIONAL ASSOCIATION,


by   /s/ Jason R. Weaver
     -------------------------
     Name:  Jason R. Weaver
     Title: Assistant Vice
              President

LTCB TRUST COMPANY,

by   /s/ John J. Sullivan
     -------------------------
     Name:  John J. Sullivan
     Title: Executive Vice
              President

SENIOR HIGH INCOME
  PORTFOLIO, INC.,

by   /s/ John W. Fraser
     -------------------------
     Name:  John W. Fraser
     Title: Authorized Signatory

KOREA FIRST BANK,


by   /s/ Won Baik Sull
     -------------------------
     Name:  Won Baik Sull
     Title: Agent and General
              Manager

U.S. BANK OF WASHINGTON, N.A.,

by   /s/ Gary Egbert
     -------------------------
     Name:  Gary Egbert
     Title: Vice President


STANDARD BANK LONDON LIMITED


by   /s/ M. R. Cooke
     -------------------------
     Name:  M. R. Cooke
     Title: Manager

by   /s/ S. Harrison
     -------------------------
     Name:  S. Harrison
     Title: Manager







                               Credit Agreement

                                                                       EXHIBIT A

                       [Form of Assignment and Acceptance]

                            ASSIGNMENT AND ACCEPTANCE

                  Reference is made to the Credit Agreement dated as of September 27, 1996 (as amended and in effect on the date hereof, the "Credit Agreement"), among Nextel Communications, Inc., Nextel Finance Company and the other Restricted Companies named therein, the Lenders named therein, Toronto Dominion (Texas) Inc., as Administrative Agent, and The Chase Manhattan Bank, as Collateral Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

                  The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Assignor's Tranche A Revolving Credit Commitments, Tranche B Revolving Credit Commitments, Tranche C Term Loan Commitments and Tranche D Term Loan Commitments on the Assignment Date and Tranche A Revolving Credit Loans, Tranche B Revolving Credit Loans, Tranche C Term Loans and Tranche D Term Loans owing to the Assignor which are outstanding on the Assignment Date, together with unpaid interest accrued on the assigned Loans to the Assignment Date, the participations in Letters of Credit and LC Disbursements held by the Assignor on the Assignment Date, and the amount, if any, set forth on the reverse hereof of the fees accrued to the Assignment Date for the account of the Assignor. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement (including the Schedules and forms of Exhibits attached thereto).

                  From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and the other Loan Documents and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents. In that connection, the Assignee (to the extent not already a party to the Credit Agreement) hereby appoints each of the Administrative Agent and the Collateral Agent as its agent and authorizes such Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the



                            Assignment and Acceptance
terms of the Credit Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto, all in the manner and to the extent provided in Article IX of the Credit Agreement.

                  This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.15(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 10.04(b) of the Credit Agreement.

                  This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

                            Assignment and Acceptance

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
("Assignment Date")1:


                                                                                         Percentage Assigned (set forth, to at least
                                                                                         8 decimals, as a percentage of the
                                                                                         aggregate Loans and the aggregate
                                                                                         Commitments, as applicable of
Facility                                        Amount Assigned                          all Lenders thereunder)
--------                                        ---------------                          -----------------------
Tranche A Revolving Credit                      $                                                           %
Commitment:

Tranche A Revolving Credit Loans:

Tranche B Revolving Credit
Commitment:

Tranche B Revolving Credit Loans:

Tranche C Term Loan Commitment:

Tranche C Term Loans:

Tranche D Term Loan Commitment:

Tranche D Term Loans

Commitment fees in respect of

Tranche A Revolving Credit
Commitment (if any):

Commitment fees in respect of
Tranche B Revolving Credit
Commitment (if any):

Commitment fees in respect of
Tranche A Term Loan Commitment (if
any):

Commitment fees in respect of
Tranche B Term Loan Commitment (if
any):


--------
1 Must be at least five Business Days after execution hereof by all required parties.

                            Assignment and Acceptance

The terms set forth above and on the reverse side hereof are hereby agreed to:

                                        [NAME OF ASSIGNOR]      , as Assignor

                                        By:__________________________________
                                           Name:
                                           Title:

                                        [NAME OF ASSIGNEE]      , as Assignee

                                        By:__________________________________
                                           Name:
                                           Title:

                            Assignment and Acceptance

The undersigned hereby consent to [or acknowledge receipt of] the within assignment:(2)

NEXTEL FINANCE COMPANY                  TORONTO DOMINION (TEXAS) INC.,
                                          as Administrative Agent,

By:_____________________                By:_______________________
   Name:                                   Name:
   Title:                                  Title:

THE CHASE MANHATTAN BANK,               MORGAN GUARANTY TRUST COMPANY
  as Issuing Bank                         OF NEW YORK, as Issuing Bank

By:_____________________                By:_______________________
   Name:                                   Name:
   Title:                                  Title:

THE TORONTO-DOMINION BANK,
  as Issuing Bank

By:_____________________
   Name:
   Title:

---------------
(2)  Consents or acknowledgments to be included to the extent required by
     Section 9.04(b) of the Credit Agreement.

                            Assignment and Acceptance

                                                                       EXHIBIT B

                      [Form of Opinion of Special Counsel]

                                [Effective Date]

To the Lenders and the
   Agents Party to the Credit
   Agreement Referred to Below

Ladies and Gentlemen:

                  We have acted as special New York counsel to The Chase Manhattan Bank, Morgan Guaranty Trust Company of New York and The Toronto-Dominion Bank, as arrangers of the credit facilities contemplated by the Credit Agreement dated as of September 27, 1996 (the "Credit Agreement") among Nextel Communications, Inc. ("NCI"), Nextel Finance Company (the "Borrower") and the other Restricted Companies named therein, the Lenders named therein, Toronto Dominion (Texas) Inc., as Administrative Agent, and The Chase Manhattan Bank, as Collateral Agent. Terms defined in the Credit Agreement are used herein as defined therein. This opinion is being delivered pursuant to Section 5.01(e) of the Credit Agreement.

                  In rendering the opinions expressed below, we have examined the following agreements, instruments and other documents:

                  (a)      the Credit Agreement;

                  (b)      the Restricted Company Guarantee and Security
                           Agreement; and

                  (c)      the Intercreditor and Collateral Agency Agreement.

The agreements, instruments and other documents referred to in the foregoing lettered clauses are collectively referred to as the "Credit Documents".

                  In our examination, we have assumed the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon representations made in or pursuant to the Credit Documents.


                           Opinion of Special Counsel

                  In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that:

                (i) such documents have been duly authorized by, have been duly executed and delivered by, and (except to the extent set forth in the opinions below as to the Credit Parties) constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

               (ii) all signatories to such documents have been duly authorized; and

              (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

                  Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

                  1. Each of the Credit Documents constitutes the legal, valid and binding obligation of each Credit Party party thereto, enforceable against such Credit Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

                  2. The Restricted Company Guarantee and Security Agreement is effective to create, in favor of the Collateral Agent for the benefit of the Collateral Agent and the Secured Parties (as defined in the Restricted Company Guarantee and Security Agreement), a valid security interest under the Uniform Commercial Code as in effect in the State of New York (the "UCC") in all of the right, title and interest of the Restricted Companies in, to and under the Collateral (as defined in the Restricted Company Guarantee


                           Opinion of Special Counsel
         and Security Agreement) as collateral security for the payment when due of the Secured Obligations (as so defined), except that:

                           (a) such security interest will continue in
                  Collateral after its sale, exchange or other disposition only to the extent provided in Sections 9-306 and 9-307 of the UCC;

                           (b) such security interest in any portion of the
                  Collateral in which a Restricted Company acquires rights after the commencement of a case under the Federal Bankruptcy Code of 1978, as amended (the "Bankruptcy Code"), in respect of such Restricted Company may be limited by Section 552 of the Bankruptcy Code;

                           (c) the creation of a security interest in any
                  portion of the Collateral constituting a right to receive proceeds of a letter of credit requires that the letter of credit be delivered to and retained by the Collateral Agent in the State of New York; and

                           (d) the creation of a security interest in any
                  portion of the Collateral constituting a "security" (as defined in Section 8-102(1)(c) of the UCC) requires the transfer of said Collateral to the Collateral Agent pursuant to Section 8-313(1) of the UCC, which transfer in the case of any Pledged Equity (as defined in the Restricted Company Guarantee and Security Agreement) represented by a certificate may be effected by the Collateral Agent taking possession of such certificate and thereafter retaining possession thereof in the State of New York.

                  3. Any security interest in Pledged Equity represented by a certificate will be created and perfected by the Collateral Agent taking and thereafter retaining possession thereof (or any certificates representing any such certificated security) in the State of New York.

                  4. With respect to any portion of the Pledged Equity consisting of a certificated security, if such security interest therein is perfected by the Collateral Agent in the manner specified in paragraph 3 above in good faith and without notice of any adverse claim (as defined in Section 8-302(2) of the UCC) and in bearer form or in registered form issued to the Collateral Agent or indorsed to the Collateral Agent or in blank, any perfected security


                           Opinion of Special Counsel
         interest therein will have priority over all other security interests theretofore or thereafter created under the UCC.

                  The foregoing opinions are subject to the following comments and qualifications:

                  (A) The enforceability of Section 10.03 of the Credit Agreement (and any similar provisions in any of the other Credit Documents) may be limited by (i) laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

                  (B) Clause (iii) of the second sentence of Section 3.02 of the Credit Agreement, and clause (iii) of the second sentence of Section
         2.02 of the Restricted Company Guarantee and Security Agreement, may not be enforceable to the extent that the Guaranteed Obligations (as defined in the Credit Agreement and the Restricted Company Guarantee and Security Agreement, respectively) are materially modified.

                  (C) The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

                  (D) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New York) that limit the interest, fees or other charges such Lender may impose for the loan or use of money or other credit, (ii) the next to the last sentence of Section 2.16(d) of the Credit Agreement, (iii) the first sentence of Section 10.09 of the Credit Agreement (and any similar provisions in any of the other Credit Documents), insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Loan Documents, (iv) Section
         3.06 of the Credit Agreement and Section 2.06 of the Restricted Company Guarantee and Security Agreement and (v) Section 2.09 of the Restricted Company Guarantee and Security Agreement.


                           Opinion of Special Counsel

                  (E) We express no opinion as to the applicability to the obligations of any Restricted Company (or the enforceability of such obligations) of Section 548 of the Bankruptcy Code, Article 10 of the New York Debtor and Creditor Law or any other provision of law relating to fraudulent conveyances, transfers or obligations or of the provisions of the law of the jurisdiction of incorporation of any Restricted Company restricting dividends, loans or other distributions by a corporation for the benefit of its stockholders.

                  (F) We wish to point out that the obligations of the Restricted Companies, and the rights and remedies of the Collateral Agent, under Sections 6.05 through 6.10 (inclusive) of the Restricted Company Guarantee and Security Agreement may be subject to possible limitations upon the exercise of remedial or procedural provisions contained in the Restricted Company Guarantee and Security Agreement, provided that such limitations do not, in our opinion (but subject to the other comments and qualifications set forth in this opinion letter), make the remedies and procedures that will be afforded to the Collateral Agent and the Secured Parties (as defined therein) inadequate for the practical realization of the substantive benefits purported to be provided to the Collateral Agent and such Secured Parties by the Restricted Company Guarantee and Security Agreement.

                  (G) With respect to our opinion in paragraphs 7, 8 or 9 above, we express no opinion as to the creation, perfection or priority of any security interest in (or other lien on) any Collateral (as defined in the Restricted Company Guarantee and Security Agreement) (i) to the extent that, pursuant to Section 9-104 of the UCC, Article 9 of the UCC does not apply thereto, (ii) consisting of uncertificated securities (as defined in Section 8-102(b) of the UCC), (iii) consisting of fixtures, timber to be cut or minerals (including oil and gas) or (iv) covered by a certificate of title.

                  (H) We wish to point out that the acquisition by an Obligor after the initial extension of credit under the Credit Agreement of an interest in Property that becomes subject to the Lien of the Guarantee and Security Agreement may constitute a voidable preference under
         Section 547 of the Bankruptcy Code.


                           Opinion of Special Counsel

                  (I) We express no opinion as to the existence of, or the right, title or interest of any Restricted Company in, to or under, any of the Collateral.

                  (J) Except as expressly provided in paragraphs 7, 8 and 9 above, we express no opinion as to the creation, perfection or priority of any security interest in, or other lien on, the Collateral.

                  The foregoing opinions are limited to matters involving the Federal laws of the United States and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction. We express no opinion herein as to the applicability to, or effect upon, the transactions contemplated by the Credit Document with respect to matters governed by (i) the Federal Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder by the FCC or (ii) any PUC which on the date hereof is entitled to exercise jurisdiction over the Credit Parties.

                  At the request of our clients, this opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person (other than your successors and assigns as Lenders and Persons that acquire participations in your extensions of credit under the Credit Agreement) without our prior written consent.

                                Very truly yours,

RJW/CDP, Jr.

                           Opinion of Special Counsel

                                                                       EXHIBIT C

          [Form of Restricted Company Guarantee and Security Agreement]

                        GUARANTEE AND SECURITY AGREEMENT

                  GUARANTEE AND SECURITY AGREEMENT dated as of September 27, 1996 between NEXTEL FINANCE COMPANY, a corporation duly organized and validly existing under the laws of the State of Delaware (the "Borrower"); each of the subsidiaries of Nextel Communications, Inc. listed on the signature pages hereto under the caption "INITIAL GUARANTORS" (the "Initial Guarantors"); each of the additional entities, if any, that becomes a "Guarantor" hereunder as contemplated by Section 7.12 (each an "Additional Guarantor" and together with the Initial Guarantors, the "Guarantors"; the Guarantors together with the Borrower, being herein called the "Restricted Companies"); and The Chase Manhattan Bank, as collateral agent for the Vendors and Lenders party to the Loan Agreements referred to below (in such capacity, together with its successors in such capacity, the "Collateral Agent").

                  Nextel Communications, Inc. and the Restricted Companies are parties to (i) an Amended, Restated and Consolidated Credit Agreement dated as of September 27, 1996 (as modified and supplemented and in effect from time to time, the "Vendor Financing Agreement") with Motorola, Inc., a Delaware corporation ("Motorola"), and NTFC Capital Corporation, a Delaware corporation ("NTFC Capital" and, together with Motorola, the "Vendors"), providing, subject to the terms and conditions thereof, for loans to be made by Motorola and NTFC Capital to the Borrower in an aggregate principal amount not exceeding $345,000,000 and (ii) a Credit Agreement dated as of September 27, 1996 (as modified and supplemented and in effect from time to time, the "Credit Agreement" and, together with the Vendor Financing Agreement, the "Loan Agreements"), providing, subject to the terms and conditions thereof, for extensions of credit (by means of loans and letters of credit) to be made by the Lenders named therein (collectively, together with any entity that becomes a "Lender" party to the Credit Agreement after the date hereof as provided therein, the "Lenders" and, together with the Vendors and any successors or assigns of any of the foregoing, the "Secured Parties") to the Borrower in an aggregate principal or face amount not exceeding $1,655,000,000 (which, in the circumstances contemplated by Section 7.01(f) thereof, may be increased to $1,905,000,000). In addition, the Borrower may from time to time be obligated to one or more of the Lenders under the Credit Agreement in respect of Hedging Agreements under and as


                               Restricted Company
                        Guarantee and Security Agreement
defined in the Credit Agreement (collectively, the "Hedging Agreements").

                  To induce the Secured Parties to enter into the respective Loan Agreements to which they are party and to extend credit thereunder, and to induce the Lenders to extend credit to the Borrower under Hedging Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors have agreed to guarantee the Guaranteed Obligations (as hereinafter defined), and the Restricted Companies have agreed to pledge and grant a security interest in the Collateral (as so defined) as security for the Secured Obligations (as so defined). Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

                  SECTION 1.01.  Defined Terms.  As used in this
Agreement, the following terms have the meanings specified below:

                  "Accounts" has the meaning assigned to such term in paragraph (d) of Article IV.

                  "Agents" means the Administrative Agent under the Credit Agreement and the Collateral Agent hereunder.

                  "Authorizations" means all validations, exemptions, franchises, waivers, approvals, orders or authorizations, consents, licenses, certificates and permits from, the FCC, any PUC and any other Federal, state or local regulatory or governmental bodies and authorities, including any subdivision thereof.

                  "Capital Expenditures" has the meaning assigned to such term in the Loan Agreements.

                  "Casualty Event" means, with respect to any property of any Restricted Company, any loss of or damage to, or any condemnation or other taking of, such property for which such Restricted Company or any of its subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.


                               Restricted Company
                        Guarantee and Security Agreement

                  "Casualty Event Proceeds Account" has the meaning assigned to such term in Section 5.01.

                  "Collateral" has the meaning assigned to such term in
Article IV.

                  "Collateral Accounts" has the meaning assigned to such term in Section 5.01.

                  "Commitments" means the "Commitments" of the Lenders under the Credit Agreement (including any commitment to provide "Tranche E Loans" thereunder in the circumstances contemplated by Section 7.01(f) of the Credit Agreement) and the "Commitments" of the Vendors under the Vendor Financing Agreement.

                  "Concentration Account" has the meaning assigned to such term in Section 5.01.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Enhanced SMR System" means a wide-area network of specialized mobile radio base stations that employs digital and other advanced, spectrally efficient communications technologies to provide a full range of communications services including voice, dispatch, interconnected telephone and data services.

                  "Equipment" has the meaning assigned to such term in paragraph (h) of Article IV.

                  "Equity Collateral" means, collectively, the Collateral described in clauses (a) through (c) of Article IV and the proceeds of and to any such property and, to the extent related to any such property or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

                  "Event of Default" means, an "Event of Default" under and as defined in the Credit Agreement or an "Event of Default" under and as defined in the Vendor Financing Agreement.

                  "FCC" means the Federal Communications Commission or any Governmental Authority substituted therefor.


                               Restricted Company
                        Guarantee and Security Agreement

                  "FCC License" means any paging, mobile telephone, specialized mobile radio, microwave or other license, permit, consent, certificate of compliance, franchise, approval, waiver or authorization granted or issued by the FCC, including any of the foregoing authorizing or permitting the acquisition, construction or operation of an SMR System, radio paging system, mobile telephone system or other radio communications system.

                  "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guaranteed Obligations" has the meaning assigned to such term in Section 2.01.

                  "Hedging Agreements" has the meaning assigned to such term in the preamble to this Agreement.

                  "Instruments" has the meaning assigned to such term in paragraph (e) of Article IV.

                  "Intercreditor and Collateral Agency Agreement" means the Intercreditor and Collateral Agency Agreement dated as of the date hereof between the Restricted Companies, the Vendors, the Administrative Agent and the Collateral Agent.

                  "Inventory" has the meaning assigned to such term in paragraph (g) of Article IV.

                  "Issuing Bank" has the meaning assigned to such term in the Credit Agreement.

                  "Issuers" means, collectively, (a) the respective corporations identified beneath the names of the Securing Parties on Annex 1 under the caption "Issuer" and (b) any other entity that shall at any time be a subsidiary of any of the Restricted Companies.


                               Restricted Company
                        Guarantee and Security Agreement

                  "LC Disbursement" has the meaning assigned to such term in the Credit Agreement.

                  "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit under the Credit Agreement at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.

                  "Letter of Credit Account" has the meaning assigned to such term in Section 5.01.

                  "Letters of Credit" means the "Letters of Credit" from time to time issued under the Credit Agreement.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loan Document" means the Loan Agreements, any promissory notes evidencing Loans under any Loan Agreement and the Security Documents.

                  "Loans" means the "Loans" made by the Lenders to the Borrower under the Credit Agreement (including any "Tranche E Loans" thereunder made in the circumstances contemplated by Section 7.01(f) of the Credit Agreement) and the "Loans" made by the Vendors to the Borrower under the Vendor Financing Agreement.

                  "Mortgages" means, collectively, one or more assignments of lease, mortgages, deeds of trust, deeds to secure debt and the like executed by a Restricted Company in favor of the Collateral Agent (or a trustee for the benefit of the Collateral Agent), and covering interests in real property held by such Restricted Company as collateral security for the Secured Obligations, in each case in such form as shall be satisfactory to the Collateral Agent.

                  "Part 90" means 47 CFR Part 90 of the Rules and Regulations of the FCC in effect from time to time or such other


                               Restricted Company
                        Guarantee and Security Agreement
parts or subparts that may be substituted for or combined with said Part 90.

                  "Permitted Investments" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard and Poor's Ratings Service or from Moody's Investors Service, Inc.;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000; and

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental authority or other entity.

                  "Pledged Equity" has the meaning assigned to such term in paragraph (a) of Article IV.

                  "PUC" means any state regulatory agency or body that exercises jurisdiction over the rates or services or the ownership, construction or operation of any SMR System, cellular radio telecommunications system or conventional mobile telephone system or over Persons who own, construct or operate SMR Systems,


                               Restricted Company
                        Guarantee and Security Agreement
cellular radio telecommunications systems or conventional mobile telephone systems, in each case by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in said state.

                  "PUC Authorization" means any Authorization issued by a PUC.

                  "Required Revolving Credit Lenders" has the meaning assigned to such term in the Credit Agreement.

                  "Required Secured Parties" means, at any time, Secured Parties having Loans, LC Exposure and unused Commitments under the respective Loan Agreements representing at least 51% of the sum of the total Loans, LC Exposure and unused Commitments at such time.

                  "Restricted Payments" has the meaning assigned to such term in the Loan Agreements.

                  "Sale Proceeds Reinvestment Account" has the meaning assigned to such term in Section 5.01.

                  "Secured Obligations" means, collectively, (a) in the case of the Borrower, the principal of and interest on the Loans made by the Secured Parties to the Borrower, all LC Disbursements and all other amounts from time to time owing to the Secured Parties or the Agents by the Borrower under the Loan Documents or any Hedging Agreement, (b) in the case of each Guarantor, all obligations of such Guarantor in respect of its Guarantee under Article II and
(c) in the case of each Restricted Company, all other obligations of such Restricted Company to the Secured Parties and the Agents hereunder.

                  "Security Documents" means this Agreement, the Intercreditor and Collateral Agency Agreement, the Mortgages and all Uniform Commercial Code financing statements required by any of such instruments to be filed with respect to the security interests in personal property and fixtures created pursuant hereto or thereto.

                  "SMR System" means a specialized mobile radio system licensed under Part 90, together with such other facilities from time to time licensed or otherwise authorized by the FCC as shall be necessary to provide the communications services to be offered by the Restricted Companies. The term "SMR System" shall include


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                        Guarantee and Security Agreement
an Enhanced SMR System using FCC Licenses in the 800 MHz or 900 MHz band.

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" means any subsidiary of the Borrower.

                  "Tax Proceeds Account" has the meaning assigned to such term in Section 5.01.

                  "Trademark Collateral" means all Trademarks, whether now owned or hereafter acquired by any Restricted Company, including each Trademark identified in Annex 2. Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

                  "Trademarks" means all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including all renewals of trademark and service mark registrations, all rights corresponding thereto throughout the world, the right to recover for all past, present and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.

                  "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of New York.


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                        Guarantee and Security Agreement

                  SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles and Sections of, and Exhibits to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                                   ARTICLE II

                                  The Guarantee

                  SECTION 2.01. The Guarantee. The Guarantors hereby jointly and severally guarantee to each Secured Party and the Agents and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Secured Parties to the Borrower, all LC Disbursements and all other amounts from time to time owing to the Secured Parties or either Agent by the Borrower under the Loan Agreements or any other Loan Document, and all obligations of the Borrower to any Secured Party under any Hedging Agreement, in each case strictly in accordance with the terms thereof (such principal, interest, other amounts and obligations being herein collectively called the "Guaranteed Obligations"). The Guarantors hereby further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed


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Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                  SECTION 2.02. Obligations Unconditional. The obligations of the Guarantors under Section 2.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under the Loan Agreements or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute and unconditional as described above:

                         (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                        (ii) any of the acts mentioned in any of the provisions of the Loan Agreements or any other agreement or instrument referred to herein or therein shall be done or omitted;

                       (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under the Loan Agreements or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or


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                                      -11-

                        (iv) any lien or security interest granted to, or in favor of, either Agent or any Secured Party as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that either Agent or any Secured Party exhaust any right, power or remedy or proceed against the Borrower under the Loan Agreements or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

                  SECTION 2.03. Reinstatement. The obligations of the Guarantors under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Guarantors jointly and severally agree that they will indemnify each Agent and Secured Party on demand for all reasonable costs and expenses (including fees of counsel) incurred by such Agent or Secured Party in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                  SECTION 2.04. Subrogation. Each Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including any such right arising under the Federal Bankruptcy Code of 1978, as amended) or otherwise by reason of any payment by it pursuant to the provisions of this Article II and further agrees with the Borrower for the benefit of each of its creditors (including each Agent and Secured Party) that any such payment by it shall constitute a contribution of capital by such Guarantor to the Borrower (or an investment by such Guarantor in the equity capital of the Borrower).

                  SECTION 2.05. Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Secured Parties, the obligations of the Borrower under the Loan Agreements may be declared to be forthwith due and payable as provided in Article VIII of the respective Loan Agreements (and shall be deemed to have become automatically due and payable in


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                                      -12-

the circumstances provided in said Article VIII) for purposes of Section 2.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of said Section 2.01.

                  SECTION 2.06. Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article constitutes an instrument for the payment of money, and consents and agrees that any Agent or Secured Party, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

                  SECTION 2.07. Continuing Guarantee. The guarantee in this Article is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

                  SECTION 2.08. Rights of Contribution. The Guarantors hereby agree, as between themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any Guaranteed Obligations, each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this Section
2.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Article and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

                  For purposes of this Section 2.08, (a) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, a Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations,
(b) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such


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                                      -13-

Guaranteed Obligations and (c) "Pro Rata Share" means, for any Guarantor, the ratio (expressed as a percentage) of (i) the amount by which the aggregate present fair saleable value of all properties of such Guarantor (excluding any shares of stock of any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been Guaranteed by such Guarantor) to (ii) the amount by which the aggregate fair saleable value of all properties of all of the Restricted Companies exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Restricted Companies hereunder and under the other Loan Documents) of all of the Restricted Companies, determined (A) with respect to any Guarantor that is a party hereto on the Effective Date, as of the Effective Date, and (B) with respect to any other Guarantor, as of the date such Guarantor becomes a Guarantor hereunder.

                  SECTION 2.09. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 2.01 would otherwise, taking into account the provisions of Section 2.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said
Section 2.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Agent or Secured Party or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                                   ARTICLE III

                         Representations and Warranties

                  Each Restricted Company represents and warrants to each Agent and Secured Party that:

                  (a) Such Restricted Company is the sole beneficial owner of the Collateral in which it purports to grant a security


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                                      -14-


interest pursuant to Article IV and no Lien exists or will exist upon such Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for Liens permitted under Section 7.02 of the respective Loan Agreements and except for the pledge and security interest in favor of the Collateral Agent for the benefit of the Secured Parties created or provided for herein and in the other Security Documents, which pledge and security interest will, upon perfection under the applicable provisions of the Uniform Commercial Code (but subject in any event to such Liens permitted under said Section 7.02) constitute a first priority perfected pledge and security interest in and to all of such Collateral, to the extent such pledge and security interest can be perfected under the Uniform Commercial Code.

                  (b) The Pledged Equity identified under the name of such Restricted Company in Annex 1 is, and all other Pledged Equity in which such Restricted Company shall hereafter grant a security interest pursuant to Article IV will be, duly authorized, validly existing, fully paid and non-assessable (in the case of any equity interest in a corporation) and duly issued and outstanding (in the case of any equity interest in any other entity), and none of such Pledged Equity is or will be subject to any contractual restriction, or any restriction under the charter, by-laws, partnership agreement or other organizational document of the respective Issuer of such Pledged Equity, upon the transfer of such Pledged Equity (except for any such restriction contained herein or identified in Annex 1).

                  (c) The Pledged Equity identified under the name of such Restricted Company in Annex 1 constitutes all of the issued and outstanding shares of capital stock, partnership or other ownership interest of any class or character of the Issuers beneficially owned by such Restricted Company on the date hereof (whether or not registered in the name of the such Restricted Company) and Annex 1 correctly identifies, as at the date hereof, the respective Issuers of such Pledged Equity and (in the case of any corporate Issuer) the respective class and par value of the shares comprising such Pledged Equity and the respective number of shares (and registered owners thereof) represented by each such certificate.

                  (d) Annex 2 sets forth under the name of such Restricted Company a complete and correct list of all Trademarks owned by such Restricted Company on the date hereof.

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                                      -15-


                                   ARTICLE IV

                                   Collateral

                  As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each Restricted Company hereby pledges and grants to the Collateral Agent, for the benefit of the Secured Parties as hereinafter provided, a security interest in all of such Restricted Company's right, title and interest in the following property, whether now owned by such Restricted Company or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):

                  (a) the shares of common and preferred stock of, or partnership and other ownership interest in, the Issuers identified in Annex 1 under the name of such Restricted Company (as the same shall be supplemented from time to time under a Joinder Agreement executed pursuant to Section 7.12) and all other shares of capital stock, or partnership or other ownership interest, of whatever class or character of the Issuers, now or hereafter owned by such Restricted Company, in each case together with the certificates evidencing the same (collectively, the "Pledged Equity");

                  (b) all shares, securities, moneys or property representing a dividend on any of the Pledged Equity, or representing a distribution or return of capital upon or in respect of the Pledged Equity, or resulting from a split-up, revision, reclassification or other like change of the Pledged Equity or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Equity;

                  (c) without affecting the obligations of such Restricted Company under any provision prohibiting such action hereunder or under the Loan Agreements, in the event of any consolidation or merger in which an Issuer is not the surviving entity, all ownership interests of any class or character of the successor entity (unless such successor entity is such Restricted Company itself) formed by or resulting from such consolidation or merger (the Pledged Equity, together with all other certificates, shares, securities, properties or moneys as may from time to time be pledged hereunder pursuant to clause (a) or (b) above and


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         this clause (c) being herein collectively called the "Equity
         Collateral");

                  (d) all accounts and general intangibles (each as defined in the Uniform Commercial Code) of such Restricted Company constituting any right to the payment of money, including all moneys due and to become due to such Restricted Company in respect of any loans or advances or for Inventory or Equipment or other goods sold or leased or for services rendered, all moneys due and to become due to such Restricted Company under any guarantee (including a letter of credit) of the purchase price of Inventory or Equipment sold by such Restricted Company and all tax refunds (such accounts, general intangibles and moneys due and to become due being herein called collectively "Accounts");

                  (e) all instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) of such Restricted Company evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including promissory notes, drafts, bills of exchange and trade acceptances (herein collectively called "Instruments");

                  (f) all Trademark Collateral of such Restricted Company and all other accounts or general intangibles of such Restricted Company not constituting Trademark
         Collateral or Accounts;

                  (g) all inventory (as defined in the Uniform Commercial Code) of such Restricted Company (including all handsets, telephones and other similar equipment held by such Restricted Company for sale or lease to customers), all goods obtained by such Restricted Company in exchange for such inventory, and any products made or processed from any inventory including all substances, if any, commingled therewith or added thereto (herein collectively called "Inventory");

                  (h) all equipment (as defined in the Uniform Commercial Code) of such Restricted Company, including all transmitter, switch and related equipment (herein collectively called "Equipment");


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                  (i) each contract and other agreement of such Restricted
         Company relating to the sale or other disposition of Inventory or Equipment; all documents of title (as defined in the Uniform Commercial
         Code) or other receipts of such Restricted Company covering, evidencing or representing Inventory or Equipment; and all rights, claims and benefits of such Restricted Company against any Person arising out of, relating to or in connection with Inventory or Equipment purchased by such Restricted Company, including any such rights, claims or benefits against any Person storing or transporting Inventory or Equipment;

                  (j) all customer lists, customer contracts and sales agent agreements with respect to the operation of the Mobile Communications Business by such Restricted Company;

                  (k) to the maximum extent permitted under the applicable instrument pursuant to which such easements, rights of way and leases arise, all easements and rights of way, and all right, title and interest of such Restricted Company in, to and under any leases entered into by such Restricted Company for transmitter sites, switching stations and other locations in connection with the operation of the Mobile Communications Business by such Restricted Company; and

                  (l) all rights of such Restricted Company under or relating to FCC Licenses and PUC Authorizations and the proceeds from the sale of any FCC Licenses or PUC Authorizations or any goodwill or other intangible rights or benefits associated therewith, provided that such security interest does not include at any time any FCC Licenses to the extent (but only to the extent) that at such time the Collateral Agent may not validly possess a security interest therein pursuant to the Communications Act of 1934, as amended, and the regulations promulgated thereunder, as in effect at such time, but such security interest does include, to the maximum extent permitted by law, all rights incident or appurtenant to FCC Licenses and the right to receive all proceeds derived from or in connection with the sale, assignment or transfer of the FCC Licenses;

                  (m) the balance from time to time in the Collateral Accounts; and

                  (n) all other tangible and intangible personal property and fixtures of such Restricted Company, including


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                                      -18-


         all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Restricted Company described in the preceding clauses of this
         Article IV (including any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by such Restricted Company in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, products and accessions, all books, correspondence, credit files, records, invoices and other papers, including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Restricted Company or any computer bureau or service company from time to time acting for such Restricted Company provided that in the case of any of the foregoing that consists of general or limited partnership interests in a general or limited partnership, the security interest hereunder shall be deemed to be created only to the maximum extent permitted under the applicable organizational instrument pursuant to which such partnership is formed.

                                    ARTICLE V

                               Collateral Accounts

                  SECTION 5.01. Collateral Account. There is hereby established with The Chase Manhattan Bank, as Collateral Agent, five segregated deposit accounts (respectively, the "Sale Proceeds Reinvestment Account", the "Casualty Event Proceeds Account", the "Tax Proceeds Account", the "Letter of Credit Account" and the "Concentration Account"; collectively, the "Collateral Accounts"), each in the name and under the control of the Collateral Agent into which there shall be deposited all cash generated by the Restricted Companies (whether or not in the ordinary course of business) as follows:

                  (a) the Restricted Companies shall deposit into the Sale Proceeds Reinvestment Account, the Net Cash Payments of any Disposition (as each of such capitalized terms is defined in the respective Loan Agreements on the date hereof) that, pursuant to clause (y) of Section 2.09(b)(ii) of the respective Loan Agreements, the Restricted Companies elect to deliver to the Collateral Agent pending

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                                      -19-

         reinvestment of such Net Cash Payments into replacement assets;

                  (b) the Restricted Companies shall deposit into the Casualty Event Proceeds Account, if such proceeds exceed $5,000,000, the proceeds (inclusive of such $5,000,000) of any insurance, condemnation award or other compensation received as a result of any Casualty
         Event in respect Collateral hereunder;

                  (c) the Restricted Companies shall deposit into the Tax Proceeds Account, that portion of the cash payment received by the Restricted Companies directly or indirectly in connection with any Disposition (as such term in defined in the respective Loan Agreements on the date hereof) that represents the income or other taxes estimated to be payable by the Restricted Companies as a result of such Disposition and that are deducted in determining the amount of "Net Cash Payments" (as so defined) with respect to such Disposition;

                  (d) the Restricted Companies shall deposit into the Letter of Credit Account monies required to be deposited therein from time to time pursuant to Section 2.04(i) of the Credit Agreement; and

                  (e) the Restricted Companies shall deposit into the Concentration Account all other cash generated or received by the Restricted Companies (whether or not in the ordinary course of business), including the cash proceeds of all sales or other dispositions of Collateral, the proceeds of all service charges, fees and lease payments received from customers in the ordinary course of business and any proceeds of any insurance, condemnation award or other compensation received as a result of any Casualty Event in respect Collateral hereunder that is not deposited into the Casualty Event Proceeds Account.

To implement the provisions of the foregoing clause (e), each Restricted Company shall instruct all account debtors and other Persons obligated in respect of all Accounts of such Restricted Company to make all payments in respect of such Accounts either (i) directly to the Collateral Agent by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Collateral Agent (and the Collateral Agent agrees, upon receipt of any such payments, to immediately deposit the same into the Concentration Account) or (ii) to one or more other banks in the United States of America


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(by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Collateral Agent) under arrangements, in form and substance satisfactory to the Collateral Agent pursuant to which such Restricted Company shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all proceeds of such payments directly to the Collateral Agent for deposit into the Concentration Account.

                  In addition to the foregoing, each Restricted Company agrees that if the proceeds of any Collateral hereunder (including any payments made in respect of Accounts) shall be received by it, such Restricted Company shall as promptly as possible deposit such proceeds into the appropriate Collateral Account. Until so deposited, all such proceeds shall be held in trust by such Restricted Company for and as the property of the Collateral Agent and shall not be commingled with any other funds or property of such Restricted Company.

                  SECTION 5.02. Application of Monies in Collateral Accounts. The balance from time to time in the Collateral Accounts shall constitute part of the Collateral hereunder, shall not constitute payment of the Secured Obligations until applied to the Secured Obligations as hereinafter provided and shall be released to the Restricted Companies (or otherwise be subject to withdrawal) only as follows:

                  (a) monies and investments in the Sale Proceeds Reinvestment Account may be withdrawn only in connection with a reinvestment transaction permitted under Section 2.09(b)(ii) of the respective Loan Agreements, or for application to the prepayment of Loans (or cover for Letters of Credit) as contemplated by said Section 2.09(b)(ii), provided that (without the consent of the Required Secured Parties) the Collateral Agent shall not be obligated to release such monies for application to a reinvestment transaction at any time after the occurrence and during the continuance of any Event of Default;

                  (b) monies and investments in the Casualty Event Proceeds Account may be withdrawn only in connection with the replacement, restoration and repair of the property affected by such Casualty Event (the "Damaged Property"), or for application to the prepayment of Loans (or cover for Letters of Credit) pursuant to Section 2.09(a) of the Loan Agreements (in such manner as the Borrower shall elect), and if the respective Restricted Company elects to so replace or


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                                      -21-

         restore and repair Damaged Property, any such monies shall be advanced to such Restricted Company by the Collateral Agent in periodic installments upon compliance by such Restricted Company with such reasonable conditions to disbursement as may be imposed by the Collateral Agent, including, but not limited to, reasonable retention amounts and receipt of lien releases, provided that (without the consent of the Required Secured Parties) the Collateral Agent shall not be obligated to release such monies for application to any such replacement, restoration, repair or prepayment at any time after the occurrence and during the continuance of any Event of Default;

                  (c) monies and investments in the Tax Proceeds Account may be withdrawn only in connection with the payment of taxes as contemplated by the definition of "Net Cash Payments" in the respective Loan Agreements, or for application to the prepayment of Loans (or cover for Letters of Credit) as contemplated by said Section 2.09(b)(ii), provided that (without the consent of the Required Secured Parties) the Collateral Agent shall not be obligated to release such monies for application to the payment of taxes at any time after the occurrence and during the continuance of any Event of Default;

                  (d) monies and investments in the Letter of Credit Account may be applied only to the payment of LC Disbursements for which the respective Issuing Banks have not been reimbursed by the Borrower or, but only with the consent of the Required Revolving Credit Lenders, to the payment of other Secured Obligations and, after the payment in full of all LC Disbursements and the expiration or termination of all Letters of Credit, to the payment of any other Secured Obligations as shall at the time be payable hereunder; and

                  (e) monies and investments in the Concentration Account may be withdrawn only in connection with remitting the same to bank deposit accounts (such as payroll and other accounts) maintained by the Restricted Companies for use in the ordinary course of business, to make Capital Expenditures, to make acquisitions and investments permitted under Section 7.04 of the respective Loan Agreements, to make Restricted Payments permitted under Section 7.05 of the respective Loan Agreements, or to make payments or prepayments of principal, interest or other amounts in


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         respect of Indebtedness (including Loans) or Hedging Agreements permitted under the respective Loan Agreements.

In connection with any release of monies in any of the Collateral Accounts described above, the Collateral Agent shall be entitled to rely upon a certificate of a Financial Officer (and upon such other evidence, if any, as the Collateral Agent shall deem appropriate). At any time following the occurrence and during the continuance of an Event of Default, the Collateral Agent may (and, if instructed by the Required Secured Parties shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of any of the Collateral Accounts to the payment of the Secured Obligations in the manner specified in Section 6.09.

                  SECTION 5.03. Investment of Balances in Collateral Accounts. Amounts on deposit in the Collateral Accounts shall be invested from time to time in such Permitted Investments as the Borrower (or, after the occurrence and during the continuance of a Default, the Collateral Agent) shall determine, which Permitted Investments shall be held in the name and be under the control of the Collateral Agent, provided that at any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent may (and, if instructed by the Required Secured Parties shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 6.09.

                                   ARTICLE VI

                          Further Assurances; Remedies

                  In furtherance of the grant of the pledge and security interest pursuant to Article IV, each Restricted Company hereby agrees with each Agent and Secured Party as follows:

                  SECTION 6.01. Delivery and Other Perfection. Such Restricted Company shall:

                  (a) if any of the shares, securities, moneys or property required to be pledged by such Restricted Company under clauses (a),
         (b) and (c) of Article IV are received by such Restricted Company, forthwith either (x) transfer and deliver to the Collateral Agent such shares or securities so


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         received by such Restricted Company (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the collateral Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Collateral Agent reasonably shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property in said clauses (a), (b) and (c);

                  (b) deliver and pledge to the Collateral Agent any and all Instruments, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Collateral Agent may reasonably request; provided, that so long as no Event of Default shall have occurred and be continuing, such Restricted Company may retain for collection in the ordinary course any Instruments received by such Restricted Company in the ordinary course of business and the Collateral Agent shall, promptly upon request of such Restricted Company, make appropriate arrangements for making any Instrument pledged by such Restricted Company available to such Restricted Company for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Collateral Agent, against trust receipt or like document);

                  (c) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of the Collateral Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including causing any or all of the Equity Collateral to be transferred of record into the name of the Collateral Agent or its nominee (and the Collateral Agent agrees that if any Equity Collateral is transferred into its name or the name of its nominee, the Collateral Agent will thereafter promptly give to such Restricted Company copies of any notices and communications received by it with respect to the Equity Collateral), provided that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of clause (f) below;

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                  (d) keep full and accurate books and records relating to the
         Collateral, and stamp or otherwise mark such books and records in such manner as the Collateral Agent may reasonably require in order to reflect the security interests granted by this Agreement;

                  (e) permit representatives of the Collateral Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Collateral Agent to be present at such Restricted Company's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Restricted Company with respect to the Collateral, all in such manner as the Collateral Agent may reasonably require; and

                  (f) upon the occurrence and during the continuance of any Event of Default, upon request of the Collateral Agent, promptly notify (and such Restricted Company hereby authorizes the Collateral Agent so to notify) each account debtor in respect of any Accounts or Instruments of such Restricted Company that such Collateral has been assigned to the Collateral Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Collateral Agent.

                  SECTION 6.02. Other Financing Statements and Liens. Except as otherwise permitted under Section 7.02 of the respective Loan Agreements, without the prior written consent of the Collateral Agent (granted with the authorization of the Required Secured Parties), no Restricted Company shall file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Collateral Agent is not named as the sole secured party for the benefit of the Secured Parties.

                  SECTION 6.03. Preservation of Rights. The Collateral Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

                  SECTION 6.04.  Special Provisions Relating to Equity
Collateral.


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                  (a) So long as no Event of Default shall have occurred and be continuing, each Restricted Company shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Equity Collateral for all purposes not inconsistent with the terms of this Agreement, the Loan Agreements, the other Loan Documents or any other instrument or agreement referred to herein or therein, provided that such Restricted Company agrees that it will not vote the Equity Collateral in any manner that is inconsistent with the terms of this Agreement, the Loan Agreements, the other Loan Documents or any such other instrument or agreement; and the Collateral Agent shall execute and deliver to such Restricted Company or cause to be executed and delivered to such Restricted Company all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as such Restricted Company may reasonably request for the purpose of enabling such Restricted Company to exercise the rights and powers that it is entitled to exercise pursuant to this
Section 6.04(a).

                  (b) Unless and until an Event of Default has occurred and is continuing, such Restricted Company shall, subject to Article V, be entitled to receive and retain any dividends or distributions in respect of the Equity Collateral.

                  SECTION 6.05. Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:

                  (a) each Restricted Company shall, at the request of the Collateral Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Collateral Agent and such Restricted Company, designated in its request;

                  (b) the Collateral Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

                  (c) the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies


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         hereunder may be asserted, including the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and each Restricted Company agrees to take all such action as may be appropriate to give effect to such right);

                  (d) the Collateral Agent in its discretion may, in its name or in the name of the Restricted Companies or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

                  (e) the Collateral Agent may, upon ten business days' prior written notice to the Restricted Companies of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent, the Secured Parties or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Agent or any Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Restricted Companies, any such demand, notice and right or equity being hereby expressly waived and released. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section
6.05 shall be applied in accordance with Section 6.09.


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                  The Restricted Companies recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Restricted Companies acknowledge that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer or issuer thereof to register it for public sale.

                  SECTION 6.06. Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 6.05 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Restricted Companies shall remain liable for any deficiency.

                  SECTION 6.07. Removals, Etc. Without at least 30 days' prior written notice to the Collateral Agent, no Restricted Company shall (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business other than at the address for notices to the Borrower specified in Section 10.01 of the respective Loan Agreements or at one of the locations identified in Annex 3 or in transit from one of such locations to another or (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto.

                  SECTION 6.08. Private Sale. Neither Agent nor any Secured Party shall incur any liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 6.05 conducted in a commercially reasonable manner. So long as such sale is conducted in a commercially reasonable manner, each Restricted Company hereby waives any claims against the Agents and the Secured Parties arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than


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the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

                  SECTION 6.09. Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Collateral Agent under Article V or this Article VI, shall be applied by the Collateral Agent:

                  First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Collateral Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Collateral Agent in connection therewith;

                  Next, to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Secured Parties holding the same may otherwise agree; and

                  Finally, to the payment to the respective Restricted Company, or their respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

                  As used in this Article VI, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Restricted Companies or any issuer of or obligor on any of the Collateral.

                  SECTION 6.10. Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Collateral Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Collateral Agent is hereby appointed the attorney-in-fact of the Restricted Companies for the purpose of carrying out the provisions of this Article and taking any action and executing any instruments that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing,


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so long as the Collateral Agent shall be entitled under this Article to make collections in respect of the Collateral, the Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Restricted Company representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

                  SECTION 6.11. Perfection. Prior to or concurrently with the execution and delivery of this Agreement, each Restricted Company shall (i) file such financing statements and other documents in such offices as the Collateral Agent may request to perfect the security interests granted by Article IV and
(ii) deliver to the Collateral Agent all certificates identified in Annex 1 hereto, accompanied by undated stock powers duly executed in blank.

                  SECTION 6.12. Termination. When all Secured Obligations shall have been paid in full and the Commitments of the Secured Parties under the respective Loan Agreements shall have expired or been terminated, this Agreement shall terminate, and the Collateral Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the respective Restricted Company. The Collateral Agent shall also execute and deliver to respective Restricted Company upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the respective Restricted Company to effect the termination and release of the Liens on the Collateral.

                  SECTION 6.13. Further Assurances. Each Restricted Company agrees that, from time to time upon the written request of the Collateral Agent, such Restricted Company will execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order fully to effect the purposes of this Agreement. Without limiting the generality of the foregoing, the Restricted Companies will take such action from time to time as shall be necessary so that all leasehold and other real property interests of the Restricted Companies are subjected to Liens in favor of the Collateral Agent as collateral security for the Secured Obligations (and in that connection will obtain appropriate consents of landlords, in form and substance satisfactory to the Collateral Agent, with respect to any such leasehold interest arising after the date hereof and


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will use its best efforts to obtain such consents with respect to all such leasehold interests existing on the date hereof).

                                   ARTICLE VII

                                  Miscellaneous

                  SECTION 7.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower, to it at 1505 Farm Credit Drive, Suite 100, McLean, Virginia 22102, Attention Steven Shindler, Senior Vice President and Chief Financial Officer (Telecopy No. 703-394-3011);

                  (b) if to any Restricted Company other than the Borrower, to such Restricted Company care of the Borrower at the address for notices indicated in clause (a) above; and

                  (c) if to the Collateral Agent, to it at One Chase Manhattan Plaza, 4th Floor, Attention Tracy Navin, (Telecopy No. 212-552-4905).

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 7.02.  Waivers; Amendments.

                  (a) No failure or delay by either Agent or any Secured Party in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Secured Parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Restricted Companies therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of


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this Section 7.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

                  (b) Neither this Agreement nor any other Security Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Restricted Companies party thereto, and by the Collateral Agent with the consent of the appropriate Secured Parties as more particularly provided in Section 5.02(c) of the Intercreditor and Collateral Agency Agreement.

                  SECTION 7.03.  Expenses.

                  (a) The Restricted Companies shall pay, or reimburse the Agents or the Secured Parties for paying, (i) all amounts that the Collateral Agent is required to make under any indemnity issued to any bank with which lock box or segregated deposit arrangements are entered into pursuant to Section 5.01((i) of the respective Loan Agreements or this Agreement and (ii) all out-of-pocket expenses incurred by either Agent or any Secured Party, including the fees, charges and disbursements of any counsel for either Agent or any Secured Party, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section 7.03, including in connection with any workout, restructuring or negotiations in respect thereof.

                  (b) All amounts due under this Section 7.03 shall be payable promptly after written demand therefor.

                  SECTION 7.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Restricted Companies, the Agents, the Secured Parties and each holder of the Secured Obligations, except that no Restricted Company may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Collateral Agent (and any attempted assignment or transfer by any Restricted Company without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, the Secured Parties and the respective successors and assigns of the Restricted Companies, the Agents, the Secured Parties and each holder of the Secured Obligations) any legal or equitable right, remedy or claim under or by reason of this Agreement.


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                  SECTION 7.06. Counterparts. This Agreement may be executed in counterparts (and by the parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

                  SECTION 7.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 7.08. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  SECTION 7.09. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 7.10. Agents and Attorneys-in-Fact. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

                  SECTION 7.11.  Certain Regulatory Requirements.

                  (a) Each Restricted Company shall take all action that the Collateral Agent may reasonably request in the exercise of its rights and remedies hereunder, which include the right to require such Restricted Company to transfer or assign the FCC Licenses or the PUC Authorizations to any party or parties. In furtherance of this right, each Restricted Company shall (i) cooperate fully with the Collateral Agent in obtaining all approvals and consents from the FCC and each other Governmental Authority that the Collateral Agent may deem necessary or advisable to accomplish any such transfer or assignment of the FCC Licenses or the PUC Authorizations and (ii) prepare, execute and file with the FCC and any other Governmental Authority any application, request for consent, certificate or instrument that the Collateral Agent may deem necessary or advisable to accomplish any such transfer or assignment of the FCC Licenses or


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the PUC Authorizations. If any Restricted Company fails to execute such applications, requests for consent, certificates or instruments, the clerk of any court that has jurisdiction over the Loan Documents may, upon an ex parte request by the Collateral Agent, execute and file the same on behalf of such Restricted Company.

                  (b) To enforce the provisions of Section 6.05, the Collateral Agent is authorized to request the consent or approval of the FCC or any other Governmental Authority to a voluntary or an involuntary transfer of control of any Restricted Company or the voluntary or involuntary assignment of any FCC Licenses or PUC Authorizations held by any Restricted Company. In connection with the exercise of its remedies under this Agreement, the Collateral Agent may obtain the appointment of a trustee or receiver to assume, control of any Restricted Company, subject to any required prior approval of the FCC or any other Governmental Authority. Such trustee or receiver shall have all rights and powers provided to it by law or by court order or provided to the Collateral Agent under this Agreement.

                  (c) Notwithstanding anything to the contrary contained in this Agreement,

                         (i) the Collateral Agent will not take any action hereunder that would constitute or result in any transfer of control or assignment of the FCC Licenses or any Restricted Company without obtaining all necessary FCC and other Governmental Authority approvals. The Collateral Agent, the Administrative Agent and the Secured Parties shall be entitled to rely on the advice of FCC counsel selected by the Collateral Agent to determine whether FCC approval or other Governmental Authority approvals are required, and

                        (ii) the Collateral Agent shall not foreclose on, sell, assign, transfer or otherwise dispose of, or exercise any right to control the FCC Licenses as provided herein or take any other action that would affect the operational, voting, or other control of any Restricted Company, unless such action is taken in accordance with the provisions of the Communications Act of 1934, as from time to time amended, and the rules, regulations and policies of the FCC and any other Governmental Authority.

                  (d) Each Restricted Company acknowledges that the approval of the FCC and of each other appropriate Governmental Authority to the assignment of the FCC Licenses or the transfer


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of control of such Restricted Company is integral to the Collateral Agent's realization of the value of the Collateral, including the FCC Licenses, that there is no adequate remedy at law for failure by such Restricted Company to comply with the provisions of this Section 7.11 and that such failure could not be adequately compensable in damages. Therefore, each Restricted Company agrees that the provisions of this Section 7.11 may be specifically enforced.

                  SECTION 7.12. Additional Guarantors. As contemplated by
Section 6.11(a) of the respective Loan Agreements, in the event that any Restricted Company shall form or acquire any new subsidiary after the date hereof, such Restricted Company will cause such new subsidiary to execute and deliver to the Collateral Agent a Joinder Agreement in the form of Exhibit E to the respective Loan Agreements (and, thereby, to become a party to the Loan Agreements as a "Restricted Company" thereunder, and to this Agreement and the Intercreditor and Collateral Agency Agreement, as a "Guarantor" hereunder and thereunder, and to pledge and grant a security interest in its property pursuant to this Agreement to the Collateral Agent for the benefit of the Secured Parties). Accordingly, upon the execution and delivery of any such Joinder Agreement by any such new subsidiary, such new subsidiary shall automatically and immediately, and without any further action on the part of any Person, become a "Guarantor" under and for all purposes of this Agreement, and Annexes 1, 2 and 3 hereto shall be deemed to be supplemented in the manner specified in said Joinder Agreement.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Guarantee and Security Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        NEXTEL FINANCE COMPANY,

                                        by   /s/ Steven Shindler
                                             -------------------------
                                             Name:  Steven Shindler
                                             Title: Senior Vice President

                               INITIAL GUARANTORS

                                        ADVANCED MOBILECOMM OF
                                           NORTH CAROLINA, INC.
                                        AIR LINK COMMUNICATIONS, INC.
                                        AIRWAVE COMMUNICATIONS CORP.
                                          (SEATTLE)
                                        AMERICAN MOBILE SYSTEMS
                                          INCORPORATED
                                        C-CALL CORP.
                                        COMQOR, INC.
                                        CUSTOM RADIO/JOHNSON
                                          COMMUNICATIONS, INC.
                                        DIAL CALL, INC.
                                        DIAL CALL ARKANSAS, INC.
                                        DIAL CALL FLORIDA, INC.
                                        DIAL CALL KENTUCKY, INC.
                                        DIAL CALL LOUISIANA, INC.
                                        DIAL CALL TEXAS, INC.
                                        DIAL CALL VIRGINIA, INC.
                                        DIAL CALL WEST VIRGINIA, INC.
                                        DIAL DISTANCE, INC.
                                        DISPATCH COMMUNICATIONS
                                          OF ARIZONA, INC.
                                        DISPATCH COMMUNICATIONS
                                          OF MINNESOTA, INC.
                                        DISPATCH COMMUNICATIONS
                                          OF NEW ENGLAND, INC.
                                        DISPATCH COMMUNICATIONS
                                          OF MARYLAND, INC.
                                        DISPATCH COMMUNICATIONS
                                          OF PENNSYLVANIA, INC.

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
                                      -36-

                                        ESMR SUB, INC.
                                        FC NEW YORK, INC.
                                        FCI 900, INC.
                                        FLEET CALL CORPORATION
                                        FLEET CALL OF TEXAS, INC.
                                        FLEET CALL OF UTAH, INC.
                                        FLEET CALL WEST, INC.
                                        F-M TOWER COMPANY
                                        FORT WORTH COMMUNICATIONS, INC.
                                        METRACOM TRUNKED RADIO
                                          COMMUNICATION SYSTEMS, INC.
                                        METROLINK COMMUNICATIONS
                                          CORPORATION
                                        MIJAC ENTERPRISES, INC.
                                        MOBILE RADIO OF ILLINOIS, INC.
                                        MOTOROLA SF, INC.
                                        NATIONAL TOWER TRUNKING
                                          SYSTEMS, INC.
                                        NEXTEL COMMUNICATIONS
                                           OF THE MID-ATLANTIC, INC.
                                        NEXTEL HAWAII ACQUISITION CORP.
                                        NEXTEL OF TEXAS, INC.
                                        NEXTEL UTAH ACQUISITION CORP.
                                        NEXTEL WESTERN ACQUISITION CORP.
                                        ONECOMM CORPORATION, N.A.
                                        POWERFONE HOLDINGS, INC.
                                        POWERFONE, INC.
                                        SABER COMMUNICATIONS, INC.
                                        SAFETY NET, INC.
                                        SHORELAND COMMUNICATIONS, INC.
                                        SMART SMR, INC.
                                        SMART SMR OF CALIFORNIA, INC.
                                        SMART SMR OF ILLINOIS, INC.
                                        SMART SMR OF NEW YORK, INC.

                               Restricted Company
                        Guarantee and Security Agreement

                                        SPECTRUM RESOURCES
                                          OF THE MIDWEST, INC.
                                        TRS, INC.
                                        U.S. DIGITAL, INC.

                                        by   /s/ Steven Shindler
                                             -------------------------
                                             Name:  Steven Shindler
                                             Title: Senior Vice President

                                        FORT WORTH TRUNKED RADIO
                                           LIMITED PARTNERSHIP

                                        By Fort Worth Communications,
                                           Inc., a General Partner

                                        by   /s/ Steven Shindler
                                             -------------------------
                                             Name:  Steven Shindler
                                             Title: Senior Vice President

                         COLLATERAL AGENT

                              THE CHASE MANHATTAN BANK, as
                                 Collateral Agent,

                                   by   /s/ Tracey A. Navin
                                        -------------------------
                                        Name:  Tracey A. Navin
                                        Title: Vice President

                               Restricted Company
                        Guarantee and Security Agreement

                                                                       EXHIBIT D

             [Form of Intercreditor and Collateral Agency Agreement]

                  INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

                  INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT dated as of September 27, 1996 between NEXTEL FINANCE COMPANY, a corporation duly organized and validly existing under the laws of the State of Delaware (the "Borrower"); each of the subsidiaries of Nextel Communications, Inc. listed on the signature pages hereto under the caption "INITIAL GUARANTORS" (the "Initial Guarantors"); each of the additional entities, if any, that becomes a "Guarantor" hereunder as contemplated by Section 7.12 of the below-referenced Restricted Company Guarantee and Security Agreement (each an "Additional Guarantor" and together with the Initial Guarantors, the "Guarantors"; the Guarantors together with the Borrower, being herein called the "Restricted Companies"); MOTOROLA, INC., a Delaware corporation ("Motorola"); NTFC Capital Corporation, a Delaware corporation ("NTFC Capital" and, together with Motorola, the "Vendors"); TORONTO DOMINION (TEXAS) INC., as administrative agent for the Lenders referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent"); and THE CHASE MANHATTAN BANK, as collateral agent for the Vendors and for the Lenders referred to below (in such capacity, together with its successors in such capacity, the "Collateral Agent").

                  Nextel Communications, Inc. ("NCI") and the Restricted Companies are parties to (i) an Amended, Restated and Consolidated Credit Agreement dated as of September 27, 1996 (as modified and supplemented and in effect from time to time, the "Vendor Financing Agreement") with the Vendors, providing, subject to the terms and conditions thereof, for loans to be made by Motorola and NTFC Capital to the Borrower in an aggregate principal amount not exceeding $345,000,000 and (ii) a Credit Agreement dated as of September 27, 1996 (as modified and supplemented and in effect from time to time, the "Credit Agreement" and, together with the Vendor Financing Agreement, the "Loan Agreements"), providing, subject to the terms and conditions thereof, for extensions of credit (by means of loans and letters of credit) to be made by the Lenders named therein (collectively, together with any entity that becomes a "Lender" party to the Credit Agreement after the date hereof as provided therein, the "Lenders" and, together with the Vendors and any successors or assigns of any of the foregoing, the "Secured Parties") to the Borrower in an aggregate principal or face amount not exceeding $1,655,000,000 (which, in the circumstances contemplated by Section 7.01(f) thereof, may be increased to $1,905,000,000). In addition, the Borrower may from time to time be obligated to one or more of the Lenders under the Credit


                  Intercreditor and Collateral Agency Agreement

Agreement in respect of Hedging Agreements under and as defined in the Credit Agreement (collectively, the "Hedging Agreements").

                  In connection with the foregoing, the parties hereto wish to provide for the appointment of the Collateral Agent by the Vendors and for certain arrangements with respect to the priority of security interests in favor of the Secured Parties. Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

                  SECTION 1.01.  Defined Terms.  As used in this
Agreement, the following terms have the meanings specified below:

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Agents" means the Administrative Agent under the Credit Agreement and the Collateral Agent hereunder.

                  "Applicable Percentage" means with respect to any Vendor in respect of any indemnity claim under Section 7.03(a) of the Restricted Company Guarantee and Security Agreement arising out of an action or omission of the Collateral Agent under any Loan Document, the percentage of the total Commitments under the Credit Agreement and under the Vendor Financing Agreement represented by the aggregate amount of such Vendor's Commitments under the Vendor Financing Agreement. If the Commitments under the Credit Agreement or under the Vendor Financing Agreement have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

                  "Commitments" means the "Commitments" of the Lenders under the Credit Agreement (including any commitment to provide "Tranche E Loans" thereunder in the circumstances contemplated by Section 7.01(f) of the Credit Agreement) and the "Commitments" of the Vendors under the Vendor Financing Agreement.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise


                  Intercreditor and Collateral Agency Agreement voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Credit Parties" means NCI and the Restricted
Companies.

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Event of Default" means any "Event of Default" under the Credit Agreement or any "Event of Default" under the Vendor Financing Agreement.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Hedging Agreements" has the meaning assigned to such term in the preamble to this Agreement.

                  "LC Disbursement" has the meaning assigned to such term in the Credit Agreement.

                  "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit under the Credit Agreement at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.

                  "Letters of Credit" means the "Letters of Credit" from time to time issued under the Credit Agreement.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.


                  Intercreditor and Collateral Agency Agreement

                  "Loan Documents" means the Loan Agreements, any promissory notes evidencing Loans under any Loan Agreement and the Security Documents.

                  "Loans" means the "Loans" made by the Lenders to the Borrower under the Credit Agreement (including any "Tranche E Loans" thereunder made in the circumstances contemplated by Section 7.01(f) of the Credit Agreement) and the "Loans" made by the Vendors to the Borrower under the Vendor Financing Agreement.

                  "Mortgages" means, collectively, one or more assignments of lease, mortgages, deeds of trust, deeds to secure debt and the like executed by a Restricted Company in favor of the Collateral Agent (or a trustee for the benefit of the Collateral Agent), and covering interests in real property held by such Restricted Company as collateral security for the Secured Obligations, in each case in such form as shall be satisfactory to the Collateral Agent.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental authority or other entity.

                  "Public Note Indentures" means (a) the Indenture dated as of August 15, 1993 between NCI and The Bank of New York, as Trustee, (b) the Indenture dated as of December 22, 1993 between NCI (as successor to Dial Call Communications, Inc.) and The Bank of New York, as Trustee, (c) the Indenture dated as of January 13, 1994 between NCI (as successor to CenCall Communications Corp.) and The Bank of New York, as Trustee, (d) the Indenture dated as of February 15, 1994 between NCI and The Bank of New York, as Trustee and (e) the Indenture dated as of April 24, 1994 between NCI (as successor to Dial Call Communications, Inc.) and The Bank of New York, as Trustee.

                  "Required Secured Parties" means, at any time, Secured Parties having Loans, LC Exposure and unused Commitments under the respective Loan Agreements representing at least 51% of the sum of the total Loans, LC Exposure and unused Commitments at such time.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Restricted Company Guarantee and Security Agreement" means the Restricted Company Guarantee and Security Agreement

                  Intercreditor and Collateral Agency Agreement dated as of the date hereof between the Restricted Companies, the Secured Parties and the Collateral Agent.

                  "Secured Obligations" means, collectively, (a) in the case of the Borrower, the principal of and interest on the Loans made by the Secured Parties to the Borrower, all LC Disbursements and all other amounts from time to time owing to the Secured Parties or the Agents by the Borrower under the Loan Documents or any Hedging Agreement, (b) in the case of each Guarantor, all obligations of such Guarantor in respect of its Guarantee under Article II of the Restricted Company Guarantee and Security Agreement and (c) in the case of each Restricted Company, all other obligations of such Restricted Company to the Secured Parties and the Agents under the Restricted Company Guarantee and Security Agreement.

                  "Security Documents" means this Agreement, the Restricted Company Guarantee and Security Agreement, the Mortgages and all Uniform Commercial Code financing statements required by any of such instruments to be filed with respect to the security interests in personal property and fixtures created pursuant thereto.

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" means any subsidiary of the Borrower.

                  "Tranche E Loans" has the meaning assigned to such term in
Section 7.02(f) of the respective Loan Agreements.

                  "Vendor Equipment Agreements" means (a) the following agreements (i) the Enhanced Specialized Mobile Radio System Equipment Purchases Agreement dated as of November 1, 1991 between Motorola and NCI; (ii) the letter agreement dated as of November


                  Intercreditor and Collateral Agency Agreement

4, 1991 between Motorola and NCI; (iii) Amendment to Purchase Agreements dated as of August 4, 1994 between Motorola and NCI; (iv) Second Amendment to Purchase Agreements dated as of April 5, 1995 between Motorola and NCI; (v) Amendment 003 to Enhanced Specialized Mobile Radio System Purchase Agreement dated as of March 25, 1995 between Motorola and NCI; and (vi) Amendment 004 to Enhanced Specialized Mobile Radio System Purchase Agreement dated as of April 28, 1996 between Motorola and NCI; each of which agreements and Amendments is, pursuant to the assignment referred to in Seciton 5.01(m) of the respective Loan Agreements, being assigned to the Borrower on the Effective Dated and (b) any other agreement providing for the sale by either Vendor (or any of its Affiliates) of equipment or other property to any of the Restricted Companies.

                  SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles and Sections of, and Exhibits to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                                   ARTICLE II

                  The Collateral Agent; Appointment by Vendors

                  Each of the Vendors hereby irrevocably appoints the Collateral Agent as its agent and authorizes the Collateral Agent

                  Intercreditor and Collateral Agency Agreement to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms of this Agreement and the other Security Documents, together with such actions and powers as are reasonably incidental thereto.

                  The Chase Manhattan Bank shall have the same rights and powers in its capacity as a Lender under the Credit Agreement as any other Lender and may exercise the same as though it were not the Collateral Agent, and The Chase Manhattan Bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Credit Party or any subsidiary or other Affiliate of any thereof as if it were not the Collateral Agent hereunder.

                  The Collateral Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Security Documents. Without limiting the generality of the foregoing, (a) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by this Agreement and the other Security Documents that the Collateral Agent is required to exercise in writing by the Required Secured Parties, and (c) except as expressly set forth herein and in the other Security Documents, the Collateral Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or any of their respective subsidiaries that is communicated to or obtained by The Chase Manhattan Bank or any of its Affiliates in any capacity. The Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Secured Parties, or in the absence of its own gross negligence or wilful misconduct. The Collateral Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Collateral Agent by the Borrower, a Secured Party or the Administrative Agent, and the Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or the other Security Documents, (ii) the contents of any certificate, report or other document delivered hereunder or under any of the other Security Documents or in connection herewith of therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Security Document, (iv) the validity, enforceability, effectiveness or genuineness of this


                  Intercreditor and Collateral Agency Agreement

Agreement, the other Security Documents or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V of the respective Loan Agreements.

                  The Collateral Agent shall not, except to the extent expressly instructed by the Required Secured Parties with respect to collateral security under the Security Documents, be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document.

                  The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Collateral Agent may perform any and all of its duties, and exercise its rights and powers, by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for in the Credit Agreement as well as activities as the Collateral Agent.

                  Subject to the appointment and acceptance of a successor Collateral Agent as provided in this paragraph, the Collateral Agent may resign at any time by notifying the Secured Parties, the Borrower and the Administrative Agent. Upon any such resignation, the Required Secured Parties shall have the right, in consultation with the Borrower, to appoint, in consultation with the Borrower, a successor Collateral Agent. If no successor shall have been so appointed and shall have accepted such appointment within 30 days after such retiring Collateral Agent gives notice of its resignation, then such retiring Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent, which shall be a bank with an office


                  Intercreditor and Collateral Agency Agreement in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Collateral Agent by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Security Documents. The fees payable by the Borrower to a successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After a Collateral Agent's resignation hereunder, the provisions of this Article and Section 7.03 of the Restricted Company Guarantee and Security Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Agent.

                  Each Vendor acknowledges that it has, independently and without reliance upon the Collateral Agent, or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the Vendor Financing Agreement. Each Vendor also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Secured Party and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement and the other Security Documents, any related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE III

                  The Collateral Agent; Appointment by Lenders

                  Pursuant to Article IX of the Credit Agreement, each of the Lenders has appointed The Chase Manhattan Bank as Collateral Agent for purposes of this Agreement and the other Security Documents. Each of the Lenders party to the Credit Agreement has authorized the Administrative Agent to execute and deliver this Agreement pursuant to said Article IX of the Credit Agreement.

                                   ARTICLE IV

                                Priority of Liens

                  It is the intent of the Agents and the Secured Parties that the Liens created pursuant to the Security Documents in


                  Intercreditor and Collateral Agency Agreement favor of the Collateral Agent shall secure equally and ratably the obligations of the Restricted Companies under the Loan Documents and the Hedging Agreements, without priority of any such obligation over any other such obligation. Accordingly, anything in any of the Loan Documents, or any other agreement or instrument between any of the Restricted Companies and any of the Secured Parties (including, without limitation, any of the "Motorola Agreements" or "Northern Telecom Agreements" under and as defined in the Public
Note Indentures), to the contrary notwithstanding:



                 (a) each of the Vendors hereby assigns to the Collateral Agent any Liens upon any property of any of the Restricted Companies that it may now hold or which may hereafter arise by operation of law or otherwise (excluding, however, any such Lien arising pursuant to the Security Documents);

                  (b) each of the Vendors hereby agrees with the Administrative Agent for the benefit of the Administrative Agent and the Lenders that the only Liens securing obligations of any of the Restricted Companies to the Vendors under the Loan Documents shall be the Liens arising under the Security Documents, and that the obligations of the Restricted Companies under the Vendor Equipment Agreements shall not be entitled to the benefits of any Liens; and

                  (c) the Administrative Agent (on behalf of itself and each of the Lenders) hereby agrees with the Vendors that the only Liens securing obligations of any of the Restricted Companies to the Lenders under the Loan Documents or the Hedging Agreements shall be the Liens arising under the Security Documents.

Nothwithstanding the foregoing, it is understood that the Vendors are not waiving, renouncing or sharing the benefit of any rights of reclamation or other remedies accorded a manufacturer, supplier or distributor they may have under State law, common law or otherwise arising out of the sale of equipment or other goods by the Vendors to the Restricted Companies.

                  In addition to the foregoing if, as contemplated by Section 2.16(d) of any Loan Agreement, any payment received by any Secured Party must be rescinded as therein contemplated, each of the Vendors on behalf of itself, and the Administrative Agent on behalf of each of the Lenders, hereby agrees to make such

                  Intercreditor and Collateral Agency Agreement adjustments as shall be necessary in order to effect such rescission.

                  NTFC Capital hereby represents and warrants to each Agent and each of the other Secured Parties that its former name (and the name in which various Uniform Commercial Code financing statements filings by the Restricted Companies in its favor have been effected) is "Northern Telecom Finance Corporation".

                                    ARTICLE V

                                  Miscellaneous

                  SECTION 5.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower, to it at 1505 Farm Credit Drive, Suite 100, McLean, Virginia 22102, Attention Steven Shindler, Senior Vice President and Chief Financial Officer (Telecopy No. 703-394-3011);

                  (b) if to any Restricted Company other than the Borrower, to such Restricted Company care of the Borrower at the address for notices indicated in clause (a) above;

                  (c) if to Motorola, to it at 1301 East Algonquin Road, Schaumburg, Illinois 60196, Attention Vice President, Director of Financing (Telecopy No. 847-538-2491), with a copy to Gary Tatje at such address and to the General Counsel and Secretary at 1303 East Algonquin Road, Schaumburg, Illinois 60196;

                  (d) if to NTFC Capital Corporation, to it at 220 Athens Way, Nashville, Tennessee 37228, Attention Legal
         Counsel (Telecopy No. 615-734-5283);

                  (e) if to the Administrative Agent, to it at 909 Fannin Street, Suite 1700, Houston, Texas 77010, Attention Sophia Sgarbi (Telecopy No. 713-951-9921);

                  (f) if to any Lender, to such Lender care of the Administrative Agent at the address for notices indicated in clause (e) above; and


                  Intercreditor and Collateral Agency Agreement

                  (g) if to the Collateral Agent, to it at One Chase Manhattan Plaza, 4th Floor, Attention Tracy Navin, (Telecopy No. 212-552-4905).

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 5.02.  Waivers; Amendments.

                  (a) No failure or delay by either Agent or any Secured Party in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Agents and the Secured Parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

                  (b) Neither this Agreement not any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Restricted Companies, the Agents and each Secured Party.

                  (c) No Security Document (other than this Agreement, as to which paragraph (b) above shall control) nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Restricted Companies party thereto, and by the Collateral Agent with the consent of the Required Secured Parties; provided that, (i) without the written consent of each Secured Party, no such agreement shall release any Restricted Company from its obligations under any Security Document and (ii) without the written consent of each Secured Party, no such agreement shall release any collateral or otherwise terminate any Lien under any Security Document, agree to additional obligations being secured by such collateral security (unless either (x) the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Security Document, in which


                  Intercreditor and Collateral Agency Agreement event the Collateral Agent may consent to such junior Lien provided that it obtains the consent of the Required Secured Parties thereto, or (y) such additional obligations result from an increase in the Vendor Financing Agreement as permitted under Section 7.01((b) of the Credit Agreement or from the designation of Tranche E Loans in accordance with Section 7.01(f) of the respective Loan Agreements, in which event the Collateral Agent may consent to additional obligations being secured by such collateral, without the consent of any Secured Party thereto), alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents or release any Guarantor under the Restricted Company Guarantee and Security Agreement from its guarantee obligations thereunder, except that no such consent shall be required, and the Collateral Agent is hereby authorized, to release any Lien covering property (and to release any such Guarantor) that is the subject of either a disposition of property permitted under the respective Loan Agreements or a disposition to which the "Required Lenders" and "Required Vendors" under the respective Loan Agreements have consented; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Collateral Agent without the prior written consent of the Collateral Agent.

                  SECTION 5.03. Indemnification. To the extent that the Credit Parties fail to pay any amount required to be paid by them to the Collateral Agent under Section 7.03(a) of the Restricted Company Guarantee and Security Agreement, each Vendor severally agrees to pay to the Collateral Agent such Vendor's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Collateral Agent in its capacity as such.

                  SECTION 5.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Restricted Companies, the Agents, the Secured Parties and each holder of the Secured Obligations. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, the Secured Parties and the respective successors and assigns of the Restricted Companies, the Agents, the Secured Parties and each holder of the Secured Obligations) any legal or equitable right, remedy or claim under or by reason of this Agreement.


                  Intercreditor and Collateral Agency Agreement

                  SECTION 5.05. Counterparts. This Agreement may be executed in counterparts (and by the parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

                  SECTION 5.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 5.07. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  SECTION 5.08. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  Intercreditor and Collateral Agency Agreement

                  IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor and Collateral Agency Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        NEXTEL FINANCE COMPANY,

                                        by   /s/ Steven Shindler
                                             -------------------------
                                             Name:  Steven Shindler
                                             Title: Senior Vice President

                               INITIAL GUARANTORS

                                        ADVANCED MOBILECOMM OF
                                           NORTH CAROLINA, INC.
                                        AIR LINK COMMUNICATIONS, INC.
                                        AIRWAVE COMMUNICATIONS CORP.
                                          (SEATTLE)
                                        AMERICAN MOBILE SYSTEMS
                                          INCORPORATED
                                        C-CALL CORP.
                                        COMQOR, INC.
                                        CUSTOM RADIO/JOHNSON
                                          COMMUNICATIONS, INC.
                                        DIAL CALL, INC.
                                        DIAL CALL ARKANSAS, INC.
                                        DIAL CALL FLORIDA, INC.
                                        DIAL CALL KENTUCKY, INC.
                                        DIAL CALL LOUISIANA, INC.
                                        DIAL CALL TEXAS, INC.
                                        DIAL CALL VIRGINIA, INC.
                                        DIAL CALL WEST VIRGINIA, INC.
                                        DIAL DISTANCE, INC.
                                        DISPATCH COMMUNICATIONS
                                          OF ARIZONA, INC.
                                        DISPATCH COMMUNICATIONS
                                          OF MINNESOTA, INC.
                                        DISPATCH COMMUNICATIONS
                                          OF NEW ENGLAND, INC.
                                        DISPATCH COMMUNICATIONS
                                          OF MARYLAND, INC.
                                        DISPATCH COMMUNICATIONS
                                          OF PENNSYLVANIA, INC.
                                        ESMR SUB, INC.

                  Intercreditor and Collateral Agency Agreement

                                        FC NEW YORK, INC.
                                        FCI 900, INC.
                                        FLEET CALL CORPORATION
                                        FLEET CALL OF TEXAS, INC.
                                        FLEET CALL OF UTAH, INC.
                                        FLEET CALL WEST, INC.
                                        F-M TOWER COMPANY
                                        FORT WORTH COMMUNICATIONS, INC.
                                        METRACOM TRUNKED RADIO
                                          COMMUNICATION SYSTEMS, INC.
                                        METROLINK COMMUNICATIONS
                                          CORPORATION
                                        MIJAC ENTERPRISES, INC.
                                        MOBILE RADIO OF ILLINOIS, INC.
                                        MOTOROLA SF, INC.
                                        NATIONAL TOWER TRUNKING
                                          SYSTEMS, INC.
                                        NEXTEL COMMUNICATIONS
                                           OF THE MID-ATLANTIC, INC.
                                        NEXTEL HAWAII ACQUISITION CORP.
                                        NEXTEL OF TEXAS, INC.
                                        NEXTEL UTAH ACQUISITION CORP.
                                        NEXTEL WESTERN ACQUISITION CORP.
                                        ONECOMM CORPORATION, N.A.
                                        POWERFONE HOLDINGS, INC.
                                        POWERFONE, INC.
                                        SABER COMMUNICATIONS, INC.
                                        SAFETY NET, INC.
                                        SHORELAND COMMUNICATIONS, INC.
                                        SMART SMR, INC.
                                        SMART SMR OF CALIFORNIA, INC.
                                        SMART SMR OF ILLINOIS, INC.
                                        SMART SMR OF NEW YORK, INC.

                  Intercreditor and Collateral Agency Agreement

                                        SPECTRUM RESOURCES
                                          OF THE MIDWEST, INC.
                                        TRS, INC.
                                        U.S. DIGITAL, INC.

                                        by   /s/ Steven Shindler
                                             -------------------------
                                             Name:  Steven Shindler
                                             Title: Senior Vice President

                                        FORT WORTH TRUNKED RADIO
                                           LIMITED PARTNERSHIP

                                        By Fort Worth Communications,
                                           Inc., a General Partner

                                        by   /s/ Steven Shindler
                                             -------------------------
                                             Name:  Steven Shindler
                                             Title: Senior Vice President

                         VENDORS

                              MOTOROLA, INC.

                                   by   /s/ Gary Tatje
                                        -------------------------
                                        Name:  Gary Tatje
                                        Title: Director, Worldwide Finance

                                        NTFC CAPITAL CORPORATION

                                        by
                                             /s/ L. W. Middleton
                                             -------------------------
                                             Name:  L. W. Middleton
                                             Title: Secretary


                  Intercreditor and Collateral Agency Agreement

                                   THE AGENTS

                                        TORONTO DOMINION (TEXAS) INC., as
                                           Administrative Agent,

                                        by   /s/ Jessica Laxman
                                             -------------------------
                                             Name:  Jessica Laxman
                                             Title: Director

                                        THE CHASE MANHATTAN BANK, as
                                           Collateral Agent,

                                        by   /s/ Tracey A. Navin
                                             -------------------------
                                             Name:  Tracey A. Navin
                                             Title: Vice President

                  Intercreditor and Collateral Agency Agreement

                                                                       EXHIBIT E

                           [Form of Joinder Agreement]

                                JOINDER AGREEMENT

                  JOINDER AGREEMENT dated as of ____________, 19__ by ____________, a ___________ corporation (the "Additional Guarantor"), in favor of The Chase Manhattan Bank, as collateral agent for the Vendors and Lenders party to the Loan Agreements referred to below (in such capacity, together with its successors in such capacity, the "Collateral Agent").

                  Nextel Communications, Inc. and Nextel Finance Company, a Delaware corporation (the "Borrower"), and certain subsidiaries and affiliates of the Borrower (collectively, the "Existing Guarantors") are parties to (i) an Amended, Restated and Consolidated Credit Agreement dated as of September 27, 1996 (as amended and in effect on the date hereof, the "Vendor Financing Agreement") with Motorola, Inc., a Delaware corporation ("Motorola"), and NTFC Capital Corporation, a Delaware corporation ("NTFC Capital" and, together with Motorola, the "Vendors"), providing, subject to the terms and conditions thereof, for loans to be made by Motorola and NTFC Capital to the Borrower in an aggregate principal amount not exceeding $345,000,000 and (ii) a Credit Agreement dated as of September 27, 1996 (as amended and in effect on the date hereof, the "Credit Agreement" and, together with the Vendor Financing Agreement, the "Loan Agreements"), providing, subject to the terms and conditions thereof, for extensions of credit (by means of loans and letters of credit) to be made by the Lenders named therein (collectively, together with any entity that becomes a "Lender" party to the Credit Agreement after the date hereof as provided therein, the "Lenders" and, together with the Vendors and any successors or assigns of any of the foregoing, the "Secured Parties") to the Borrower in an aggregate principal or face amount not exceeding $1,655,000,000 (which, in the circumstances contemplated by Section 7.01(f) thereof, may be increased to $1,905,000,000). In addition, the Borrower may from time to time be obligated to one or more of the Lenders under the Credit Agreement in respect of Hedging Agreements under and as defined in the Credit Agreement (collectively, the "Hedging Agreements").

                  In connection with the Loan Agreements, the Borrower, the Existing Guarantors and the Collateral Agent are parties to a Guarantee and Security Agreement dated as of September 27, 1996 (the "Restricted Company Guarantee and Security Agreement")



                                Joinder Agreement
pursuant to which the Existing Guarantors have, inter alia, guaranteed the Guaranteed Obligations (as defined in the Restricted Company Guarantee and Security Agreement) and granted a security interest in the Collateral (as so defined) as collateral security for the Secured Obligations (as so defined). Terms defined in the Restricted Company Guarantee and Security Agreement are used herein as defined therein.

                  To induce the Secured Parties to enter into the respective Loan Agreements to which they are party, and to extend credit thereunder and to extend credit to the Borrower under Hedging Agreements, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Additional Guarantor has agreed to become a party to each Loan Agreement as a "Restricted Company" thereunder, and to the Restricted Company Guarantee and Security Agreement and Intercreditor and Collateral Agency Agreement (as defined in the Restricted Company Guarantee and Security Agreement) as a "Guarantor" thereunder, and to pledge and grant a security interest in the Collateral (as defined in the Restricted Company Guarantee and Security Agreement).

                  Accordingly, the parties hereto agree as follows:

                  Section 1.  Definitions.  Terms defined in the
Restricted Company Guarantee and Security Agreement are used herein as defined therein.

                  Section 2. Joinder to Agreements. Effective upon the execution and delivery hereof, the Additional Guarantor hereby agrees that it shall become a "Restricted Company" under and for all purposes of each Loan Agreement with all the rights and obligations of a Restricted Company thereunder, and a "Guarantor" under the Restricted Company Guarantee and Security Agreement and Intercreditor and Collateral Agency Agreement with all of the rights and obligations of a Guarantor thereunder. Without limiting the generality of the foregoing, the Additional Guarantor hereby:

                         (i) jointly and severally with the other Guarantors party to the Restricted Company Guarantee and Security Agreement guarantees to each Agent and Secured Party and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations in the same manner and to the same extent as is provided in
         Article II of the Restricted Company Guarantee and Security Agreement;


                                Joinder Agreement

                        (ii) pledges and grants the security interests in all right, title and interest of the Additional Guarantor in all Collateral now owned or hereafter acquired by the Additional Guarantor and whether now existing or hereafter coming into existence provided for by Article IV of the Restricted Company Guarantee and Security Agreement as collateral security for the Secured Obligations and agrees that Annexes 1, 2 and 3 thereof shall be supplemented as provided in Appendix A hereto;

                       (iii) makes the representations and warranties set forth in Article III of each Loan Agreement and the Restricted Company Guarantee and Security Agreement, to the extent relating to the Additional Guarantor or to the Pledged Equity evidenced by the certificates, if any, identified in Appendix A hereto; and

                        (iv) submits to the jurisdiction of the courts, and waives jury trial, as provided in Sections 10.09 and 10.10 of the respective Loan Agreements.

                  The Additional Guarantor hereby instructs its counsel to deliver the opinions referred to in Section 6.11(a)(iii) of the Credit Agreement to the Agents and the Secured Parties.

                                Joinder Agreement

                  IN WITNESS WHEREOF, the Additional Guarantor has caused this Joinder Agreement to be duly executed and delivered as of the day and year first above written.

                                                     [ADDITIONAL GUARANTOR]

                                                     By________________________
                                                       Title:

Accepted and agreed:

THE CHASE MANHATTAN BANK,
  as Collateral Agent

By ________________________
   Title:

                                Joinder Agreement